Exhibit 10.2

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

A.A.P.L. FORM 610 - 1989

MODEL FORM OPERATING AGREEMENT

OPERATING AGREEMENT

DATED

April 11, 2013,

OPERATOR Forest Oil Corporation

CONTRACT AREA See Exhibit “A” for lands located in Gonzales and Wilson County, Texas

COUNTY OF Gonzales and Wilson, STATE OF Texas

COPYRIGHT 1989 — ALL RIGHTS RESERVED

AMERICAN ASSOCIATION OF PETROLEUM

LANDMEN, 4100 FOSSIL CREEK BLVD.

FORTH WORTH, TEXAS, 76137, APPROVED FORM.

A.A.P.L. NO. 610 — 1989

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2.	Abandonment of Wells That Have Produced	21
3.	Abandonment of Non-Consent Operations	22
F.	Termination of Operations:	23
G.	Taking Production in Kind:	23

ARTICLE VII. EXPENDITURES AND LIABILITY OF PARTIES		24

A.	Liability of Parties:	24
B.	Liens and Security Interests	24
C.	Advances:	26
D.	Defaults and Remedies:	27
1.	Suspension of Rights	27
2.	Suit for Damages	27
3.	Deemed Non-Consent	28
4.	Advance Payment	28
5.	Costs and Attorneys’ Fees	28
5.	Events of Default	29
E.	Rentals, Shut-in Well Payments and Minimum Royalties:	29
F.	Taxes:	29

ARTICLE VIII. ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST		30

A.	Surrender of Leases:	30
B.	Renewal or Extension of Leases:	31
C.	Acreage or Cash Contributions:	32
D.	Assignment:	32
E.	Waiver of Rights to Partition:	33

ARTICLE IX. INTERNAL REVENUE CODE ELECTION		33
ARTICLE X. CLAIMS AND LAWSUITS		33
ARTICLE XI. FORCE MAJEURE		34
ARTICLE XII. NOTICES		34
ARTICLE XIII. TERM OF AGREEMENT		35
ARTICLE XIV. COMPLIANCE WITH LAWS AND REGULATIONS		35

A.	Laws, Regulations and Orders:	35
B.	Governing Law:	35
C.	Regulatory Agencies:	36

ARTICLE XV. MISCELLANEOUS		36

A.	Execution:	36
B.	Successors and Assigns:	36
C.	Counterparts:	36
D.	Severability:	37

ARTICLE XVI. OTHER PROVISIONS		37

A.	Conflicts:	37
B.	Right to Propose Operations:	37
C.	Lantern Drilling — Preferred Drilling Rig Provider:	37
D.	Accounting and Record Keeping:	38
E.	Access to Information:	38
F.	Non-Consent Election:	38
G.	Priority of Operations:	38
H.	Approved Costs:	39

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I.	Events of Default:	40
J.	Marketing:	40
K.	Hearings and Administrative Proceedings:	40
L.	Acquisition of Unit Acreage in AMI Area:	41
M.	Transfer Provisions:	42
N.	Obligatory Operations:	42
O.	Royalty Payments:	43
P.	Delay Rentals, Shut-In Royalties and Relinquishments:	43
Q.	Separate Measurement Facility:	43
R.	Selling of Production:	43
S.	Bankruptcy:	44
T.	Cost Overages and Supplemental Authorizations:	44
U.	Pipeline and/or Gathering Line or Acquisition:	44
V.	Miscellaneous Provisions:	45

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OPERATING AGREEMENT

THIS AGREEMENT, entered into by and between Forest Oil Corporation, as Operator, and STC Eagleville LLC (“STC Eagleville” or “Non-Operator”).

WITNESSETH:

WHEREAS, the parties to this agreement are owners of Oil and Gas Leases and/or Oil and Gas Interests in the land identified in Exhibit “A,” and the parties hereto have reached an agreement to explore and develop these Leases and/or Oil and Gas Interests for the production of Oil and Gas to the extent and as hereinafter provided and, prior to the termination of the ADA (as defined below), subject to the terms and conditions of the ADA,

NOW, THEREFORE, it is agreed as follows:

ARTICLE I.
DEFINITIONS

As used in this agreement, the following words and terms shall have the meanings here ascribed (or in the recitals ascribed) to them; any capitalized terms used herein, but not defined herein, shall have the meanings given such terms in the ADA:

A.                                    The term “ADA” shall mean that certain Acquisition and Development Agreement, dated as of the date hereof, by and between Operator, STC Eagleville, Schlumberger Technology Corporation, Smith International, Inc. and M-I L.L.C..

B.                                    The term “AFE” shall mean an Authority for Expenditure prepared by a party to this agreement for the purpose of estimating the costs to be incurred in conducting an operation hereunder, which, during the term of the ADA, must contain the minimum information set forth in Article 7.2 of the ADA.

C.                                    The term “Affiliate” shall mean, for any Person, any other Person who directly or indirectly controls, is under common control with, or is controlled by such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

D.                                    The term “Completion” or “Complete” shall mean a single operation intended to complete a Well as a producer of Oil and Gas in one or more Zones, including, but not limited to, the setting of production casing, perforating, Well stimulation and production testing conducted in such operation.

E.                                     The term “Contract Area” shall mean all of the lands, Oil and Gas Leases and/or Oil and Gas Interests intended to be developed and operated for Oil and Gas purposes under this agreement.  Such lands, Oil and Gas Leases and Oil and Gas Interests are described in Exhibit “A” and exclude (and, with respect to any Non-Consent Well, Exhibit “A” shall subsequently be deemed to be amended to exclude) all Excluded Wells and any Oil and Gas Leases and Oil and Gas Interests that, subsequent to the date hereof, are relinquished in accordance with Article XVI.F.

F.                                      The term “Deepen” shall mean a single operation whereby a Well is drilled to an objective Zone below the deepest Zone in which the Well was previously drilled, or below the Deepest Zone proposed in the associated AFE, whichever is the lesser.

G.                                    The terms “Drilling Party” and “Consenting Party” shall mean a party who agrees to join in and pay its share of the cost of any operation conducted under the provisions of this agreement.

H.                                   The term “Drilling Unit” shall mean the area fixed for the drilling of one Well by order or rule of any state or federal body having authority.  If a Drilling Unit is not fixed by any such rule or order, a Drilling Unit shall be the drilling unit as established by the pattern of drilling in the Contract Area unless fixed by express agreement of the Drilling Parties.

I.                                        The term “Drillsite” shall mean the Oil and Gas Lease or Oil and Gas Interest on which a proposed Well is to be located and, in the case of a horizontal or multi-lateral Well, shall mean the Oil and Gas Lease or Leases or Interests within the Drilling Unit on which the surface location and wellbores are located.

J.                                        The term “force majeure” shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood or other act of nature, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension.

K.                                   The term “Governmental Authority” shall mean (a) any foreign, federal, state, regional, local, municipal, tribal or other government, (b) any governmental, regulatory or administrative agency, commission, exchange, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory or taxing authority or power and (c) any court or governmental tribunal, including any arbitrator or tribal authority having or asserting jurisdiction.

L.                                     The term “horizontal Well” shall mean a Well containing a single lateral in which the wellbore deviates from approximate vertical orientation to approximate horizontal orientation in order to drill within and test a specific geological interval, utilizing deviation equipment, services and technology. This shall include similar operations conducted in the reentry of an existing wellbore.

M.                                 The term “lateral” shall mean that portion of a wellbore that deviates from approximate vertical orientation to approximate horizontal orientation and all wellbore beyond such deviation to total depth.

N.                                    The term “multi-lateral Well” shall mean a Well which contains more than one lateral and in which the wellbores deviate from approximate vertical orientation to approximate horizontal orientation in order to drill within and test a specific geological interval, utilizing deviation equipment, services, and technology. This shall include similar operations conducted in the reentry of an existing wellbore.

O.                                    The term “Non-Consent Well” shall mean a Well in which less than all parties have conducted an operation as provided in this agreement.

P.                                      The terms “Non-Drilling Party” and “Non-Consenting Party” shall mean a party who elects not to participate in a proposed operation.

Q.                                    The term “Oil and Gas” shall mean oil, gas, casinghead gas, gas condensate, and/or all other liquid or gaseous hydrocarbons and other marketable substances produced therewith, unless an intent to limit the inclusiveness of this term is specifically stated.

R.                                    The term “Oil and Gas Interests” or “Interests” shall mean unleased fee and mineral interests in Oil and Gas (if any) in tracts of land lying within the Contract Area which are owned by the parties to this agreement.

S.                                      The terms “Oil and Gas Lease,” “Lease” and “Leasehold” shall mean the oil and gas leases or interests therein covering tracts of land lying within the Contract Area which are owned by the parties to this agreement.

T.                                     The term “Plug Back” shall mean a single operation whereby a deeper Zone is abandoned in order to attempt a Completion in a shallower Zone.

U.                                    The term “Recompletion” or “Recomplete” shall mean an operation whereby a Completion in one Zone is abandoned in order to attempt a Completion in a different Zone within the existing wellbore.

V.                                    The term “Rework” shall mean an operation conducted in the wellbore of a Well after it is Completed to secure, restore, or improve production in a Zone which is currently open to production in the wellbore.  Such operations include, but are not limited to, Well stimulation operations, squeeze jobs or reperforations, but exclude any routine repair or maintenance work or drilling, Sidetracking, Deepening, Completing, Recompleting, or Plugging Back of a Well.

W.                                 The term “Sidetrack” shall mean the directional control and intentional deviation of a Well from vertical so as to change the bottomhole location and, in the case of horizontal Wells, an operation by which a lateral wellbore is drilled off of a horizontal wellbore, in each case, unless done to straighten the hole or to drill around junk in the hole to overcome other mechanical difficulties.

X.                                    The term “total depth” applied to all multi-lateral or horizontal Wells drilled pursuant to this agreement and shall mean the distance from the surface of the ground to the terminus of the wellbore. Each lateral together with the common vertical wellbore shall be considered a single wellbore and shall have a corresponding total depth, if the production from each lateral is to be measured separately and not commingled in the vertical wellbore. If the production from each lateral is to be commingled in the common vertical wellbore then the lateral(s) and vertical wellbore shall be considered collectively as a single wellbore. When the proposed operation is the drilling of, or operations on, a Well containing a lateral component, the term “depth” wherever used in this agreement shall be deemed to read “total measured depth” insofar as it applies to such Well.

Y.                                    The term “vertical Well” shall mean any Well other than a horizontal Well.

Z.                                     The term “Well” shall mean any oil or gas well.

AA.                           The term “Zone” shall mean a stratum of earth containing or thought to contain a common accumulation of Oil and Gas separately producible from any other common accumulation of Oil and Gas.

Unless the context otherwise clearly indicates, words used in the singular include the plural, the word “person” includes natural and artificial persons, the plural includes the singular, and any gender includes the masculine, feminine, and neuter.

ARTICLE II.
EXHIBITS

The following exhibits, as indicated below and attached hereto, are incorporated in and made a part hereof:

☒	A.	Exhibit “A,” shall include the following information:
(1) Description of lands subject to this agreement,
(2) Restrictions, if any, as to depths, formations or substances,
(3) Parties to agreement with addresses, facsimile, email and telephone numbers for notice purposes,
(4) Percentages or fractional interests of parties to this agreement, and
(5) Oil and Gas Leases and/or Oil and Gas Interests subject to this agreement.
☐	B.	Exhibit “B,” Intentionally Omitted.
☒	C.	Exhibit “C,” Accounting Procedure.
☒	D.	Exhibit “D,” Insurance.
☒	E.	Exhibit “E,” Gas Balancing Agreement.
☒	F.	Exhibit “F,” Non-Discrimination and Certification of Non-Segregated Facilities.
☐	G.	Exhibit “G,” Tax Partnership.
☒	H-1.	Exhibit “H-1,” Memorandum of Operating Agreement.
☒	H-2.	Exhibit “H-2,” Memorandum of ADA.

If any provision of any exhibit, except Exhibits “E,” “F” and “G,” is inconsistent with any provision contained in the body of this agreement, the provisions in the body of this agreement shall prevail.

ARTICLE III.
INTERESTS OF PARTIES

A.                                    Intentionally Omitted.

B.                                    Interests of Parties in Costs and Production:

Unless changed by other provisions of this agreement and subject, during the term of the ADA, to the application of the Additional Funding Obligations in accordance with the terms of the ADA, all costs and liabilities incurred in operations under this agreement shall be borne and paid, and all equipment and materials acquired in operations on the Contract Area shall be owned, by the parties as their interests are set forth in Exhibit “A.” In the same manner, the parties shall also own all production of Oil and Gas from the Contract Area subject, however, to the payment of royalties and other burdens on production as described hereafter.

So long as Operator markets all production, Operator, on behalf of each party shall pay or deliver, or cause to be paid or delivered, all burdens on such parties’ share of the production from the Contract Area and shall indemnify, defend and hold the other parties free from any liability therefor, but only to the extent of the proceeds of production actually received by Operator attributable to such burdens.

C.                                    Subsequently Created Interests:

If, after the date of this agreement, any party creates an overriding royalty, production payment, net profits interest, assignment of production or other burden payable out of production attributable to its working interest hereunder, such burden shall be deemed a “Subsequently Created Interest.”

The party whose interest is burdened with the Subsequently Created Interest (the “Burdened Party”) shall assume and alone bear, pay and discharge the Subsequently Created Interest and shall indemnify, defend and hold harmless the other parties from and against any liability therefor.  Further, if the Burdened Party fails to pay, when due, its share of expenses chargeable hereunder, all provisions of Article VII.B. shall be enforceable against the Subsequently Created Interest in the same manner as they are enforceable against the working interest of the Burdened Party.  If the Burdened Party is required under this agreement to assign or relinquish to any other party, or parties, all or a portion of its working interest and/or the production attributable thereto, said other party, or parties, shall receive said assignment and/or production free and clear of said Subsequently Created Interest, and the Burdened Party shall indemnify, defend and hold harmless said other party, or parties, from any and all claims and demands for payment asserted by owners of the Subsequently Created Interest.

ARTICLE IV.
TITLES

A.                                    Title Examination:

Title examination shall be made on the Drillsite of any proposed Well prior to commencement of drilling operations and, if Operator so elects, title examination shall be made on the entire Drilling Unit, or maximum anticipated Drilling Unit, of the Well.  The opinion will include the ownership of the working interest, minerals, royalty, overriding royalty and production payments under the applicable Leases.  Each party contributing Leases and/or Oil and Gas Interests to be included in the Drillsite or Drilling Unit, if appropriate, shall furnish to Operator all abstracts (including federal lease status reports), title opinions, title papers and curative material in its possession free of charge.  All such information not in the possession of or made available to Operator by the parties, but necessary for the examination of the title, shall be obtained by Operator.  Operator shall cause title to be examined by attorneys on its staff or by outside attorneys.  Copies of all title opinions shall be furnished to each Drilling Party.  Costs incurred by Operator in procuring abstracts, fees paid outside attorneys for title examination (including preliminary, supplemental, shut-in royalty opinions and division order title opinions) and other direct charges as provided in Exhibit “C” shall be borne by the Drilling Parties (subject, during the term of the ADA, to the application of the Additional Funding Obligations in accordance with the terms of the ADA) in the proportion that the interest of each Drilling Party bears to the total interest of all Drilling Parties as such interests appear in Exhibit “A.” Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

Operator shall be responsible for securing such curative matter and pooling amendments or agreements required in connection with Leases or Oil and Gas Interests as would a reasonably prudent operator drilling a Well in the Contract Area.  Operator shall be responsible for the preparation and recording of pooling designations or declarations and communitization agreements as well as the conduct of hearings before governmental agencies for the securing of spacing or pooling orders or any other orders necessary or appropriate to the conduct of operations hereunder.  This shall not prevent any party from appearing on its own behalf at such hearings.  Costs incurred by Operator, including fees paid to outside attorneys, which are associated with hearings before governmental agencies, and which costs are necessary and proper for the activities contemplated under this agreement, shall be direct charges to the joint account and shall not be covered by the administrative overhead charges as provided in Exhibit “C.”  Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

No Well shall be drilled on the Contract Area until after (1) the title to the Drillsite or Drilling Unit, if appropriate, has been examined as above provided, and (2) the title has been approved by the examining attorney or title has been accepted by all of the Drilling Parties in such Well.

B.                                    Losses or Failure of Title:

1.                                      All losses of Leases or Interests committed to this agreement, other than those surrendered as described in Article VIII.A, shall be joint losses and shall be borne by all parties in proportion to their interests shown on Exhibit “A.”  This shall include but not be limited to the loss of any Lease or Interest through failure to develop or because express or implied covenants have not been performed (other than performance which requires only the payment of money), and the loss of any Lease by expiration at the end of its primary term if it is not renewed or extended.  There shall be no readjustment of interests in the remaining portion of the Contract Area on account of any joint loss.

2.                                      In the event of a loss of title, any Lease or Interest acquired by any party hereto covering all or a portion of the interest that has failed or was lost shall be offered at cost to the parties in proportion to their interests set forth in Exhibit “A.”

ARTICLE V.
OPERATOR

A.                                    Designation and Responsibilities of Operator:

Forest Oil Corporation shall be the Operator of the Contract Area, and shall conduct and direct and have full control of all operations in the Contract Area as permitted and required by, and within the limits of this agreement and, during the term thereof, the provisions of the ADA.  In its performance of services hereunder for the Non-Operators, Operator shall be an independent contractor not subject to the control or direction of the Non-Operators except as to the type of operation to be undertaken in accordance with the election procedures contained in this agreement and as otherwise set forth in the ADA.  Operator shall not be deemed, or hold itself out as, the agent of the Non-Operators with authority to bind them to any obligation or liability assumed or incurred by Operator as to any third party.  Operator shall conduct its activities under this agreement as a reasonable prudent operator, in a good and workmanlike manner, with due diligence and dispatch, in accordance with good oilfield practice, and in compliance with applicable law and regulation, but in no event shall it have any liability as Operator to the other parties for losses sustained or liabilities incurred except such as may result from gross negligence, willful misconduct or fraud.

B.                                    Resignation or Removal of Operator and Selection of Successor

1.                                      Resignation or Removal of Operator:  Operator may resign at any time by giving written notice thereof to Non-Operators.  If Operator terminates its legal existence, no longer owns an interest hereunder in the Contract Area, or is no longer capable of serving as Operator, Operator shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor.  Operator may be removed only for Good Cause by the affirmative vote of Non-Operators owning a majority interest based on ownership as shown on Exhibit “A” remaining after excluding the voting interest of Operator; such vote shall not be deemed effective until a written notice has been delivered to Operator by a Non-Operator detailing the alleged default and Operator has failed to cure the default within thirty (30) days from its receipt of the notice or, if the default concerns an operation then being conducted, within forty-eight (48) hours of its receipt of the notice.  For purposes hereof, “Good Cause” shall mean not only gross negligence or willful misconduct but also the material breach of or inability to meet the standards of operation contained in Article V.A. or material failure or inability to perform its obligations under this agreement or, during the term of the ADA (to the extent such material failure or inability would entitle STC Eagleville to remove Forest as Operator), the ADA.

Subject to Article VII.D.I., such resignation or removal shall not become effective until 7:00 o’clock A.M. on the first day of the calendar month following the expiration of ninety (90) days after the giving of notice of resignation by Operator, or action by the Non-Operators to remove Operator, unless a successor Operator has been selected and assumes the duties of Operator at an earlier date. Operator, after the effective date of resignation or removal, shall be bound by the terms hereof as a Non-Operator.  A change of a corporate name or structure of Operator or transfer of Operator’s interest to any single subsidiary, parent or successor corporation shall not be the basis for removal of Operator.

2.                                      Selection of Successor Operator:  Upon the resignation or removal of Operator under any provision of this agreement, a successor Operator shall be selected by the parties.  The successor Operator shall be selected from the parties owning an interest in the Contract Area at the time such successor Operator is selected.  The successor Operator shall be selected by the affirmative vote of the party(ies) owning a majority interest based on ownership as shown on Exhibit “A”; provided, however, if an Operator which has been removed or is deemed to have resigned fails to vote or votes only to succeed itself, the successor Operator shall be selected by the affirmative vote of the party or parties owning a majority interest based on ownership as shown on Exhibit “A” remaining after excluding the voting interest of the Operator that was removed or resigned.  The former Operator shall promptly deliver to the successor Operator all records and data relating to the operations conducted by the former Operator to the extent such records and data are not already in the possession of the successor operator.  Any cost of obtaining or copying the former Operator’s records and data shall be charged to the joint account.

3.                                      Effect of Bankruptcy:  If Operator becomes insolvent, bankrupt or is placed in receivership, it shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor.  If a petition for relief under the federal bankruptcy laws is filed by or against Operator, and the removal of Operator is prevented by the federal bankruptcy court, all Non-Operators and Operator shall comprise an interim operating committee to serve until Operator has elected, to the extent it has the right to so elect, to reject or assume this agreement pursuant to the Bankruptcy Code, and an election to reject this agreement by Operator as a debtor in possession, or by a trustee in bankruptcy, shall be deemed a resignation as Operator without any action by Non-Operators, except the selection of a successor.  During the period of time the operating committee controls operations, all actions shall require the approval of the party(ies)

owning a majority interest based on ownership as shown on Exhibit “A” remaining after excluding the voting interest of Operator. See also Article XVI.S.

C.                                    Employees and Contractors:

The number of employees or contractors used by Operator in conducting operations hereunder, their selection, and the hours of labor and the compensation for services performed shall be determined by Operator, and all such employees or contractors shall be the employees or contractors of Operator.

D.                                    Rights and Duties of Operator:

1.                                      Competitive Rates and Use of Affiliates:  All Wells drilled on the Contract Area shall be drilled on a competitive contract basis at the usual rates prevailing in the area.  If it so desires, Operator may employ its own tools and equipment in the drilling of Wells, but its charges therefor shall not exceed the prevailing rates in the area, and such work shall be performed by Operator under the same terms and conditions as are customary and usual in the area in contracts of independent contractors who are doing work of a similar nature.  All work performed or materials supplied by Affiliates or related parties of Operator shall be performed or supplied at competitive rates, pursuant to written agreement, and in accordance with customs and standards prevailing in the industry. See also Article XVI.C.

2.                                      Discharge of Joint Account Obligations:  Except as herein otherwise specifically provided, Operator shall promptly pay and discharge expenses incurred in the development and operation of the Contract Area pursuant to this agreement and shall charge each of the parties hereto with their respective proportionate shares (subject, during the term of the ADA, to the application of the Additional Funding Obligations in accordance with the terms of the ADA) upon the expense basis provided in Exhibit “C.”  Operator shall keep an accurate record of the joint account hereunder, showing expenses incurred and charges and credits made and received. See also Article XVI.D.

3.                                      Protection of Liens:  Operator shall pay, or cause to be paid, as and when they become due and payable, all accounts of contractors and suppliers and wages and salaries for services rendered or performed, and for materials supplied on, to or in respect of the Contract Area or any operations for the joint account thereto, and shall keep the Contract Area free from liens and encumbrances resulting therefrom except for those resulting from a bona fide dispute as to services rendered or materials supplied.

4.                                      Custody of Funds:  Operator shall hold for the account of Non-Operators any funds of Non-Operators advanced or paid to Operator, either for the conduct of operations hereunder or as a result of the sale of production from the Contract Area, and such funds shall remain the funds of Non-Operators on whose account they are advanced or paid until used for their intended purpose or otherwise delivered to Non-Operators or applied toward the payment of debts as provided in Article VII.B.  Nothing in this paragraph shall be construed to establish a fiduciary relationship between Operator and Non-Operators for any purpose other than to account for Non-Operator funds as herein specifically provided.  Nothing in this paragraph shall require the maintenance by Operator of separate accounts for the funds of Non-Operators unless the parties otherwise specifically agree.  See also Article XVI.H.

5.                                      Access to Contract Area and Records:  Operator shall, except as otherwise provided herein, permit each Non-Operator or its duly authorized representative, at the Non-Operator’s sole risk and cost, full and free access at all reasonable times to all operations of every kind and character being conducted for the joint account on the Contract Area and to the records of operations conducted thereon or production therefrom, including Operator’s books and records relating thereto.  Such access rights shall not be exercised in a manner interfering with Operator’s conduct of an operation hereunder and shall not obligate Operator to furnish any geologic or geophysical data of an interpretive nature unless the cost of preparation of such interpretive data was charged to the joint account.  Operator will furnish to each Non-Operator upon request copies of any and all reports and information obtained by Operator in connection with production and related items, including, without limitation, meter and chart reports, production purchaser statements, run tickets and monthly gauge reports, but excluding purchase contracts and pricing information to the extent not applicable to the production of the Non-Operator seeking the information.  Any audit of Operator’s records relating to amounts expended and the appropriateness of such expenditures shall be conducted in accordance with the audit protocol specified in Exhibit “C.”

6.                                      Filing and Furnishing Governmental Reports:  Operator will file, and upon written request promptly furnish copies to each requesting Non-Operator not in default of its payment obligations, all operational notices, reports or applications required to be filed by local, State, Federal or Indian agencies or authorities having jurisdiction over operations hereunder.  Each Non-Operator shall provide to Operator on a timely basis all information necessary for Operator to make such filings.

7.                                      Drilling and Testing Operations:  The following provisions shall apply to each Well drilled, Sidetracked, Deepened, Completed, Recompleted or Plugged Back:

(a)                                 Operator will promptly advise Non-Operators of the date on which the Well is spudded, or the date on which such operations are commenced.

(b)                                 Operator will send to Non-Operators such reports, test results and notices regarding the progress of operations on the Well, including, but not limited to, daily drilling reports, completion reports and Well logs, as well as, during the term of the ADA, any other information or report that Operator is required to deliver under the ADA.

(c)                                  Operator shall adequately test all Zones encountered which may reasonably be expected to be capable of producing Oil and Gas in paying quantities as a result of examination of the electric log or any other logs or cores or tests conducted hereunder.

See also Article XVI.E.

8.                                      Cost Estimates:  Operator shall furnish estimates of current and cumulative costs incurred for the joint account at reasonable intervals during the conduct of any operation pursuant to this agreement.  Operator shall not be held liable for errors in such estimates so long as the estimates are made in good faith.

9.                                      Insurance:  At all times while operations are conducted hereunder, Operator shall comply with the workers compensation law of the state where the operations are being conducted; provided, however, that Operator may be a self insurer for liability under said compensation laws in which event the only charge that shall be made to the joint account shall be as provided in Exhibit “C.”  Operator shall also carry or provide insurance for the benefit of the joint account of the parties as outlined in Exhibit “D” attached hereto and made a part hereof, and shall arrange for Non-Operators to be named as additional insureds on such policies, with waivers of subrogation in favor of Non-Operators with respect to their interests in the Contract Area.  Operator shall require all contractors engaged in work on or for the Contract Area to comply with the workers compensation law of the state where the operations are being conducted and to maintain such other insurance as Operator may require.

In the event automobile liability insurance is specified in said Exhibit “D,” or subsequently receives the approval of the parties, no direct charge shall be made by Operator for premiums paid for such insurance for Operator’s automotive equipment.

ARTICLE VI.
DRILLING AND DEVELOPMENT

A.                                    Intentionally Omitted.

B.                                    Subsequent Operations:

1.                                      Proposed Operations:  If any party hereto should desire to drill any Well on the Contract Area, or if any party should desire to Rework, Sidetrack, Deepen, Recomplete or Plug Back a dry hole or a Well no longer capable of producing in paying quantities in which such party has not otherwise relinquished its interest in the proposed objective Zone under this agreement, the party desiring to drill, Rework, Sidetrack, Deepen, Recomplete or Plug Back such a Well shall give written notice of the proposed operation to the parties who have not otherwise relinquished their interest in such objective Zone under this agreement and to all other parties in the case of a proposal for Sidetracking or Deepening, specifying the work to be performed, the surface or bottomhole location, proposed depth, objective Zone and the estimated cost of the operation.  The parties to whom such a notice is delivered shall have thirty (30) days after receipt of the notice within which to notify the party proposing to do the work whether they elect to participate in the cost of the proposed operation.  If a drilling rig is on location, notice of a proposal to Rework, Sidetrack, Recomplete, Plug Back or Deepen may be given by telephone and the response period shall be limited to forty-eight (48) hours, exclusive of Saturday, Sunday and legal holidays.  Failure of a party to whom such notice is delivered to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the proposed operation.  Any proposal by a party to conduct an operation conflicting with the operation initially proposed shall be delivered to all parties within the time and in the manner provided in Article VI.B.6.

If all parties to whom such notice is delivered elect to participate in such a proposed operation, the parties shall be contractually committed to participate therein provided such operations are commenced within the time period hereafter set forth, and Operator shall, no later than ninety (90) days after expiration of the notice period of thirty (30) days (or as promptly as practicable after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be), actually commence the proposed operation and thereafter complete it with due diligence at the risk and expense of the parties participating therein; provided, however, said commencement date may be extended upon written notice of same by Operator to the other parties, for a period of up to thirty (30) additional days if, in the sole opinion of Operator, such additional time is reasonably necessary to obtain permits from Governmental Authorities, surface rights (including rights-of way) or appropriate drilling equipment, or to complete title examination or curative matter required for title approval or acceptance.  If the actual operation has not been commenced within the time provided (including any extension thereof as specifically permitted herein or in the force majeure provisions of Article XI) and if any party hereto still desires to conduct said operation, written notice proposing same must be resubmitted to the other parties in accordance herewith as if no prior proposal had been made.  Those parties that did not participate in the drilling of a Well for which a proposal to Deepen or Sidetrack is made hereunder shall, if such parties desire to participate in the proposed Deepening or Sidetracking operation, reimburse the Drilling Parties in accordance with Article VI.B.4. in the event of a Deepening operation and in accordance with Article VI.B.5. in the event of a Sidetracking operation. See also Article XVI.B.

2.                                      Operations by Less Than All Parties:

(a)                                 Determination of Participation.  If any party to whom such notice is delivered as provided in Article VI.B.1. or VI.C.1. (Option No. 2) elects not to participate in the proposed operation, then, in order to be entitled to the benefits of this Article, the party or parties giving the notice and such other parties as shall elect to participate in the operation shall, no later than ninety (90) days after the expiration of the notice period of thirty (30) days (or as promptly as practicable after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be) actually commence the proposed operation and complete it with due diligence.  Operator shall perform all work for the account of the Consenting Parties; provided, however, if no drilling rig or other equipment is on location, and if Operator is a Non-Consenting Party, the Consenting Parties shall either: (i) request Operator to perform the work required by such proposed operation for the account of the Consenting Parties, or (ii) designate one of the Consenting Parties as Operator to perform such work.  The rights and duties granted to and imposed upon the Operator under this agreement are granted to and imposed upon the party designated as Operator for an operation in which the original Operator is a Non-Consenting Party.  Consenting Parties, when conducting operations on the Contract Area pursuant to this Article VI.B.2., shall comply with all terms and conditions of this agreement.

If less than all parties approve any proposed operation, the proposing party, immediately after the expiration of the applicable notice period, shall advise all Parties of the total interest of the parties approving such operation and its recommendation as to whether the Consenting Parties should proceed with the operation as proposed.  Each Consenting Party, within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after delivery of such notice, shall advise the proposing party of its desire to (i) limit participation to such party’s interest as shown on Exhibit “A” or (ii) carry only its proportionate part (determined by dividing such party’s interest in the Contract Area by the interests of all Consenting Parties in the Contract Area) of Non-Consenting Parties’ interests, or (iii) carry its proportionate part (determined as provided in (ii)) of Non-Consenting Parties’ interests together with all or a portion of its proportionate part of any Non-Consenting Parties’ interests that any Consenting Party did not elect to take.  Any interest of the Non-Consenting Parties that is not carried by a Consenting Party shall be deemed to be carried by the party proposing the operation if such party does not withdraw its proposal.  Failure to advise the proposing party within the time required shall be deemed an election under (i).  In the event a drilling rig is on location, notice may be given by telephone, and the time permitted for such a response shall not exceed a total of forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays).  The proposing party, at its election, may withdraw such proposal if there is less than 100% participation and shall notify all parties of such decision within ten (10) days, or within twenty-four (24) hours if a drilling rig is on location, following expiration of the applicable response period.  If 100% subscription to the proposed operation is obtained, the proposing party shall promptly notify the Consenting Parties of their proportionate interests in the operation and the party serving as Operator shall commence such operation within the period provided in Article VI.B.1., subject to the same extension right as provided therein.

(b)                                 Relinquishment of Interest for Non-Participation.  The entire cost and risk of conducting such operations shall be borne by the Consenting Parties in the proportions they have elected to bear same under the terms of the preceding paragraph.  Consenting Parties shall keep the leasehold estates involved in such operations free and clear of all liens and encumbrances of every kind created by or arising from the operations of the Consenting Parties.  If such an operation results in a dry hole, then subject to Articles VI.B.6. and VI.E.3., the Consenting Parties shall plug and abandon the Well and restore the surface location at their sole cost, risk and expense; provided, however, that those Non-Consenting Parties that participated in the drilling, Deepening or Sidetracking of the Well shall remain liable for, and shall pay, their proportionate shares of the cost of plugging and abandoning the Well and restoring the surface location insofar only as those costs were not increased by the subsequent operations of the Consenting Parties.  If any Well drilled, Reworked, Sidetracked, Deepened, Recompleted or Plugged Back under the provisions of this Article results in a Well capable of producing Oil and/or Gas in paying quantities, the Consenting Parties shall Complete and equip the Well to produce at their sole cost and risk, and the Well shall then be turned over to Operator (if Operator did not conduct the operation) and shall be operated by it at the expense and for the account of the Consenting Parties.  Upon commencement of operations for the drilling, Reworking, Sidetracking, Recompleting, Deepening or Plugging Back of any such Well by Consenting Parties in accordance with the provisions of this Article, each Non-Consenting Party shall be deemed to have relinquished to Consenting Parties, and the Consenting Parties shall own and be entitled to receive, in proportion to their respective interests, all of such Non-Consenting Party’s interest in the Well and share of production therefor or, in the case of a Reworking, Sidetracking, Deepening, Recompleting or Plugging Back, or a Completion pursuant to Article VI.C.1. Option No. 2, all of such Non-Consenting Party’s interest in the production obtained from the operation in which the Non-Consenting Party did not elect to participate.  Such relinquishment shall be effective until the proceeds of the sale of such share, calculated at the Well, or market value thereof if such share is not sold (after deducting applicable ad valorem, production, severance, and excise taxes, royalty, overriding royalty and other interests not excepted by Article III.C. payable out of or measured by the production from such Well accruing with respect to such interest until it reverts), shall equal the total of the following:

(i)                                     100% of each such Non-Consenting Party’s share of the cost of any newly acquired surface equipment beyond the wellhead connections (including but not limited to stock tanks, separators, treaters, pumping equipment and piping), plus 100% of each such Non-Consenting Party’s share of the cost of operation of the Well commencing with first production and continuing until each such Non-Consenting Party’s relinquished interest shall revert to it under other provisions of this Article VI.B, it being agreed that each Non-Consenting Party’s share of such costs and equipment will be that interest which would have been chargeable to such Non-Consenting Party had it participated in the Well from the beginning of the operations; and

(ii)                                  400% of (a) that portion of the costs and expenses of drilling, Reworking, Sidetracking, Deepening, Plugging Back, testing, Completing, and Recompleting, after deducting any cash contributions received under Article VIII.C., and of (b) that portion of the cost of newly acquired equipment in the Well (to and including the wellhead connections), which would have been chargeable to such Non-Consenting Party if it had participated therein.

(c)                                  Reworking, Recompleting or Plugging Back.  An election not to participate in the drilling, Sidetracking or Deepening of a Well shall be deemed an election not to participate in any Reworking or Plugging Back operation proposed in such a Well, or portion thereof, to which the initial non-consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party’s recoupment amount.  Similarly, an election not to participate in the Completing or Recompleting of a Well shall be deemed an election not to participate in any Reworking operation proposed in such a Well, or portion thereof, to which the initial non-consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party’s recoupment amount.  Any such Reworking, Recompleting or Plugging Back operation conducted during the recoupment period shall be deemed part of the cost of operation of said Well and there shall be added to the sums to be recouped by the Consenting Parties 400% of that portion of the costs of the Reworking, Recompleting or Plugging Back operation which would have been chargeable to such Non-Consenting Party had it participated therein.  If such a Reworking, Recompleting or Plugging Back operation is proposed during such recoupment period, the provisions of this Article VI.B.  shall be applicable as between said Consenting Parties in said Well.

(d)                                 Recoupment Matters.  During the period of time Consenting Parties are entitled to receive Non-Consenting Party’s share of production, or the proceeds therefrom, Consenting Parties shall be responsible for the payment of all ad valorem, production, severance, excise, gathering and other taxes, and all royalty, overriding royalty and other burdens applicable to Non-Consenting Party’s share of production not excepted by Article III.C.

In the case of any Reworking, Sidetracking, Plugging Back, Recompleting or Deepening operation, the Consenting Parties shall be permitted to use, free of cost, all casing, tubing and other equipment in the Well, but the ownership of all such equipment shall remain unchanged; and upon abandonment of a Well after such Reworking, Sidetracking, Plugging Back, Recompleting or Deepening, the Consenting Parties shall account for all such equipment to the owners thereof, with each party receiving its proportionate part in kind or in value, less cost of salvage.

Within ninety (90) days after the completion of any operation under this Article, the party conducting the operations for the Consenting Parties shall furnish each Non-Consenting Party with an inventory of the equipment in and connected to the Well, and an itemized statement of the cost of drilling, Sidetracking, Deepening, Plugging Back, testing, Completing, Recompleting, and equipping the Well for production; or, at its option, the operating party, in lieu of an itemized statement of such costs of operation, may submit a detailed statement of monthly billings.  Each month thereafter, during the time the Consenting Parties are being reimbursed as provided above, the party conducting the operations for the Consenting Parties shall furnish the Non-Consenting Parties with an itemized statement of all costs and liabilities incurred in the operation of the Well, together with a statement of the quantity of Oil and Gas produced from it and the amount of proceeds realized from the sale of the Well’s working interest production during the preceding month.  In determining the quantity of Oil and Gas produced during any month, Consenting Parties shall use industry accepted methods such as but not limited to metering or periodic Well tests.  Any amount realized from the sale or other disposition of equipment newly acquired in connection with any such operation which would have been owned by a Non-Consenting Party had it participated therein shall be credited against the total unreturned costs of the work done and of the equipment purchased in determining when the interest of such Non-Consenting Party shall revert to it as above provided; and if there is a credit balance, it shall be paid to such Non-Consenting Party.

If and when the Consenting Parties recover from a Non-Consenting Party’s relinquished interest the amounts provided for above, the relinquished interests of such Non-Consenting Party shall automatically revert to it as of 7:00 a.m. on the day following the day on which such recoupment occurs, and, from and after such reversion, such Non-Consenting Party shall own the same interest in such Well, the material and equipment in or pertaining thereto, and the production therefrom as such Non-Consenting party would have been entitled to had it participated in the drilling, Sidetracking, Reworking, Deepening, Recompleting or Plugging Back of said Well.  Thereafter, such Non-Consenting party shall be charged with and shall pay its proportionate part of the further costs of the operation of said Well in accordance with the terms of this agreement and Exhibit “C” attached hereto. See also Article XVI.F.

3.                                      Stand-By Costs:  When a Well which has been drilled or deepened has reached its authorized depth and all tests have been completed and the results thereof furnished to the parties, or when operations on the Well have been otherwise terminated pursuant to Article VI.F., stand-by costs incurred pending response to a party’s notice proposing a Reworking, Sidetracking, Deepening, Recompleting, Plugging Back or Completing operation in such a Well (including the period required under Article VI.B.6.  to resolve competing proposals) shall be charged and borne as part of the drilling or Deepening operation just completed.  Stand-by costs subsequent to all parties responding, or expiration of the response time permitted, whichever first occurs, and prior to agreement as to the participating interests of all Consenting Parties pursuant to the terms of the second grammatical paragraph of Article VI.B.2. (a), shall be charged to and borne as part of the proposed operation, but if the proposal is subsequently withdrawn because of insufficient participation, such stand-by costs shall be allocated between the Consenting Parties in the proportion each Consenting Party’s interest as shown on Exhibit “A” bears to the total interest as shown on Exhibit “A” of all Consenting Parties.

In the event that notice for a Sidetracking or Deepening operation is given while the drilling rig to be utilized is on location, any party may request and receive up to five (5) additional days after expiration of the forty-eight hour response period specified in Article VI.B.1. within which to respond by paying for all stand-by costs and other costs incurred during such extended response period; Operator may require such party to pay the estimated stand-by time in advance as a condition to extending the response period.  If more than one party elects to take such additional time to respond to the notice, standby costs shall be allocated between the parties taking additional time to respond on a day-to-day basis in the proportion each electing party’s interest as shown on Exhibit “A” bears to the total interest as shown on Exhibit “A” of all the electing parties.

4.                                      Deepening:  If less than all the parties elect to participate in a drilling, Sidetracking, or Deepening operation proposed pursuant to Article VI.B.1., the interest relinquished by the Non-Consenting Parties to the Consenting Parties under Article VI.B.2. shall relate only and be limited to the lesser of (i) the total depth actually drilled or (ii) the objective depth or Zone of which the parties were given notice under Article VI.B.1. (“Initial Objective”).  Such Well shall not be Deepened beyond 110% of the Initial Objective without first complying with this Article to afford the Non-Consenting Parties the opportunity to participate in the Deepening operation.

In the event any Consenting Party desires to drill or Deepen a Non-Consent Well beyond 110% of the Initial Objective or to a different Zone, such party shall give notice thereof, complying with the requirements of Article VI.B.1., to all parties (including Non-Consenting Parties).  Thereupon, Articles VI.B.1. and 2. shall apply and all parties receiving such notice shall have the right to participate or not participate in the Deepening of such Well pursuant to said Articles VI.B.1. and 2.  If a Deepening operation is approved pursuant to such provisions, and if any Non-Consenting Party elects to participate in the Deepening operation, such Non-Consenting Party shall pay or make reimbursement (as the case may be) of the following costs and expenses (to the extent not already paid or reimbursed, as the case may be, by the Non-Consenting Party for previous operations in the respective wellbore):

(a)                                 If the proposal to Deepen is made prior to the Completion of such Well as a Well capable of producing in paying quantities, such Non-Consenting Party shall pay (or reimburse Consenting Parties for, as the case may be) that share of costs and expenses incurred in connection with the drilling of said Well from the surface to the Initial Objective which Non-Consenting Party would have paid had such Non-Consenting Party agreed to participate therein, plus the Non-Consenting Party’s share of the cost of Deepening and of participating in any further operations on the Well in accordance with the other provisions of this Agreement; provided, however, all costs for testing and Completion or attempted Completion of the Well incurred by Consenting Parties prior to the point of actual operations to Deepen beyond the Initial Objective shall be for the sole account of Consenting Parties.

(b)                                 If the proposal is made for a Non-Consent Well that has been previously Completed as a Well capable of producing in paying quantities, but is no longer capable of producing in paying quantities, such Non-Consenting Party shall pay (or reimburse Consenting Parties for, as the case may be) its proportionate share of all costs of drilling, Completing, and equipping said Well from the surface to the Initial Objective, calculated in the manner provided in paragraph (a) above, less those costs recouped by the Consenting Parties from the sale of production from the Well.  The Non-Consenting Party shall also pay its proportionate share of all costs of re-entering said Well.  The Non-Consenting Parties’ proportionate part (based on the percentage of such Well Non-Consenting Party would have owned had it previously participated in such Non-Consent Well) of the costs of salvable materials and equipment remaining in the hole and salvable surface equipment used in connection with such Well shall be determined in accordance with Exhibit “C.”  If the Consenting Parties have recouped the cost of drilling, Completing, and equipping the Well at the time such Deepening operation is conducted, then a Non-Consenting Party may participate in the Deepening of the Well with no payment for costs incurred prior to re-entering the Well for Deepening.

The foregoing shall not imply a right of any Consenting Party to propose any Deepening for a Non-Consent Well prior to the drilling of such Well to its Initial Objective without the consent of the other Consenting Parties as provided in Article VI.F.

5.                                      Sidetracking:  Any party having the right to participate in a proposed Sidetracking operation that does not own an interest in the affected wellbore at the time of the notice shall, upon electing to participate, tender to the wellbore owners its proportionate share (equal to its interest in the Sidetracking operation) of the value of that portion of the existing wellbore to be utilized as follows (to the extent not already paid or reimbursed, as the case may be, by the Non-Consenting Party for previous operations in the respective wellbore):

(a)                                 If the proposal is for Sidetracking an existing dry hole, reimbursement shall be on the basis of the actual costs incurred in the initial drilling of the Well down to the depth at which the Sidetracking operation is initiated.

(b)                                 If the proposal is for Sidetracking a Well which has previously produced, reimbursement shall be on the basis of such party’s proportionate share of drilling and equipping costs incurred in the initial drilling of the Well down to the depth at which the Sidetracking operation is conducted, calculated in the manner described in Article VI.B.4(b) above.  Such party’s proportionate share of the cost of the Well’s salvable materials and equipment down to the depth at which the Sidetracking operation is initiated shall be determined in accordance with the provisions of Exhibit “C.”

6.                                      Order of Preference of Operations.  Except as otherwise specifically provided in this agreement, if any party desires to propose the conduct of an operation that conflicts with a proposal that has been made by a party under this Article VI, such party shall have fifteen (15) days from delivery of the initial proposal, in the case of a proposal to drill a Well or to perform an operation on a Well where no drilling rig is on location, or twenty-four (24) hours, exclusive of Saturday, Sunday and legal holidays, from delivery of the initial proposal, if a drilling rig is on location for the Well on which such operation is to be conducted, to deliver to all parties entitled to participate in the proposed operation such party’s alternative proposal, such alternate proposal to contain the same information required to be included in the initial proposal.  Each party receiving such proposals shall elect by delivery of notice to Operator within five (5) days after expiration of the proposal period, or within twenty-four (24) hours (exclusive of Saturday, Sunday and legal holidays) if a drilling rig is on location for the Well that is the subject of the proposals, to participate in one of the competing proposals.  Any party not electing within the time required shall be deemed not to have voted.  The proposal receiving the vote of parties owning the largest aggregate percentage interest of the parties voting shall have priority over all other competing proposals; in the case of a tie vote, the initial proposal shall prevail.  Operator shall deliver notice of such result to all parties entitled to participate in the operation within five (5) days after expiration of the election period (or within twenty-four (24) hours, exclusive of Saturday, Sunday and legal holidays, if a drilling rig is on location).  Each party shall then have two (2) days (or twenty-four (24) hours if a rig is on location) from receipt of such notice to elect by delivery of notice to Operator to participate in such operation or to relinquish interest in the affected Well pursuant to the provisions of Article VI.B.2.; failure by a party to deliver notice within such period shall be deemed an election not to participate in the prevailing proposal.  Notwithstanding anything to the contrary contained herein, if at any time there is more than one operation proposed in connection with any Well subject to this agreement, and if the Consenting Parties do not agree on the sequence of operations, such proposed operations shall be conducted in accordance with the sequence set forth in Article XVI.G.

7.                                      Conformity to Spacing Pattern.  Notwithstanding the provisions of this Article VI.B.2., it is agreed that no Wells shall be proposed to be drilled to or Completed in or produced from a Zone from which a Well located elsewhere on the Contract Area is producing, unless such Well conforms to the then-existing Well spacing pattern for such Zone.

8.                                      Paying Wells.  No party shall conduct any Reworking, Deepening, Plugging Back, Completion, Recompletion, or Sidetracking operation under this agreement with respect to any Well then capable of producing in paying quantities except with the consent of all parties that have not relinquished interests in the Well at the time of such operation.

C.                                    Program Operations:

1.                                      Completion:  Without the consent of all parties, no Well shall be drilled, Deepened or Sidetracked, except any Well drilled, Deepened or Sidetracked pursuant to the provisions of Article VI.B.2. of this agreement.  Consent to the drilling, Deepening or Sidetracking shall include:

☒                              Option No. 1:  All necessary expenditures for the drilling, Deepening or Sidetracking, testing, Completing and equipping of the Well, including necessary tankage and/or surface facilities and expenses related to other activities necessary to bring the Well to the point of first sale.

☐                                    Option No. 2:  All necessary expenditures for the drilling, Deepening or Sidetracking and testing of the Well.  When such Well has reached its authorized depth, and all logs, cores and other tests have been completed, and the results thereof furnished to the parties, Operator shall give immediate notice to the Non-Operators having the right to participate in a Completion attempt whether or not Operator recommends attempting to Complete the Well, together with Operator’s AFE for Completion costs if not previously provided.  The parties receiving such notice shall have forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) in which to elect by delivery of notice to Operator to participate in a recommended Completion attempt or to make a Completion proposal with an accompanying AFE.  Operator shall deliver any such Completion proposal, or any Completion proposal conflicting with Operator’s proposal, to the other parties entitled to participate in such Completion in accordance with the procedures specified in Article VI.B.6.  Election to participate in a Completion attempt shall include consent to all necessary expenditures for the Completing and equipping of such Well, including necessary tankage and/or surface facilities but excluding any stimulation operation not contained on the Completion AFE.  Failure of any party receiving such notice to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the Completion attempt; provided, that Article VI.B.6.  shall control in the case of conflicting Completion proposals.  If one or more, but less than all of the parties, elect to attempt a Completion, the provisions of Article VI.B.2. hereof (the phrase “Reworking, Sidetracking, Deepening, Recompleting or Plugging Back” as contained in Article VI.B.2. shall be deemed to include “Completing”) shall apply to the operations thereafter conducted by less than all parties; provided, however, that Article

VI.B.2. shall apply separately to each separate Completion or Recompletion attempt undertaken hereunder, and an election to become a Non-Consenting Party as to one Completion or Recompletion attempt shall not prevent a party from becoming a Consenting Party in subsequent Completion or Recompletion attempts regardless whether the Consenting Parties as to earlier Completions or Recompletions have recouped their costs pursuant to Article VI.B.2.; provided further, that any recoupment of costs by a Consenting Party shall be made solely from the production attributable to the Zone in which the Completion attempt is made.  Election by a previous Non-Consenting Party to participate in a subsequent Completion or Recompletion attempt shall require such party to pay its proportionate share of the cost of salvable materials and equipment installed in the Well pursuant to the previous Completion or Recompletion attempt, insofar and only insofar as such materials and equipment benefit the Zone in which such party participates in a Completion attempt.

2.                                      Rework, Recomplete or Plug Back:  No Well shall be Reworked, Recompleted or Plugged Back except a Well Reworked, Recompleted, or Plugged Back pursuant to the provisions of Article VI.B.2. of this agreement.  Consent to the Reworking, Recompleting or Plugging Back of a Well shall include all necessary expenditures in conducting such operations and Completing and equipping of said Well, including necessary tankage and/or surface facilities.

D.                                    Other Operations:

Operator shall not undertake any single project reasonably estimated to require an expenditure in excess of Fifty Thousand and 00/100 Dollars ($50,000.00) except in connection with the drilling, Sidetracking, Reworking, Deepening, Completing, Recompleting or Plugging Back of a Well that has been previously authorized by or pursuant to this agreement; provided, however, that, in case of explosion, fire, flood or other sudden emergency, whether of the same or different nature, Operator may take such steps and incur such expenses as in its opinion are required to deal with the emergency to safeguard life and property but Operator, as promptly as possible, shall report the emergency to the other parties.  If Operator prepares an AFE for its own use, Operator shall furnish any Non-Operator so requesting an information copy thereof for any single project costing in excess of Twenty-Five Thousand and 00/100 Dollars ($25,000.00).  Any party who has not relinquished its interest in a Well shall have the right to propose that Operator perform repair work or undertake the installation of artificial lift equipment or ancillary production facilities such as salt water disposal Wells or to conduct additional work with respect to a Well drilled hereunder or other similar project (but not including the installation of gathering lines or other transportation or marketing facilities, the installation of which shall be governed by separate agreement between the parties) reasonably estimated to require an expenditure in excess of the amount first set forth above in this Article VI.D. (except in connection with an operation required to be proposed under Articles VI.B.1. or VI.C.1.  Option No. 2, which shall be governed exclusively by those Articles).  Operator shall deliver such proposal to all parties entitled to participate therein.  If within thirty (30) days thereof Operator secures the written consent of any party or parties owning at least 51% of the interests of the parties entitled to participate in such operation, each party having the right to participate in such project shall be bound by the terms of such proposal and shall be obligated to pay its proportionate share of the costs of the proposed project as if it had consented to such project pursuant to the terms of the proposal.

E.                                    Abandonment of Wells:

1.                                      Abandonment of Dry Holes:  Except for any Well drilled or Deepened pursuant to Article VI.B.2., any Well which has been drilled or Deepened under the terms of this agreement and is proposed to be completed as a dry hole shall not be plugged and abandoned without the consent of all parties.  Should Operator, after diligent effort, be unable to contact any party, or should any party fail to reply within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after delivery of notice of the proposal to plug and abandon such Well, such party shall be deemed to have consented to the proposed abandonment.  All such Wells shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of the parties who participated in the cost of drilling, Deepening or Sidetracking such Well.  Any party who objects to plugging and abandoning such Well by notice delivered to Operator within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after delivery of notice of the proposed plugging shall take over the Well as of the end of such forty-eight (48) hour notice period and conduct further operations in search of Oil and/or Gas subject to the provisions of Article VI.B.; failure of such party to provide proof reasonably satisfactory to Operator of its financial capability to conduct such operations or to take over the Well within such period or thereafter to conduct operations on such Well or plug and abandon such Well shall entitle Operator to retain or take possession of the Well and plug and abandon the Well.  The non-abandoning parties taking over the Well shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations conducted on such Well except for the costs of plugging and abandoning the Well and restoring the surface (insofar as those costs were not increased by the subsequent operations of the non-abandoning parties), for which the abandoning parties shall remain proportionately liable.

2.                                      Abandonment of Wells That Have Produced:  Except for any Well in which a Non-Consent operation has been conducted hereunder for which the Consenting Parties have not been fully reimbursed as herein provided, any Well which has been completed as a producer shall not be plugged and abandoned without the consent of all parties.  If all parties consent to such abandonment, the Well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of all the parties hereto.  Failure of a party to reply within sixty (60) days of delivery of notice of proposed abandonment shall be deemed an election to consent to the proposal.  If, within sixty (60) days after delivery of notice of the proposed abandonment of any Well, all parties do not agree to the abandonment of such Well, those wishing to continue its operation from the Zone then open to production shall be obligated to take over the Well as of the expiration of the applicable notice period and shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations on the Well conducted by such parties with respect to the Well, including costs of plugging and abandoning the Well and restoring the surface.  Failure of such party or parties to provide proof reasonably satisfactory to Operator of their financial capability to conduct such operations or to take over the Well within the required period or thereafter to conduct operations on such Well shall entitle Operator to retain or take possession of such Well and plug and abandon the Well.

Parties taking over a Well as provided herein shall tender to each of the other parties its proportionate share of the value of the Well’s salvable material and equipment, determined in accordance with the provisions of Exhibit “C,” less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface; provided, however, that in the event the estimated plugging and abandoning and surface restoration costs and the estimated cost of salvaging are higher than the value of the Well’s salvable material and equipment, each of the abandoning parties shall tender to the parties continuing operations their proportionate shares of the estimated excess cost.  Each abandoning party shall assign to the non-abandoning parties, without warranty, express or implied, as to title or as to quantity, or fitness for use of the equipment and material, all of its interest in the wellbore of the Well and related equipment, together with its interest in the Leasehold insofar and only insofar as such Leasehold covers the right to obtain production from that wellbore in the Zone then open to production.  If the interest of the abandoning party is or includes an Oil and Gas Interest, such party shall execute and deliver to the non-abandoning party or parties an oil and gas lease, limited to the wellbore and the Zone then open to production, for a term of one (1) year and so long thereafter as Oil and/or Gas is produced from the Zone covered thereby, such lease to be on the form attached as Exhibit “B.”  The assignments or leases so limited shall encompass the Drilling Unit upon which the Well is located.  The payments by, and the assignments or leases to, the assignees shall be in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all assignees.  There shall be no readjustment of interests in the remaining portions of the Contract Area.

Thereafter, abandoning parties shall have no further responsibility, liability, or interest in the operation of or production from the Well in the Zone then open other than the royalties retained in any lease made under the terms of this Article.  Upon request, Operator shall continue to operate the assigned Well for the account of the non-abandoning parties at the rates and charges contemplated by this agreement, plus any additional cost and charges which may arise as the result of the separate ownership of the assigned Well.  Upon proposed abandonment of the producing Zone assigned or leased, the assignor or lessor shall then have the option to repurchase its prior interest in the Well (using the same valuation formula) and participate in further operations therein subject to the provisions hereof.

3.                                      Abandonment of Non-Consent Operations:  The provisions of Article VI.E.1. or VI.E.2. above shall be applicable as between Consenting Parties in the event of the proposed abandonment of any Well excepted from said Articles; provided, however, no Well shall be permanently plugged and abandoned unless and until all parties having the right to conduct further operations therein have been notified of the proposed abandonment and afforded the opportunity to elect to take over the Well in accordance with the provisions of this Article VI.E.; and provided further, that Non-Consenting

Parties who own an interest in a portion of the Well shall pay their proportionate shares of abandonment and surface restoration costs for such Well as provided in Article VI.B.2.(b).

F.                                     Termination of Operations:

Upon the commencement of an operation for the drilling, Reworking, Sidetracking, Plugging Back, Deepening, testing, Completion or plugging of a Well, such operation shall not be terminated unless granite or other practically impenetrable substance or condition in the hole is encountered which renders further operations impractical, in which case Operator may discontinue operations and shall give notice of such condition in the manner provided in Article VI.B.1, and the provisions of Article VI.B. or VI.E. shall thereafter apply to such operation, as appropriate.

G.                                   Taking Production in Kind:

☒                                  Option No. 1:  Gas Balancing Agreement Attached

Each party shall have the right to take in kind or separately dispose of its proportionate share of all Oil and Gas produced from the Contract Area, exclusive of production which may be used in development and producing operations and in preparing and treating Oil and Gas for marketing purposes and production unavoidably lost.  Any extra expenditure incurred in the taking in kind or separate disposition by any party of its proportionate share of the production shall be borne by such party.  Any party taking its share of production in kind shall be required to pay for only its proportionate share of such part of Operator’s surface facilities which it uses.

Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from the Contract Area, and, except as provided in Article VII.B., shall be entitled to receive payment directly from the purchaser thereof for its share of all production.

If any party fails to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the Oil produced from the Contract Area, Operator shall have the right, subject to the revocation at will by the party owning it, but not the obligation, to purchase such Oil or sell it to others at any time and from time to time, for the account of the non-taking party.  Any such purchase or sale by Operator may be terminated by Operator upon at least ten (10) days written notice to the owner of said production and shall be subject always to the right of the owner of the production upon at least ten (10) days written notice to Operator to exercise at any time its right to take in kind, or separately dispose of, its share of all Oil not previously delivered to a purchaser.  Any purchase or sale by Operator of any other party’s share of Oil shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1) year.

Any such sale by Operator shall be in a manner commercially reasonable under the circumstances and pursuant to Article 5.12 of the ADA.  The sale or delivery by Operator of a non-taking party’s share of Oil under the terms of any existing contract of

Operator shall not give the non-taking party any interest in or make the non-taking party a party to said contract.  No purchase shall be made by Operator without first giving the non-taking party at least ten (10) days written notice of such intended purchase and the price to be paid or the pricing basis to be used.

All parties shall give timely written notice to Operator of their Gas marketing arrangements for the following month, excluding price, and shall notify Operator immediately in the event of a change in such arrangements.  Operator shall maintain records of all marketing arrangements, and of volumes actually sold or transported, which records shall be made available to Non-Operators upon reasonable request.

In the event one or more parties’ separate disposition of its share of the Gas causes split-stream deliveries to separate pipelines and/or deliveries which on a day-to-day basis for any reason are not exactly equal to a party’s respective proportionate share of total Gas sales to be allocated to it, the balancing or accounting between the parties shall be in accordance with any Gas balancing agreement between the parties hereto, attached as Exhibit “E” hereto.  Operator shall give notice to all parties of the first sales of Gas from any Well under this agreement.  Non-taking parties agree that they shall be subject to the same terms, conditions, prices and deductions, as well as all costs, associated with marketing of such Gas. See also Article XVI.J.

ARTICLE VII.
EXPENDITURES AND LIABILITY OF PARTIES

A.                                    Liability of Parties:

The liability of the parties shall be several, not joint or collective.  Each party shall be responsible only for its obligations, and shall, subject to the application of the Additional Funding Obligations in accordance with the provisions of the ADA, be liable only for its proportionate share of the costs of developing and operating the Contract Area.  Accordingly, the liens granted among the parties in Article VII.B are given to secure only the debts of each severally, and no party shall have any liability to third parties hereunder to satisfy the default of any other party in the payment of any expense or obligation hereunder.  It is not the intention of the parties to create, nor shall this agreement be construed as creating, a mining or other partnership, joint venture, agency relationship or association, or to render the parties liable as partners, co-venturers or principals.  In their relations with each other under this agreement, the parties shall not be considered fiduciaries or to have established a confidential relationship, but rather shall be free to act on an arm’s-length basis in accordance with their own respective self-interest, subject, however, to the obligation of the parties to act in good faith in their dealings with each other with respect to activities hereunder.

B.                                    Liens and Security Interests.

Each party grants to the other parties hereto a lien upon any interest it now owns or hereafter acquires in Oil and Gas Leases and Oil and Gas Interests in the Contract

Area, and a security interest and/or purchase money security interest in any interest it now owns or hereafter acquires in the personal property and fixtures on or used or obtained for use in connection therewith, to secure performance of all of its obligations under this agreement and the ADA, including but not limited to payment of expense, interest and fees, the proper disbursement of all monies paid hereunder, the assignment or relinquishment of interest in Oil and Gas Leases, the proper performance of operations hereunder and thereunder, and all other debts, liabilities, obligations, damages, interest, fees and costs existing or ongoing between the parties to this agreement and the ADA, to the extent those items relate to this agreement, to the Contract Area, to the lands pooled or unitized with the Contract Area, to the hydrocarbons produced therefrom or to the ADA.  Such lien and security interest granted by each party hereto shall include such party’s leasehold interests, working interests, operating rights, and royalty and overriding royalty interests in the Contract Area now owned or hereafter acquired and in lands pooled or unitized therewith or otherwise becoming subject to this agreement, the Oil and Gas when extracted therefrom and equipment situated thereon or used or obtained for use in connection therewith (including, without limitation, all Wells, tools, and tubular goods), and accounts (including, without limitation, accounts arising from gas imbalances or from the sale of Oil and/or Gas at the wellhead), contract rights, inventory and general intangibles relating thereto or arising therefrom, and all proceeds and products of the foregoing.

To perfect the lien and security agreement provided herein, each party hereto shall execute and acknowledge the recording supplement and/or any financing statement prepared and submitted by any party hereto in conjunction herewith or at any time following execution hereof, and Operator is authorized to file this agreement or the recording supplement executed herewith as a lien or mortgage in the applicable real estate records and as a financing statement with the proper officer under the Uniform Commercial Code in the state in which the Contract Area is situated and such other states as Operator shall deem appropriate to perfect the security interest granted hereunder.  Any party may file this agreement, the recording supplement executed herewith, or such other documents as it deems necessary as a lien or mortgage in the applicable real estate records and/or a financing statement with the proper officer under the Uniform Commercial Code.

Each party represents and warrants to the other parties hereto that the lien and security interest granted by such party to the other parties shall be a first and prior lien, and each party hereby agrees to maintain the priority of said lien and security interest against all persons acquiring an interest in Oil and Gas Leases and Interests covered by this agreement by, through or under such party.  All parties acquiring an interest in Oil and Gas Leases and Oil and Gas Interests covered by this agreement, whether by assignment, merger, mortgage, operation of law, or otherwise, shall be deemed to have taken subject to the lien and security interest granted by this Article VII.B. as to all obligations attributable to such interest hereunder whether or not such obligations arise before or after such interest is acquired.

To the extent that parties have a security interest under the Uniform Commercial Code of the state in which the Contract Area is situated, they shall be entitled to exercise the rights and remedies of a secured party under the Code.  The bringing of a suit and the obtaining of judgment by a party for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for the payment thereof.  In addition, upon default by any party in the payment of its share of expenses, interests or fees, or upon the improper use of funds by the Operator, the other parties shall have the right, without prejudice to other rights or remedies, to collect from the purchaser the proceeds from the sale of such defaulting party’s share of Oil and Gas until the amount owed by such party, plus interest as provided in “Exhibit C,” has been received, and shall have the right to offset the amount owed against the proceeds from the sale of such defaulting party’s share of Oil and Gas.  All purchasers of production may rely on a notification of default from the non-defaulting party or parties stating the amount due as a result of the default, and all parties waive any recourse available against purchasers for releasing production proceeds as provided in this paragraph.

If any party fails to pay its share of cost within one hundred twenty (120) days after rendition of a statement therefor by Operator, the non-defaulting parties, including Operator, shall, upon request by Operator, pay the unpaid amount in the proportion that the interest of each such party bears to the interest of all such parties.  The amount paid by each party so paying its share of the unpaid amount shall be secured by the liens and security rights described in Article VII.B., and each paying party may independently pursue any remedy available hereunder or otherwise.

If any party does not perform all of its obligations hereunder, and the failure to perform subjects such party to foreclosure or execution proceedings pursuant to the provisions of this agreement, to the extent allowed by governing law, the defaulting party waives any available right of redemption from and after the date of judgment, any required valuation or appraisement of the mortgaged or secured property prior to sale, any available right to stay execution or to require a marshaling of assets and any required bond in the event a receiver is appointed.  In addition, to the extent permitted by applicable law, each party hereby grants to the other parties a power of sale as to any property that is subject to the lien and security rights granted hereunder, such power to be exercised in the manner provided by applicable law or otherwise in a commercially reasonable manner and upon reasonable notice.

Each party agrees that the other parties shall be entitled to utilize the provisions of Oil and Gas lien law or other lien law of any state in which the Contract Area is situated to enforce the obligations of each party hereunder.  Without limiting the generality of the foregoing, to the extent permitted by applicable law, Non-Operators agree that Operator may invoke or utilize the mechanics’ or materialmen’s lien law of the state in which the Contract Area is situated in order to secure the payment to Operator of any sum due hereunder for services performed or materials supplied by Operator.

C.                                    Advances:

Operator, at its election, shall have the right from time to time to demand and receive from one or more of the other parties payment in advance of their respective shares of the estimated amount of the expense to be incurred in operations hereunder during the next succeeding month, which right may be exercised only by submission to each such party of an itemized statement of such estimated expense, together with an invoice for its share thereof.  Each such statement and invoice for the payment in advance of estimated expense shall be submitted on or before the 20th day of the next preceding month.  Each party shall pay to Operator its proportionate share of such estimate within fifteen (15) days after such estimate and invoice is received.  If any party fails to pay its share of said estimate within said time, the amount due shall bear interest as provided in Exhibit “C” until paid.  Proper adjustment shall be made monthly between advances and actual expense to the end that each party shall bear and pay its proportionate share of actual expenses incurred, and no more.  See also Article XVI.H.

D.                                    Defaults and Remedies:

If any party fails to discharge any financial obligation under this agreement, including without limitation the failure to make any advance under the preceding Article VII.C. or any other provision of this agreement, within the period required for such payment hereunder, then in addition to the remedies provided in Article VII.B. or elsewhere in this agreement, the remedies specified below shall be applicable.  For purposes of this Article VII.D., all notices and elections shall be delivered only by Operator, except that Operator shall deliver any such notice and election requested by a non-defaulting Non-Operator, and when Operator is the party in default, the applicable notices and elections can be delivered by any Non-Operator.  Election of any one or more of the following remedies shall not preclude the subsequent use of any other remedy specified below or otherwise available to a non-defaulting party.

1.                                      Suspension of Rights:  Any party may deliver to the party in default a Notice of Default, which shall specify the default, specify the action to be taken to cure the default, and specify that failure to take such action will result in the exercise of one or more of the remedies provided in this Article.  If the default is not cured within thirty (30) days of the delivery of such Notice of Default, all of the rights of the defaulting party granted by this agreement may upon notice be suspended until the default is cured, without prejudice to the right of the non-defaulting party or parties to continue to enforce the obligations of the defaulting party previously accrued or thereafter accruing under this agreement.  If Operator is the party in default, the Non-Operators shall have in addition the right, by vote of Non-Operators owning a majority in interest in the Contract Area after excluding the voting interest of Operator, to appoint a new Operator effective immediately. The rights of a defaulting party that may be suspended hereunder at the election of the non-defaulting parties shall include, without limitation, the right to receive information as to any operation conducted hereunder during the period of such default, the right to elect to participate in an operation proposed under Article VI.B. of this agreement, the right to participate in an operation being conducted under this agreement even if the party has previously elected to participate in such operation, and the right to receive proceeds of production from any Well subject to this agreement.

2.                                      Suit for Damages:  Non-defaulting parties, or Operator for the benefit of non-defaulting parties, may sue (at joint account expense) to collect the amounts in default, plus interest accruing on the amounts recovered from the date of default until the date of collection at the rate specified in Exhibit “C” attached hereto.

3.                                      Deemed Non-Consent:  The non-defaulting party may deliver a written Notice of Non-Consent Election to the defaulting party at any time after the expiration of the thirty-day cure period following delivery of the Notice of Default, in which event if the billing is for the drilling of a new Well or the Plugging Back, Sidetracking, Reworking or Deepening of a Well which is to be or has been plugged as a dry hole, or for the Completion or Recompletion of any Well, the defaulting party will be conclusively deemed to have elected not to participate in the operation and to be a Non-Consenting Party with respect thereto under Article VI.B. or VI.C., as the case may be, to the extent of the costs unpaid by such party, notwithstanding any election to participate theretofore made.  If election is made to proceed under this provision, then the non-defaulting parties may not elect to sue for the unpaid amount pursuant to Article VII.D.2.

Until the delivery of such Notice of Non-Consent Election to the defaulting party, such party shall have the right to cure its default by paying its unpaid share of costs plus interest at the rate set forth in Exhibit “C,” provided, however, such payment shall not prejudice the rights of the non-defaulting parties to pursue remedies for damages incurred by the non-defaulting parties as a result of the default.  Any interest relinquished pursuant to this Article VII.D.3. shall be offered to the non-defaulting parties in proportion to their interests, and the non-defaulting parties electing to participate in the ownership of such interest shall be required to contribute their shares of the defaulted amount upon their election to participate therein.

4.                                      Advance Payment:  If a default is not cured within thirty (30) days of the delivery of a Notice of Default, Operator, or Non-Operators if Operator is the defaulting party, may thereafter require advance payment from the defaulting party of such defaulting party’s anticipated share of any item of expense for which Operator, or Non-Operators, as the case may be, would be entitled to reimbursement under any provision of this agreement, whether or not such expense was the subject of the previous default.  Such right includes, but is not limited to, the right to require advance payment for the estimated costs of drilling a Well or Completion of a Well as to which an election to participate in drilling or Completion has been made.  If the defaulting party fails to pay the required advance payment, the non-defaulting parties may pursue any of the remedies provided in this Article VII.D. or any other default remedy provided elsewhere in this agreement.  Any excess of funds advanced remaining when the operation is completed and all costs have been paid shall be promptly returned to the advancing party.

5.                                      Costs and Attorneys’ Fees.  In the event any party is required to bring legal proceedings to enforce any financial obligation of a party hereunder, the prevailing party in such action shall be entitled to recover all court costs, costs of collection, and a reasonable attorney’s fee, which the lien provided for herein shall also secure.  See also Article XVI.I.

E.                                    Rentals, Shut-in Well Payments and Minimum Royalties:

Rentals, shut-in Well payments and minimum royalties which may be required under the terms of any lease shall be paid by Operator and charged to the joint account.  Any party may request, and shall be entitled to receive, proper evidence of all such payments.

Operator shall notify Non-Operators of the anticipated completion of a shut-in Well, or the shutting in or return to production of a producing Well, at least five (5) days (excluding Saturday, Sunday and legal holidays) prior to taking such action, or at the earliest opportunity permitted by circumstances, but assumes no liability for failure to do so.  In the event of failure by Operator to so notify Non-Operators, the loss of any Lease for failure to make timely payments of any shut-in Well payment shall be borne jointly by the parties.

F.                                     Taxes:

Beginning with the first calendar year after the effective date hereof, Operator shall render or cause to be rendered for ad valorem taxation all property subject to this agreement which by law should be rendered for such taxes, and it shall pay all such taxes assessed thereon before they become delinquent.  Prior to the rendition date, each Non-Operator shall furnish Operator information as to burdens (to include, but not be limited to, royalties, overriding royalties and production payments) on Leases and Oil and Gas Interests contributed by such Non-Operator.  If the assessed valuation of any Lease is reduced by reason of its being subject to outstanding excess royalties, overriding royalties or production payments, the reduction in ad valorem taxes resulting therefrom shall inure to the benefit of the owner or owners of such Lease, and Operator shall adjust the charge to such owner or owners so as to reflect the benefit of such reduction.  If the ad valorem taxes are based in whole or in part upon separate valuations of each party’s working interest, then notwithstanding anything to the contrary herein, charges to the joint account shall be made and paid by the parties hereto in accordance with the tax value generated by each party’s working interest.  Operator shall bill the other parties for their proportionate shares of all tax payments in the manner provided in Exhibit “C.” Operator shall provide to any Non-Operator any information regarding such taxes as may be reasonably requested by such Non-Operator.

If Operator considers any tax assessment improper, Operator may, at its discretion, protest within the time and manner prescribed by law, and prosecute the protest to a final determination, unless all parties agree to abandon the protest prior to final determination.  During the pendency of administrative or judicial proceedings, Operator may elect to pay, under protest, all such taxes and any interest and penalty.  When any such protested assessment shall have been finally determined, Operator shall pay the tax for the joint account, together with any interest and penalty accrued, and the total cost shall then be assessed against the parties, and be paid by them, as provided in Exhibit “C.”

Each party shall pay or cause to be paid all production, severance, excise, gathering and other taxes imposed upon or with respect to the production or handling of such party’s share of Oil and Gas produced under the terms of this agreement.

ARTICLE VIII.
ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST

A.                                    Surrender of Leases:

The Leases covered by this agreement, insofar as they embrace acreage in the Contract Area, shall not be surrendered in whole or in part unless all parties consent thereto.

However, should any party desire to surrender its interest in any Lease or in any portion thereof, such party shall give written notice of the proposed surrender to all parties, and the parties to whom such notice is delivered shall have thirty (30) days after delivery of the notice within which to notify the party proposing the surrender whether they elect to consent thereto.  Failure of a party to whom such notice is delivered to reply within said 30-day period shall constitute a consent to the surrender of the Leases described in the notice.  If all parties do not agree or consent thereto, the party desiring to surrender shall assign, without express or implied warranty of title, all of its interest in such Lease, or portion thereof, and any Well, material and equipment which may be located thereon and any rights in production thereafter secured, to the parties not consenting to such surrender.  If the interest of the assigning party is or includes an Oil and Gas Interest, the assigning party shall execute and deliver to the party or parties not consenting to such surrender an oil and gas lease covering such Oil and Gas Interest for a term of one (1) year and so long thereafter as Oil and/or Gas is produced from the land covered thereby on a mutually agreeable form. Upon such assignment or lease, the assigning party shall be relieved from all obligations thereafter accruing, but not theretofore accrued, with respect to the interest assigned or leased and the operation of any Well attributable thereto, and the assigning party shall have no further interest in the assigned or leased premises and its equipment and production other than the royalties retained in any lease made under the terms of this Article.  The party assignee or lessee shall pay to the party assignor or lessor the reasonable salvage value of the latter’s interest in any Well’s salvable materials and equipment attributable to the assigned or leased acreage.  The value of all salvable materials and equipment shall be determined in accordance with the provisions of Exhibit “C,” less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface.  If such value is less than such costs, then the party assignor or lessor shall pay to the party assignee or lessee the amount of such deficit.  If the assignment or lease is in favor of more than one party, the interest shall be shared by such parties in the proportions that the interest of each bears to the total interest of all such parties.  If the interest of the parties to whom the assignment is to be made varies according to depth, then the interest assigned shall similarly reflect such variances.

Any assignment, lease or surrender made under this provision shall not reduce or change the assignor’s, lessor’s or surrendering party’s interest as it was immediately before the assignment, lease or surrender in the balance of the Contract Area; and the acreage assigned, leased or surrendered, and subsequent operations thereon, shall not thereafter be subject to the terms and provisions of this agreement but shall be deemed subject to an Operating Agreement in the form of this agreement.

B.                                    Renewal or Extension of Leases:

If any party secures a renewal or replacement of an Oil and Gas Lease or Interest subject to this agreement, then all other parties shall be notified promptly upon such acquisition or, in the case of a replacement Lease taken before expiration of an existing Lease, promptly upon expiration of the existing Lease.  The parties notified shall have the right for a period of thirty (30) days following delivery of such notice in which to elect to participate in the ownership of the renewal or replacement Lease, insofar as such Lease affects lands within the Contract Area, by paying to the party who acquired it their proportionate shares of the acquisition cost allocated to that part of such Lease within the Contract Area, which shall be in proportion to the interests held at that time by the parties in the Contract Area.  Each party who participates in the purchase of a renewal or replacement Lease shall be given an assignment of its proportionate interest therein by the acquiring party.

If some, but less than all, of the parties elect to participate in the purchase of a renewal or replacement Lease, it shall be owned by the parties who elect to participate therein, in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all parties participating in the purchase of such renewal or replacement Lease.  The acquisition of a renewal or replacement Lease by any or all of the parties hereto shall not cause a readjustment of the interests of the parties stated in Exhibit “A,” but any renewal or replacement Lease in which less than all parties elect to participate shall not be subject to this agreement but shall be deemed subject to a separate Operating Agreement in the form of this agreement.

If the interests of the parties in the Contract Area vary according to depth, then their right to participate proportionately in renewal or replacement Leases and their right to receive an assignment of interest shall also reflect such depth variances.

The provisions of this Article shall apply to renewal or replacement Leases whether they are for the entire interest covered by the expiring Lease or cover only a portion of its area or an interest therein.  Any renewal or replacement Lease taken before the expiration of its predecessor Lease, or taken or contracted for or becoming effective within six (6) months after the expiration of the existing Lease, shall be subject to this provision so long as this agreement is in effect at the time of such acquisition or at the time the renewal or replacement Lease becomes effective; but any Lease taken or contracted for more than six (6) months after the expiration of an existing Lease shall not be deemed a renewal or replacement Lease and shall not be subject to the provisions of this agreement.

The provisions in this Article shall also be applicable to extensions of Oil and Gas Leases.

C.                                    Acreage or Cash Contributions:

While this agreement is in force, if any party contracts for a contribution of cash towards the drilling of a Well or any other operation on the Contract Area, such contribution shall be paid to the party who conducted the drilling or other operation and shall be applied by it against the cost of such drilling or other operation.  If the contribution be in the form of acreage, the party to whom the contribution is made shall promptly tender an assignment of the acreage, without warranty of title, to the Drilling Parties in the proportions said Drilling Parties shared the cost of drilling the Well.  Such acreage shall become a separate Contact Area and, to the extent possible, be governed by provisions identical to this agreement.  Each party shall promptly notify all other parties of any acreage or cash contributions it may obtain in support of any Well or any other operation on the Contract Area.  The above provisions shall also be applicable to optional rights to earn acreage outside the Contract Area which are in support of Well drilled inside the Contract Area.

If any party contracts for any consideration relating to disposition of such party’s share of substances produced hereunder, such consideration shall not be deemed a contribution as contemplated in this Article VIII.C.

D.                                    Assignment:

Every sale, encumbrance, transfer or other disposition made by any party shall be made expressly subject to this agreement and shall be made without prejudice to the rights of the other parties, and any transferee of an ownership interest in any Oil and Gas Lease or Interest shall be deemed a party to this agreement as to the interest conveyed from and after the effective date of the transfer of ownership; provided, however, that the other parties shall not be required to recognize any such sale, encumbrance, transfer or other disposition for any purpose hereunder until thirty (30) days after they have received a copy of the instrument of transfer or other satisfactory evidence thereof in writing from the transferor or transferee.  No assignment or other disposition of interest by a party shall relieve such party of obligations previously incurred by such party hereunder with respect to the interest transferred, including without limitation the obligation of a party to pay all costs attributable to an operation conducted hereunder in which such party has agreed to participate prior to making such assignment, and the lien and security interest granted as set forth in Article VII.B. shall continue to burden the interest transferred to secure payment of any such obligations. The parties hereto are subject to the additional transfer restrictions set forth in Article XVII of the ADA.

If, at any time the interest of any party is divided among and owned by four or more co-owners, Operator, at its discretion, may require such co-owners to appoint a single trustee or agent with full authority to receive notices, approve expenditures, receive billings for and approve and pay such party’s share of the joint expenses, and to deal generally with, and with power to bind, the co-owners of such party’s interest within the scope of the operations embraced in this agreement; provided, however, that all such co-owners shall have the right to enter into and execute all contracts or agreements for the disposition of their respective shares of the Oil and Gas produced from the Contract Area and they shall have the right to receive, separately, payment of the sale proceeds thereof. See also Article XVI.M.

E.                                    Waiver of Rights to Partition:

If permitted by the laws of the state or states in which the property covered hereby is located, each party hereto owning an undivided interest in the Contract Area waives any and all rights it may have to partition and have set aside to it in severalty its undivided interest therein.

ARTICLE IX.
INTERNAL REVENUE CODE ELECTION

If, for federal income tax purposes, this agreement and the operations hereunder are regarded as a partnership, and if the parties have not otherwise agreed to form a tax partnership pursuant to Exhibit “G” or other agreement between them, each party thereby affected elects to be excluded from the application of all of the provisions of Subchapter “K,” Chapter 1, Subtitle “A,” of the Internal Revenue Code of 1986, as amended (“Code”), as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder.  Operator is authorized and directed to execute on behalf of each party hereby affected such evidence of this election as may be required by the Secretary of the Treasury of the United States or the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements, and the data required by Treasury Regulations §1.761.  Should there be any requirement that each party hereby affected give further evidence of this election, each such party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election.  No such party shall give any notices or take any other action inconsistent with the election made hereby.  If any present or future income tax laws of the state or states in which the Contract Area is located or any future income tax laws of the United States contain provisions similar to those in Subchapter “K,” Chapter 1, Subtitle “A,” of the Code, under which an election similar to that provided by Section 761 of the Code is permitted, each party hereby affected shall make such election as may be permitted or required by such laws.  In making the foregoing election, each such party states that the income derived by such party from operations hereunder can be adequately determined without the computation of partnership taxable income.

ARTICLE X.
CLAIMS AND LAWSUITS

Operator may settle any single uninsured third party damage claim or suit arising from operations hereunder if the expenditure does not exceed Fifty Thousand and 000/100 Dollars ($50,000.00) and if the payment is in complete settlement of such claim or suit.  If the amount required for settlement exceeds the above amount, the parties hereto shall assume and take over the further handling of the claim or suit, unless such authority is delegated to Operator.  All costs and expenses of handling, settling, or otherwise discharging such claim or suit shall be at the joint expense of the parties participating in the operation from which the claim or suit arises.  If a claim is made against any party or if any party is sued on account of any matter arising from operations hereunder over which such individual has no control because of the rights given Operator by this agreement, such party shall immediately notify all other parties, and the claim or suit shall be treated as any other claim or suit involving operations hereunder.

ARTICLE XI.
FORCE MAJEURE

If any party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this agreement, other than the obligation to indemnify or make money payments or furnish security, that party shall give to all other parties prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the party giving the notice, so far as they are affected by the force majeure, shall be suspended during, but no longer than, the continuance of the force majeure.

The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable.  The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the party involved, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the party concerned.

ARTICLE XII.
NOTICES

All notices authorized or required between the parties by any of the provisions of this agreement, unless otherwise specifically provided, shall be in writing and delivered in person or by United States mail, courier service, facsimile or electronic mail, postage or charges prepaid, and addressed to such parties at the addresses listed on Exhibit “A.” All telephone or oral notices permitted by this agreement shall be confirmed immediately thereafter by written notice.  The originating notice given under any provision hereof shall be deemed delivered only when received by the party to whom such notice is directed, and the time for such party to deliver any notice in response thereto shall run from the date the originating notice is received.  “Receipt” for purposes of this agreement with respect to written notice delivered hereunder shall be actual delivery during business hours of the notice to the address of the party to be notified specified in accordance with this agreement, or to the facsimile machine of such party, or, in the case of electronic mail, upon receipt by sender of confirmation that such electronic mail has been received.  The second or any responsive notice shall be deemed delivered when deposited in the United States mail or at the office of the courier, or upon transmittal by facsimile, or when personally delivered to the party to be notified, or, in the case of electronic mail, upon receipt by sender of confirmation that such electronic mail has been received; provided, however, that when response is required within 24 or 48 hours, such response shall be given orally, by telephone or facsimile within such period.  Each party shall have the right to change its address at any time, by giving written notice thereof to all other parties.  If a party is not available to receive notice orally or by telephone when a party attempts to deliver a notice required to be delivered within 24 or 48 hours, the notice may be delivered in writing by any other method specified herein and shall be deemed delivered in the same manner provided above for any responsive notice.

ARTICLE XIII.
TERM OF AGREEMENT

This agreement shall remain in full force and effect as to the Oil and Gas Leases and/or Oil and Gas Interests subject hereto for the period of time selected below; provided, however, no party hereto shall ever be construed as having any right, title or interest in or to any Lease or Oil and Gas Interest contributed by any other party beyond the term of this agreement.

☒  Option No. 1:  So long as any of the Oil and Gas Leases subject to this agreement remain or are continued in force as to any part of the Contract Area, whether by production, extension, renewal or otherwise.

The termination of this agreement shall not relieve any party hereto from any expense, liability or other obligation or any remedy therefor which has accrued or attached prior to the date of such termination.

Upon termination of this agreement and the satisfaction of all obligations hereunder, in the event a memorandum of this Operating Agreement has been filed of record, Operator is authorized to file of record in all necessary recording offices a notice of termination, and each party hereto agrees to execute such a notice of termination as to Operator’s interest, upon request of Operator, if Operator has satisfied all its financial obligations.

ARTICLE XIV.
COMPLIANCE WITH LAWS AND REGULATIONS

A.                                    Laws, Regulations and Orders:

This agreement shall be subject to the applicable laws of the state in which the Contract Area is located, to the valid rules, regulations, and orders of any duly constituted regulatory body of said state; and to all other applicable federal, state, and local laws, ordinances, rules, regulations and orders.

B.                                    Governing Law:

This agreement and all matters pertaining hereto, including but not limited to matters of performance, non-performance, breach, remedies, procedures, rights, duties, and interpretation or construction, shall be governed and determined by the law of the state in which the Contract Area is located.

C.                                    Regulatory Agencies:

Nothing herein contained shall grant, or be construed to grant, Operator the right or authority to waive or release any rights, privileges, or obligations which Non-Operators may have under federal or state laws or under rules, regulations or orders promulgated under such laws in reference to oil, gas and mineral operations, including the location, operation, or production of Wells, on tracts offsetting or adjacent to the Contract Area.

Without limiting the other provisions of this agreement with respect to Operator’s liability to Non-Operator hereunder, with respect to the operations hereunder, Non-Operators agree to release Operator from any and all losses, damages, injuries, claims and causes of action arising out of, incident to or resulting directly or indirectly from Operator’s interpretation or application of rules, rulings, regulations or orders of the Department of Energy or Federal Energy Regulatory Commission or predecessor or successor agencies to the extent such interpretation or application was made in good faith and does not constitute gross negligence.  Each Non-Operator further agrees to reimburse Operator for such Non-Operator’s share of production or any refund, fine, levy or other governmental sanction that Operator may be required to pay as a result of such an incorrect interpretation or application, together with interest and penalties thereon owing by Operator as a result of such incorrect interpretation or application.

ARTICLE XV.
MISCELLANEOUS

A.                                    Execution:

This agreement shall be binding upon each Non-Operator when this agreement or a counterpart thereof has been executed by such Non-Operator and Operator, notwithstanding that this agreement is not then or thereafter executed by all of the parties to which it is tendered or which are listed on Exhibit “A” as owning an interest in the Contract Area or which own, in fact, an interest in the Contract Area.

B.                                    Successors and Assigns:

This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, devisees, legal representatives, successors and assigns, and the terms hereof shall be deemed to run with the Leases or Interests included within the Contract Area.  See Also Article XVI.V.

C.                                    Counterparts:

This instrument may be executed in any number of counterparts, each of which shall be considered an original for all purposes.

D.                                    Severability:

For the purposes of assuming or rejecting this agreement as an executory contract pursuant to federal bankruptcy laws, this agreement shall not be severable, but rather must be assumed or rejected in its entirety, and the failure of any party to this agreement to comply with all of its financial obligations provided herein shall be a material default.

ARTICLE XVI.
OTHER PROVISIONS

A.                                    Conflicts:

In the event of a conflict between any provision of this Article XVI and any other provision of this agreement, the provisions of this Article XVI shall control and prevail. In addition, during the term of the ADA, in the event of a conflict between the terms of the ADA and those contained in this agreement, the terms of the ADA shall prevail, control and govern, with the non-conflicting terms and provisions of this agreement continuing in full force and effect. In the event any portion of the Program Assets is or becomes governed by an operating agreement (other than this agreement), the terms of such operating agreement shall control as between each applicable third Person and the parties; provided that the terms of the ADA (and this agreement) shall apply as between the parties to the greatest extent possible.

B.                                    Right to Propose Operations:

The parties hereto acknowledge and agree that the provisions of Article VI hereof, insofar as it pertains to notification by Operator of a proposed operation to drill a Well or to Rework, Sidetrack, Deepen, Recomplete or Plug Back a dry hole or a Well on the Contract Area, shall be suspended during the term of the ADA. During the term of the ADA, Operator may not deliver a proposal to conduct operations under this agreement unless and until the conditions precedent to issuance of a proposal set forth in Article 7.1 of the ADA have been satisfied, and, when all such conditions precedent have been satisfied, each such proposal shall at a minimum contain the information set forth in Article 7.2 of the ADA. If a proposal does not contain all of the information required under Article 7.2 of the ADA, then STC Eagleville shall not be required to make an election regarding its participation in such proposed operation, nor shall it be deemed a Non-Consenting Party under this agreement with respect to such proposed operation. STC Eagleville shall have a period of ten (10) Business Days following satisfaction of the conditions set forth in Articles 7.1 and 7.2 of the ADA to review and evaluate each proposal delivered hereunder during the term of the ADA.

C.                                    Lantern Drilling — Preferred Drilling Rig Provider:

The parties hereby agree that Operator shall be permitted to engage Lantern Drilling Company to provide drilling rigs (and related services) with respect to the Contract Area in accordance with this agreement, the Lantern Drilling Contract and the ADA.

D.                                    Accounting and Record Keeping:

Operator shall keep adequate records and books of account with respect to the Program Assets and the joint account in which proper entries are made in accordance with GAAP, reflecting all financial transactions.

E.                                    Access to Information:

Notwithstanding any provisions thereof to the contrary, only Consenting Parties with respect to any operation conducted hereunder shall have the rights afforded to Non-Operators under Articles V.D.5 and V.D.7 with respect to the applicable Program Assets to which such operation relates.

F.                                     Non-Consent Election:

The following provisions of this Article XVI.F shall control over any conflicting provisions in this agreement (including Article VI.B of this agreement) during the term of the ADA:

(i)                                     If at any time STC Eagleville elects not to participate in an operation proposed under this agreement, and Operator commences the subject operation and diligently pursues operations thereafter, then (a) the Well that was the subject of such proposal shall thereafter be considered a “Rejected Well” or a “Rejected Rework Well,” as applicable, and (b) STC Eagleville shall execute and deliver to Operator (within fifteen (15) days of such decision) a reassignment (with special warranty and depth limitations) of the Rejected Well or Rejected Rework Well, as applicable, and Rejected Well Acreage or Rejected Rework Well Acreage Zone, as applicable, pursuant to the provisions of Article VII of the ADA.

(ii)                                  For the purposes of this Article XVI.F, any proposed operation not (A) commenced within the time authorized pursuant to this agreement and (B) diligently pursued thereafter, shall be deemed never to have been proposed, and any reassignments delivered by STC Eagleville under this Article XVI.F or Article VII of the ADA shall be void for all purposes.

G.                                   Priority of Operations:

Horizontal Wells:

A horizontal Well proposal shall include an AFE and other accompanying documents that clearly stipulate that the Well being proposed is a horizontal Well. As to any possible conflicts that may arise during the Completion phase of a horizontal Well, priority shall be given first to a lateral drainhole of the authorized depth, and then to objective formations below the authorized depth.

If at any time there is more than one operation proposed in connection with any horizontal Well subject to this agreement, then, unless all Consenting Parties agree on the sequence of such operations, such proposals shall be undertaken in the following order of priority:

(i)                                     Attempt to Complete drilling operations on all proposed laterals;

(ii)                                  Attempt to extend or Deepen any lateral;

(iii)                               Attempt to kick out and drill an additional lateral in the same formation;

(iv)                              Attempt a Completion in a lateral, including logging, coring and testing;

(v)                                 Attempt to Plug Back the Well to another formation in ascending order; and

(vi)                              Attempt to plug and abandon the Well.

Vertical Wells:

If at any time there is more than one operation proposed in connection with any vertical Well subject to this agreement, then, unless all Consenting Parties agree on the sequence of such operations, such proposals shall be undertaken in the following order of priority:

(i)                                     Attempt at additional logging, coring and testing;

(ii)                                  In the event the majority of working interest owners desire to Complete the Well in a deeper Zone than the objective Zone, then an attempt to Complete the Well at the deeper Zone;

(iii)                               Attempt to Complete the Well at the objective depth;

(iv)                              Attempt to Rework the Well in a Zone in which there has been a previous Completion;

(v)                                 Attempt to Plug Back the Well and Complete in a formation above the objective depth;

(vi)                              Attempt to Deepen the Well to a new objective depth;

(vii)                           Attempt to Sidetrack the Well; and

(viii)                        Attempt to plug and abandon the Well.

H.                                   Approved Costs:

Notwithstanding any other provision of this agreement (including Exhibit “C”) to the contrary, Forest shall be entitled to require that STC Eagleville provide advance funding with respect to certain approved operations in accordance with Article IX of the ADA. Within five (5) Business Days of its receipt of an Advance Payment Request complying with the provisions of Article IX of the ADA from Forest therefor, STC Eagleville shall deposit sufficient funds into the Development Funds Account to satisfy such Advance Payment Request. STC Eagleville shall thereafter be entitled to satisfy any amounts due Forest pursuant to this agreement and the ADA by direct payment of the then outstanding invoices of the Schlumberger Service Providers, and shall transfer to Forest, by the fifth (5th) day of each month, any funds in excess of the dollar amount of Schlumberger Service Providers’ (i) then outstanding invoices and (ii) anticipated invoices for services, materials and equipment furnished during the following month, in each case in accordance with the provisions of Article IX of the ADA.

I.                                        Events of Default:

Following the occurrence (and during the continuance) of a default with respect to Operator under this agreement, a default by Forest shall be deemed to have occurred under the ADA. Following the occurrence (and during the continuance) of a default with respect to STC Eagleville under this agreement, a default by STC Eagleville shall be deemed to have occurred under the ADA.

All rights and remedies of a non-defaulting party under this agreement shall be in addition to (and cumulative and non-exclusive of) any rights and remedies of such party under the ADA, at law, in equity or otherwise with respect to the event or occurrence constituting a default of the other party hereunder; provided, however, that the sole and exclusive remedies of a non-defaulting party for a Development Cost Payment Failure or a Carry Payment Failure shall be those remedies set forth in Article XX of the ADA. Subject to the foregoing exclusion, each right and remedy available to the non-defaulting party may be exercised from time to time and so often and in such order as may be considered expedient by such non-defaulting party in its sole and absolute discretion.

J.                                      Marketing:

Notwithstanding anything contained herein to the contrary, upon request by STC Eagleville, Operator shall market STC Eagleville’s share of any Oil and/or Gas produced from any Well drilled or operated under the terms of this agreement on the same terms and conditions as Operator is marketing its (or its Affiliates’) share of production, in good faith for a recurring term of mutually agreed duration that is less than one (1) year and not in excess of the minimum needs of the industry. Without limiting the foregoing, Operator shall use commercially reasonable efforts to obtain the best available market price in the area for STC Eagleville’s share of hydrocarbons at the time sold, and the weighted price paid to STC Eagleville for its share of hydrocarbons produced from such Well shall not be less than the weighted average price paid to Operator for Operator’s share of hydrocarbons produced from such Well.

K.                                   Hearings and Administrative Proceedings:

Operator shall act as the representative of all parties hereto in all hearings and proceedings before administrative bodies concerning the Contract Area and, subject to approval of Non-Operators, all costs and expenses incurred by Operator directly or by retention of outside personnel in participation in such hearings or proceedings shall be a proper charge against the joint account; provided, however, that nothing contained herein shall prohibit any of the parties other than Operator from participating in any such hearings or proceedings on its behalf and at its own cost and expense.

L.                                    Acquisition of Unit Acreage in AMI Area:

Should Forest (or any of its Affiliates) acquire (including by extension or renewal of any existing Lease) any leases in the AMI Area that (i) are required to complete a Drilling Unit (any such leases, together with any easements necessary to the full enjoyment of the leases so acquired, the “Unit Acreage”) or (b) are not required to complete a Drilling Unit (any such leases, together with any easements necessary to the full enjoyment of the leases so acquired, the “Option Acreage”), then Forest shall, no later than forty-five (45) days after the end of the calendar quarter of such lease purchase or acquisition, provide a written notice (the “Acquisition Notice”) to STC Eagleville of such lease purchase or acquisition and the material terms and conditions thereof (including the conveyance, agreement or other instrument pursuant to which such lease purchase or acquisition was consummated) and, (i) in the case of any Unit Acreage, STC Eagleville shall be deemed to have irrevocably elected to acquire all (but not less than all) of its working interest share of the Unit Acreage, and (ii) in the case of any Option Acreage, STC Eagleville may elect, by providing an irrevocable written notice thereof to Forest within thirty (30) days of its receipt of the related Acquisition Notice, to acquire all (but not less than all) of its working interest share of such Option Acreage.  Any acquisition by STC Eagleville of any Unit Acreage or Option Acreage shall be, subject to the provisions of this Article XVI.L and Article XVI of the ADA, made on the same terms and conditions on which Forest (or its Affiliate, as applicable) acquired such Unit Acreage or Option Acreage, as applicable.

Within thirty (30) days of (i) with respect to any Unit Acreage, the receipt of the Acquisition Notice with respect thereto by Schlumberger, and (ii) with respect to any Option Acreage, the delivery by STC Eagleville, in accordance with the provisions of Article XVI of the ADA, of an irrevocable written notice to Forest with respect to its election to acquire all (but not less than all) of its working interest share in such Option Acreage (any such Unit Acreage or Option Acreage, the “Acquired Leases”), STC Eagleville shall pay to Forest (via wire transfer of immediately available funds) an amount equal to its working interest share of the costs paid or incurred by Forest in connection with its acquisition of such Acquired Leases (which shall be based on the value reasonably allocated to such Acquired Leases by Forest in good faith). Upon the receipt of such payment by Forest, the Contract Area shall be deemed to include such Acquired Leases.

If STC Eagleville (or any of its Affiliates) acquires (including by extension or renewal of any existing Lease) any leases within the AMI Area, then the foregoing provisions of this Article XVI.L shall apply to such acquisition by STC Eagleville (or its Affiliate, as applicable), mutatis mutandis, as if such leases (and any easements necessary to the full enjoyment of such leases) were Option Acreage acquired by Forest, and Forest shall have the same rights with respect thereto that STC Eagleville has with respect to any Option Acreage acquired by Forest, and STC Eagleville shall have the same obligations with respect thereto that Forest has with respect to Option Acreage acquired by Forest.

M.                                 Transfer Provisions:

The parties agree that the sale of any interest in the Contract Area shall be made specifically subject to the provisions of this Article XVI.M.

Each party hereto covenants and agrees for itself, and its successors and assigns, that any sale, assignment, sublease, mortgage, pledge or other instrument affecting the Leases and lands subject to this agreement (whether of an operating or non-operating interest or mortgage, pledge or other security interest) will be made and accepted subject to this agreement, and the party acquiring the interest or security shall expressly agree to be bound by all terms and provisions of this agreement. Any party hereto who executes any instrument in favor of any third party without complying with the provisions of this paragraph shall indemnify, defend and hold harmless the other parties hereto from and against any and all claims or causes of action by any person whomsoever and for any expenses and losses sustained as a result of the failure of such party to comply with these provisions.

The parties acknowledge and agree that, during the term of the ADA, any transfer of all or any portion of a party’s interest in the Contract Area shall be governed by the provisions of Article XVII of the ADA.

N.                                    Obligatory Operations:

The non-consent provisions of Article VI.B shall not be applicable to any Well or operation which is necessary to: (i) perpetuate all or any part of a Lease or Leases, or Interest therein; (ii) comply with obligatory terms of Lease agreement, including penalties for failure to drill a Well; or (iii) earn a Lease or an additional Lease or Leases, or Interest therein, pursuant to any farmout or other agreement, if such Well or operation is proposed within the last three months of the termination or expiration date of any right or Interest in such Lease or agreement, or any extension thereof. All such Wells or operations shall be considered a “required Well” or a “required operation.” As to any proposed required Well or required operation in which any other party hereto elects not to participate, the non-participating party shall release and relinquish forever all of its Interest in and to such rights, Leases, agreements or Interests which would have expired but for the drilling of such required Well. The Interest in such leases or rights shall be assigned by the non-participating party to the participating parties with limited warranty of title and free of any interest or additional burdens created after the date of this agreement. The Interest so assigned shall no longer be subject to this agreement, but shall be subject to an identical Operating Agreement modified to reflect the proper Interests in the assigned acreage. Such assignment shall be executed and delivered to the participating parties within thirty (30) days of the completion of the required operations. Nothing herein shall be construed as requiring a relinquishment of such non-participating party’s interest in any producing Wells or units.

O.                                   Royalty Payments:

Notwithstanding anything to the contrary contained herein, unless and until otherwise agreed to in writing, Operator shall, for the benefit of the joint account, make or cause to be made timely payment, if and when due, of all royalties, overriding royalties or other payments out of production due lessors or others as listed on Exhibit “A” or under an appropriate division order, title opinion, under the terms of the Leases or other agreements affecting or comprising the Contract Area. Each party shall bear and be responsible for its proportional part of such payments by Operator. However, if any party exercises its right to take production in kind under the provisions of this agreement, then such party shall pay or cause to be paid all royalties, overriding royalties or other payments due on its share of production so taken and shall hold the other parties free from any liability therefor.

P.                                     Delay Rentals, Shut-In Royalties and Relinquishments:

(i)                                     Operator shall use its best efforts to notify each Non-Operator of its recommendation concerning the payment of delay rentals or shut-in royalties under any Leases, as they may fall due, in writing at least forty-five (45) days in advance of the date when such payment is due. Non-Operator shall have fifteen (15) days from the receipt of such notice to respond in writing to such recommendation. The failure of Non-Operator to timely respond shall be deemed its election to act in accordance with Operator’s recommendation.

(ii)                                  In the event any party having the right to make an election elects to relinquish its interest in any Lease subject hereto or to not participate in a delay rental or shut-in royalty payment which one or more of the parties elect to make, and such payment is actually made, then a party electing to so relinquish its interest or to not participate in such payment (“Relinquishing Party”) shall promptly execute and deliver to the parties electing to participate therein, or who made such payment, an assignment of all the Relinquishing Party’s right, title and interest in and to the Lease for which such payment was made. Such Lease shall no longer be deemed subject to this agreement, but shall be deemed subject to an identical operating agreement reflecting the proper owners of, and interest in, such leases.

Q.                                   Separate Measurement Facility:

In the event of a transfer, sale, encumbrance or other disposition of Interest within the Contract Area that necessitates the separate measurement of production, the party creating the necessity for such separate measurement shall alone bear the cost of purchase, installation and operation of such facilities.

R.                                    Selling of Production:

During such time or times as any Non-Operator is exercising the right to take in kind or separately dispose of its proportionate share of the production as set forth in Article VI.G hereof, such Non-Operator shall pay or arrange for the payment of all production, severance, gathering, sales or similar taxes imposed upon such production.

S.                                      Bankruptcy:

If a petition for relief under the federal bankruptcy laws is filed by or against Operator, the Non-Operator can select an interim Operator until Operator has elected to reject or assume this agreement pursuant to 11 U.S.C. Section 365; if Operator is permitted to reject this agreement, the Non-Operators shall select a successor Operator by vote of parties owning a majority interest based on ownership as shown on Exhibit “A” after excluding the voting interest of Operator.  If Operator assumes this agreement, Non-Operator shall be entitled to (a) a prompt cure of any defaults of Operator under the terms of this agreement, (b) adequate assurances as to the future performance of Operator’s obligations under this agreement, and (c) adequate assurances as to the protection of interests of Non-Operators hereunder.  If Operator is not able to satisfy the conditions of (a), (b) or (c) above, Non-Operator shall select a successor Operator by vote of parties owning a majority interest based on ownership as shown on Exhibit “A” after excluding the voting interest of Operator.

T.                                    Cost Overages and Supplemental Authorizations:

Notwithstanding any provision herein to the contrary, Operator shall notify Non-Operators at such time as expenditures for a drilling, Completion or workover operation approach 125% of the estimated costs for an operation stated in the applicable AFE, and with such notice Operator shall estimate such amounts in excess of the costs estimated in the AFE that Operator believes will be required to complete the operation.  In the event the cause of actual expenditures approaching or exceeding 125% of the costs estimated in the AFE is a matter other than an explosion, blowout, fire or other sudden emergency, or a drilling problem such as lost circulation that, in Operator’s judgment, does not permit a voluntary suspension of the operation, all parties shall have the right to elect to consent or non-consent to further operations in accordance with and subject to the provisions of Article VI or, during the term of the ADA, Article VII of the ADA.  No party shall have any election under the provisions of this paragraph with regard to expenditures in an operation in excess of 125% of the estimated costs therefore in the applicable AFE caused by explosion, blowout, fire or other sudden emergency, or a drilling problem such as lost circulation that, in Operator’s judgment, does not permit a voluntary suspension of the operation. The provisions of this paragraph shall not be applicable in the event all parties participating in the operation decide to terminate the operation.

U.                                    Pipeline and/or Gathering Line or Acquisition:

If any party to this agreement (or any of such party’s Affiliates) proposes the construction or acquisition and operation of a pipeline or gathering line to transport production from the Contract Area, then such party shall offer each of the other non-proposing parties the right to participate in the construction or acquisition and operation of such pipeline or gathering line, including the right of transporting production from the Contract Area. Should one or more non-proposing parties elect to participate in such construction or acquisition and operation, then between such participating parties, the participating parties shall enter into a mutually acceptable agreement for the construction or acquisition and operation thereof.

V.                                    Miscellaneous Provisions:

1.                                      THE PARTIES KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY APPLICABLE LAW, ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING BASED ON OR ARISING (DIRECTLY OR INDIRECTLY) OUT OF THIS AGREEMENT. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS AGREEMENT SHALL BE LITIGATED EXCLUSIVELY IN COURTS IN HOUSTON, HARRIS COUNTY, TEXAS. THE PARTIES HEREBY SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS, AND HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT IN ACCORDANCE WITH THIS PARAGRAPH.

2.                                      The parties hereto have executed simultaneously herewith the Memorandum of Operating Agreement and Memorandum of ADA in the forms set forth in Exhibit “H-1” and “H-2”, respectively.  The parties agree to execute amendments of same, from time to time, to accurately reflect ownership of the Program Assets included in the Contract Area.  Any party hereto may place either or both Memorandums in the public records at any time in such party’s sole discretion and at such party’s expense.

3.                                      The headings, captions and arrangements contained in this agreement have been inserted for convenience only and will not be deemed in any manner to modify, explain, enlarge or restrict any provision in this agreement.

4.                                      The parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this agreement with its legal counsel and that this agreement will be construed as if jointly drafted by the parties.

5.                                      Notwithstanding any provision of this agreement (or any other operating agreement) to the contrary, in no event shall Operator have any liability under this agreement or any other operating agreement (or otherwise at law or in equity) to any other party hereto (or any of such party’s Affiliates or any of its or their respective officers, directors, equity holders, employees, agents or other representatives) for any liabilities sustained or incurred in connection with any Program Assets, EVEN IF SUCH LIABILITIES AROSE IN WHOLE OR IN PART FROM THE ACTIVE, PASSIVE, SOLE OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF OPERATOR, OTHER THAN IF SUCH CLAIM, DAMAGE, LOSS OR LIABILITY AROSE FROM THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD OF OPERATOR, ANY OF ITS AFFILIATES OR ANY OFFICER, PARTNER, MEMBER, DIRECTOR OR EMPLOYEE OF FOREST OR ANY OF ITS AFFILIATES; provided, however, that Operator shall not be released or exonerated from liability for a material breach of any financial, administrative or procedural (such as providing notices and voting) obligation; and provided further that each party acknowledges and agrees that any such claim, damage, loss or liability (other than that caused by gross negligence, willful misconduct or fraud of Forest, its Affiliates or any officer, partner, member, director, agent or employee of Forest or any of its Affiliates or the material breach of any financial, administrative or procedural (such as providing notices and voting) obligation of Forest), shall be borne severally by the parties hereto in proportion to their interest in the Program Assets.

6.             Each party agrees that during the term of this agreement (and for a period of eighteen (18) months following the termination of this agreement), all Confidential Information shall be considered strictly confidential, shall be kept strictly confidential and shall not be disclosed to any person that is not a party hereto without the prior written consent of the other party, except: (a) to an Affiliate of either party (provided that such party shall be liable for any disclosure in breach of the provisions of this agreement by such Affiliate); (b) to the extent such Confidential Information is required to be disclosed pursuant to any law or pursuant to any stock exchange regulations binding upon a party (or any of its Affiliates), or pursuant to any legal proceedings or any order of any Governmental Authority binding upon a party (or any of its Affiliates) (provided that prior to such disclosure, such party (or its Affiliate) shall notify in writing the other party that such request has been made and shall reasonably cooperate with such other party to obtain a protective order, confidential treatment or other remedy (and, in the absence of any such remedy, may disclose only such portion of the Confidential Information as such disclosing party (or its Affiliate) is advised by its counsel that it is legally required to disclose)); (c) to the officers, managers, directors, representatives and consultants of such party (or any of its Affiliates), where the disclosure of such Confidential Information is necessary to any such person’s work for such party (or any of its Affiliates) (provided that such party shall be liable for any disclosure in breach of the provisions of this agreement by such person); (d) to a bona fide prospective transferee of such party’s interest in the property (including a person with which such party or its Affiliates are conducting bona fide negotiations directed toward a merger, consolidation or sale of a majority of such party’s or its Affiliate’s equity interests or assets and properties), to the extent appropriate in order to allow such prospective transferee to evaluate such party’s interest in the property (provided that such prospective transferee shall have, prior to any such disclosure, entered into a confidentiality agreement with such party (or its Affiliate, if applicable) on terms no less strict than the terms of this agreement and such party (or its Affiliate, if applicable) shall be liable for any disclosure in breach of this agreement by such prospective transferee; and (e) to any person (including to a bank or other financial institution), as is reasonably necessary in connection with arranging (or maintaining) debt or equity financing of such party or any of its Affiliates (provided that such person shall have, prior to any such disclosure, entered into a confidentiality agreement with such party (or its Affiliate, if applicable) on terms no less strict than the terms of this agreement and such party (or its Affiliate, if applicable) shall be liable for any disclosure in breach of the provisions of this agreement by such person).

7.             Any of the terms, covenants, representations, warranties or conditions hereof may be waived only by a written instrument executed by or on behalf of the party waiving compliance. No course of dealing on the part of either party, or their respective officers, employees, agents or representatives, nor any failure by either party to exercise any of its rights under this agreement shall operate as a waiver thereof or affect in any way the right of such party at a later time to enforce any provision of this agreement. No waiver by any party of any condition, or any breach of any term, covenant, representation or warranty contained in this agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation or warranty.

8.             This agreement may be amended only by an instrument in writing executed by the parties.

9.             THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, TOGETHER WITH ALL EXHIBITS, SCHEDULES AND ANNEXES ATTACHED HERETO AND THERETO, CONSTITUTE THE FINAL, ENTIRE AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE MATTERS ADDRESSED HEREIN AND THEREIN AND CANNOT AND WILL NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

10.          NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR EXEMPLARY, PUNITIVE, TREBLE, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFIT, AND THE PARTIES AND THEIR AFFILIATES WAIVE ANY RIGHT THEY MAY HAVE TO RECOVER SUCH DAMAGES FROM EACH OTHER.

IN WITNESS WHEREOF, this agreement shall be effective as of the 11 day of April, 2013.

ATTEST OR WITNESS:	OPERATOR

Forest Oil Corporation

	By:	/s/ Scott Laverde

Scott Laverde
Type or print name

	Title:	Vice President

	Date:	April 11, 2013

Tax ID or S.S. No.: 25-0484900

NON-OPERATORS

ATTEST OR WITNESS:	STC Eagleville LLC

	By:	/s/ F. Mitton

F. Mitton
Type or print name

	Title:	Managing Member

	Date:	April 11, 2013

Tax ID or S.S. No.: 32050521023

ACKNOWLEDGMENTS

Individual acknowledgment:

State of	)

) ss.

County of	)

This instrument was acknowledged before me on

                                                                   by                                                                   .

(Seal, if any)

Title (and Rank)

My commission expires:

Acknowledgment in representative capacity:

State of	)

) ss.

County of	)

This instrument was acknowledged before me on

                                                                   by                                                                   .

as                                                                   of

(Seal, if any)

Title (and Rank)

My commission expires:

Attached to and made part of that certain Operating Agreement, dated April 11, 2013, by Forest Oil Corporation, as Operator, and STC Eagleville LLC, as Non-Operator (“Operating Agreement”).

EXHIBIT “A”

CONTRACT AREA

Contract Area:

See attached Exhibit “A-1”

Restriction as to Depths:

None

Parties and Interests:

Forest Oil Corporation	50.00%
707 17th Street, Suite 3600
Denver, Colorado 80202
Facsimile No.: (303) 812-1445
Attention: General Counsel

STC Eagleville	50.00%
c/o Schlumberger Production Management
1200 Enclave Parkway, Suite 100
Houston, Texas 77 077-1733
Attention: Vice President
Telephone: (832) 424-4965
Facsimile No.: (832) 424-4011

Oil, Gas and Mineral Leases:

See attached Exhibit “A-2”

Well Schedule:

See attached Exhibit “A-3”

Exhibit A-1

EXHIBIT “A-1”

CONTRACT AREA

Exhibit A-1-1

EXHIBIT “A-2”

OIL AND GAS LEASES

[See attached]

Exhibit A-2-1

EXHIBIT “A-3”

WELLS

WELL NAME	SPUD DATE	API NO.	COUNTY	STATE	WORKING INTEREST (DECIMAL PERCENT)	NET INTEREST (DECIMAL PERCENT)

Colwell-Rawls 02 01H	11/28/2012	42-177-32769	Gonzales	Texas	1.0000000	0.7500000
Colwell-Cook 02 01H	12/2/2012	42-177-32776	Gonzales	Texas	1.0000000	0.7500000
Colwell-Rawls 01 01H	12/5/2012	42-177-32769	Gonzales	Texas	1.0000000	0.7500000
Colwell-Cook 01 01H	12/7/2012	42-177-32273	Gonzales	Texas	1.0000000	0.7500000
Tinsley-Cook 01 01H	1/28/2013	42-177-32816	Gonzales	Texas	1.0000000	0.7500000
Tinsley-Cook 02 01H	2/5/2013	42-177-32817	Gonzales	Texas	1.0000000	0.7500000
Manford Ranch-Chandler 1-1H	2/27/2013	42-177-32869	Gonzales	Texas	1.0000000	0.7500000
Manford Ranch-Chandler 2-1H	3/5/2013	42-177-32870	Gonzales	Texas	1.0000000	0.7500000
Manford Ranch-Henry 1-1H	2/23/2013	42-177-32874	Gonzales	Texas	1.0000000	0.7500000
Manford Ranch-Henry 2-1H	3/3/2013	42-177-32873	Gonzales	Texas	1.0000000	0.7500000
Bouldin-Manford 01H	3/24/2013	42-177-32838	Gonzales	Texas	1.0000000	0.7500000

Exhibit A-3-1

EXHIBIT “B”

OIL, GAS AND MINERAL LEASE

[Intentionally omitted]

Exhibit B-1

EXHIBIT “C”

ACCOUNTING PROCEDURE

JOINT OPERATIONS

[See attached]

Exhibit C-1

EXHIBIT “C”

ACCOUNTING PROCEDURE
JOINT OPERATIONS

I.             GENERAL PROVISIONS

IF THE PARTIES FAIL TO SELECT EITHER ONE OF COMPETING “ALTERNATIVE” PROVISIONS, OR SELECT ALL THE COMPETING “ALTERNATIVE” PROVISIONS, ALTERNATIVE 1 IN EACH SUCH INSTANCE SHALL BE DEEMED TO HAVE BEEN ADOPTED BY THE PARTIES AS A RESULT OF ANY SUCH OMISSION OR DUPLICATE NOTATION.

IN THE EVENT THAT ANY “OPTIONAL” PROVISION OF THIS ACCOUNTING PROCEDURE IS NOT ADOPTED BY THE PARTIES TO THE AGREEMENT BY A TYPED, PRINTED OR HANDWRITTEN INDICATION, SUCH PROVISION SHALL NOT FORM A PART OF THIS ACCOUNTING PROCEDURE, AND NO INFERENCE SHALL BE MADE CONCERNING THE INTENT OF THE PARTIES IN SUCH EVENT.

1.                                      DEFINITIONS

All following terms used in this Accounting Procedure shall have the following meanings; any capitalized terms used herein, but not defined herein, shall have the meanings given such terms in the ADA or the Agreement, as applicable:

“ADA” has the meaning given such term in the Agreement.

“Agreement” means the Operating Agreement (as such term is defined in the header to this Accounting Procedure).

“Controllable Material” means Material that, at the time of acquisition or disposition by the Joint Account, as applicable, is so classified in the Material Classification Manual most recently recommended by the Council of Petroleum Accountants Societies (COPAS).

“Equalized Freight” means the procedure of charging transportation cost to the Joint Account based upon the distance from the nearest Railway Receiving Point to the property.

“Excluded Amount” means a specified excluded trucking amount most recently recommended by COPAS.

“Field Office” means a structure, or portion of a structure, whether a temporary or permanent installation, the primary function of which is to directly serve daily operation and maintenance

Exhibit C-2

activities of the Joint Property and which serves as a staging area for directly chargeable field personnel.

“First Level Supervision” means those employees whose primary function in Joint Operations is the direct oversight of the Operator’s field employees and/or contract labor directly employed On-site in a field operating capacity.  First Level Supervision functions may include, but are not limited to:

•                                          Responsibility for field employees and contract labor engaged in activities that can include field operations, maintenance, construction, well remedial work, equipment movement and drilling

•                                          Responsibility for day-to-day direct oversight of rig operations

•                                          Responsibility for day-to-day direct oversight of construction operations

•                                          Coordination of job priorities and approval of work procedures

•                                          Responsibility for optimal resource utilization (equipment, Materials, personnel)

•                                          Responsibility for meeting production and field operating expense targets

•                                          Representation of the Parties in local matters involving community, vendors, regulatory agents and landowners, as an incidental part of the supervisor’s operating responsibilities

•                                          Responsibility for all emergency responses with field staff

•                                         Responsibility for implementing safety and environmental practices

•                                          Responsibility for field adherence to company policy

•                                          Responsibility for employment decisions and performance appraisals for field personnel

•                                          Oversight of sub-groups for field functions such as electrical, safety, environmental, telecommunications, which may have group or team leaders.

“Joint Account” means the account showing the charges paid and credits received in the conduct of the Joint Operations that (subject to the application of the Additional Funding Obligations pursuant to Section 8.1 of the ADA) are to be shared by the Parties, but does not include proceeds attributable to hydrocarbons and by-products produced under the Agreement.

“Joint Operations” has the meaning given the term “Program Operations” in the Agreement.

Exhibit C-3

“Joint Property” has the meaning given the term “Contract Area” in the Agreement.

“Laws” shall mean any applicable statute, law, rule (including rules of common law), regulation, ordinance, order, code, ruling, writ, injunction, judgment, settlement, decree or other official act or legally enforceable requirement of or by any Governmental Authority.

“Material” means personal property, equipment, supplies, or consumables acquired or held for use by the Joint Property.

“Non-Operator(s)” means the Party(ies) to the Agreement other than the Operator.

“Off-site” means any location that is not considered On-site as defined in this Accounting Procedure.

“On-site” means on the Joint Property when in direct conduct of Joint Operations.  The term “On-site” shall also include that portion of Shore Base Facilities, fabrication yards, and staging areas from which Joint Operations are conducted, or other facilities that directly control equipment on the Joint Property, regardless of whether such facilities are owned by the Joint Account.

“Operator” means the Party designated pursuant to the Agreement to conduct the Joint Operations.

“Parties” means legal entities signatory to the Agreement or their successors and assigns.  Parties shall be referred to individually as “Party.”

“Participating Interest” means the percentage of the costs and risks of conducting an operation under the Agreement that a Party agrees, or is otherwise obligated to (pursuant to the Agreement and/or the ADA), pay and bear.

“Participating Party” has the meaning given the term “Consenting Party” under the Agreement.

“Personal Expenses” means reimbursed costs for travel and temporary living expenses.

“Railway Receiving Point” means the railhead nearest the Joint Property for which freight rates are published, even though an actual railhead may not exist.

“Shore Base Facilities” means onshore support facilities that during Joint Operations provide such services to the Joint Property as a receiving and transshipment point for Materials; debarkation point for drilling and production personnel and services; communication, scheduling and dispatching center; and other associated functions serving the Joint Property.

“Supply Store” means a recognized source or common stock point for a given Material item.

Exhibit C-4

“Technical Services” means services providing specific engineering, geoscience, or other professional skills, such as those performed by engineers, geologists, geophysicists, and technicians, required to handle specific operating conditions and problems for the benefit of Joint Operations; provided, however, Technical Services shall not include those functions specifically identified as overhead under the second paragraph of the introduction of Section III (Overhead). Technical Services may be provided by the Operator, Operator’s Affiliate, Non-Operator, Non-Operator Affiliates, and/or third parties.

2.                                      STATEMENTS AND BILLINGS

The Operator shall bill Non-Operators on or before the last day of the month for their proportionate share of the Joint Account for the preceding month. Such bills shall be accompanied by statements that identify the AFE (authority for expenditure), lease or facility, and all charges and credits summarized by appropriate categories of investment and expense.  Controllable Material shall be separately identified and fully described in detail, or at the Operator’s option, Controllable Material may be summarized by major Material classifications.  Intangible drilling costs, audit adjustments, and unusual charges and credits shall be separately and clearly identified.

The Operator may make available to Non-Operators any statements and bills required under Section I.2 and/or Section I.3.A (Advances and Payments by the Parties) via email, electronic data interchange, internet websites or other equivalent electronic media in lieu of paper copies.  The Operator shall provide the Non-Operators instructions and any necessary information to access and receive the statements and bills within the timeframes specified herein.  A statement or billing shall be deemed as delivered twenty-four (24) hours (exclusive of weekends and holidays) after the Operator notifies the Non-Operator that the statement or billing is available on the website and/or sent via email or electronic data interchange transmission.  Each Non-Operator individually shall elect to receive statements and billings electronically, if available from the Operator, or request paper copies.  Such election may be changed upon thirty (30) days prior written notice to the Operator.

3.                                      ADVANCES AND PAYMENTS BY THE PARTIES

A.                                    Unless otherwise provided for in the Agreement or the ADA, the Operator may require the Non-Operators to advance their share of the estimated cash outlay for the succeeding month’s operations within fifteen (15) days after receipt of the advance request or by the first day of the month for which the advance is required, whichever is later.  The Operator shall adjust each monthly billing to reflect advances received from the Non-Operators for such month.  If a refund is due, the Operator shall apply the amount to be refunded to the subsequent month’s billing or advance, unless the Non-Operator sends the Operator a written request for a

Exhibit C-5

cash refund.  The Operator shall remit the refund to the Non-Operator within thirty (30) days of receipt of such written request.

B.                                    Except as provided below or in the ADA, each Party shall pay its proportionate share of all bills in full within thirty (30) days of receipt date.  If payment is not made within such time, the unpaid balance shall bear interest compounded monthly at the prime rate published by the Wall Street Journal on the first day of each month the payment is delinquent, plus three percent (3%), per annum, or the maximum contract rate permitted by the applicable usury Laws governing the Joint Property, whichever is the lesser, plus attorney’s fees, court costs, and other costs in connection with the collection of unpaid amounts.  If the Wall Street Journal ceases to be published or discontinues publishing a prime rate, the unpaid balance shall bear interest compounded monthly at the prime rate published by the Federal Reserve plus three percent (3%), per annum.  Interest shall begin accruing on the first day of the month in which the payment was due.  Payment shall not be reduced or delayed as a result of inquiries or anticipated credits unless the Operator has agreed.  Notwithstanding the foregoing, the Non-Operator may reduce payment, provided it furnishes documentation and explanation to the Operator at the time payment is made, to the extent such reduction is caused by:

(1)                                 being billed at an incorrect working interest or Participating Interest that is higher than such Non-Operator’s actual working interest or Participating Interest, as applicable; or

(2)                                 being billed for a project or AFE requiring approval of the Parties under the Agreement that the Non-Operator has not approved or is not otherwise obligated to pay under the Agreement; or

(3)                                 being billed for a property in which the Non-Operator no longer owns a working interest, provided the Non-Operator has furnished the Operator a copy of the recorded assignment or letter in-lieu. Notwithstanding the foregoing, the Non-Operator shall remain responsible for paying bills attributable to the interest it sold or transferred for any bills rendered during the thirty (30) day period following the Operator’s receipt of such written notice; or

(4)                                 charges outside the adjustment period, as provided in Section I.4 (Adjustments).

Notwithstanding the foregoing, the Parties acknowledge and agree that Article IX of the ADA shall expressly govern the delivery of advance payment requests by the Operator and payment by the Parties of amounts owed under the Agreement.

Exhibit C-6

4.                                      ADJUSTMENTS

A.                                    Payment of any such bills shall not prejudice the right of any Party to protest or question the correctness thereof; however, all bills and statements, including payout statements, rendered during any calendar year shall conclusively be presumed to be true and correct, with respect only to expenditures, after twenty-four (24) months following the end of any such calendar year, unless within said period a Party takes specific detailed written exception thereto making a claim for adjustment.  The Operator shall provide a response to all written exceptions, whether or not contained in an audit report, within the time periods prescribed in Section I.5 (Expenditure Audits).

B.                                    All adjustments initiated by the Operator, except those described in items (1) through (4) of this Section I.4.B, are limited to the twenty-four (24) month period following the end of the calendar year in which the original charge appeared or should have appeared on the Operator’s Joint Account statement or payout statement.  Adjustments that may be made beyond the twenty-four (24) month period are limited to adjustments resulting from the following:

(1)                                 a physical inventory of Controllable Material as provided for in Section V (Inventories of Controllable Material), or

(2)                                 an offsetting entry (whether in whole or in part) that is the direct result of a specific joint interest audit exception granted by the Operator relating to another property, or

(3)                                 a government/regulatory audit, or

(4)                                 a working interest ownership or Participating Interest adjustment.

5.                                      EXPENDITURE AUDITS

A.                                    A Non-Operator, upon written notice to the Operator and all other Non-Operators, shall have the right to audit the Operator’s accounts and records relating to the Joint Account within the twenty-four (24) month period following the end of such calendar year in which such bill was rendered; however, conducting an audit shall not extend the time for the taking of written exception to and the adjustment of accounts as provided for in Section I.4 (Adjustments).  Any Party that is subject to payout accounting under the Agreement shall have the right to audit the accounts and records of the Party responsible for preparing the payout statements, or of the Party furnishing information to the Party responsible for preparing payout statements.  Audits of payout accounts may include the volumes of hydrocarbons

Exhibit C-7

produced and saved and proceeds received for such hydrocarbons as they pertain to payout accounting required under the Agreement.  Unless otherwise provided in the Agreement, audits of a payout account shall be conducted within the twenty-four (24) month period following the end of the calendar year in which the payout statement was rendered.

Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner that will result in a minimum of inconvenience to the Operator.  The Operator shall bear no portion of the Non-Operators’ audit cost incurred under this paragraph unless agreed to by the Operator.  The audits shall not be conducted more than once each year without prior approval of the Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit.

The Non-Operator leading the audit (hereinafter “lead audit company”) shall issue the audit report within ninety (90) days after completion of the audit testing and analysis; however, the ninety (90) day time period shall not extend the twenty-four (24) month requirement for taking specific detailed written exception as required in Section I.4 (Adjustments) above.  All claims shall be supported with sufficient documentation.

A timely filed written exception or audit report containing written exceptions (hereinafter “written exceptions”) shall, with respect to the claims made therein, preclude the Operator from asserting a statute of limitations defense against such claims, and the Operator hereby waives its right to assert any statute of limitations defense against such claims for so long as any Non-Operator continues to comply with the deadlines for resolving exceptions provided in this Accounting Procedure.  If the Non-Operators fail to comply with the additional deadlines in Section I.5.B or I.5.C, the Operator’s waiver of its rights to assert a statute of limitations defense against the claims brought by the Non-Operators shall lapse, and such claims shall then be subject to the applicable statute of limitations, provided that such waiver shall not lapse in the event that the Operator has failed to comply with the deadlines in Section I.5.B or I.5.C.

B.                                    The Operator shall provide a written response to all exceptions in an audit report within one hundred eighty (180) days after Operator receives such report.  Denied exceptions should be accompanied by a substantive response.  If the Operator fails to provide substantive response to an exception within this one hundred eighty (180) day period, the Operator will owe interest on that exception or portion thereof, if ultimately granted, from the date it received the audit report.

Exhibit C-8

Interest shall be calculated using the rate set forth in Section I.3.B (Advances and Payments by the Parties).

C.                                    The lead audit company shall reply to the Operator’s response to an audit report within ninety (90) days of receipt, and the Operator shall reply to the lead audit company’s follow-up response within ninety (90) days of receipt; provided, however, each Non-Operator shall have the right to represent itself if it disagrees with the lead audit company’s position or believes the lead audit company is not adequately fulfilling its duties.  Unless otherwise provided for in Section I.5.E, if the Operator fails to provide substantive response to an exception within this ninety (90) day period, the Operator will owe interest on that exception or portion thereof, if ultimately granted, from the date it received the audit report.  Interest shall be calculated using the rate set forth in Section I.3.B (Advances and Payments by the Parties).

D.                                    If any Party fails to meet the deadlines in Sections I.5.B or I.5.C or if any audit issues are outstanding fifteen (15) months after Operator receives the audit report, the Operator or any Non-Operator participating in the audit has the right to call a resolution meeting, as set forth in this Section I.5.D or it may invoke the dispute resolution procedures included in the Agreement, if applicable.  The meeting will require one month’s written notice to the Operator and all Non-Operators participating in the audit.  The meeting shall be held at the Operator’s office or mutually agreed location, and shall be attended by representatives of the Parties with authority to resolve such outstanding issues.  Any Party who fails to attend the resolution meeting shall be bound by any resolution reached at the meeting.  The lead audit company will make good faith efforts to coordinate the response and positions of the Non-Operator participants throughout the resolution process; however, each Non-Operator shall have the right to represent itself.  Attendees will make good faith efforts to resolve outstanding issues, and each Party will be required to present substantive information supporting its position.  A resolution meeting may be held as often as agreed to by the Parties.  Issues unresolved at one meeting may be discussed at subsequent meetings until each such issue is resolved.

If the Agreement contains no dispute resolution procedures and the audit issues cannot be resolved by negotiation, the dispute shall be submitted to mediation.  In such event, promptly following one Party’s written request for mediation, the Parties to the dispute shall choose a mutually acceptable mediator and share the costs of mediation services equally.  The Parties shall each have present at the mediation at least one individual who has the authority to settle the dispute.  The Parties shall make reasonable efforts to ensure that the mediation commences

Exhibit C-9

within sixty (60) days of the date of the mediation request.  Notwithstanding the above, any Party may file a lawsuit or complaint (1) if the Parties are unable after reasonable efforts, to commence mediation within sixty (60) days of the date of the mediation request, (2) for statute of limitations reasons, or (3) to seek a preliminary injunction or other provisional judicial relief, if in its sole judgment an injunction or other provisional relief is necessary to avoid irreparable damage or to preserve the status quo.  Despite such action, the Parties shall continue to try to resolve the dispute by mediation.

E.                                     ☐            (Optional Provision - Forfeiture Penalties).

If the Non-Operators fail to meet the deadline in Section I.5.C, any unresolved exceptions that were not addressed by the Non-Operators within one (1) year following receipt of the last substantive response of the Operator shall be deemed to have been withdrawn by the Non-Operators. If the Operator fails to meet the deadlines in Section I.5.B or I.5.C, any unresolved exceptions that were not addressed by the Operator within one (1) year following receipt of the audit report or receipt of the last substantive response of the Non-Operators, whichever is later, shall be deemed to have been granted by the Operator and adjustments shall be made without interest, to the Joint Account.

6.                                      APPROVAL BY PARTIES

A.                                    GENERAL MATTERS

Where an approval or other agreement of the Parties or Non-Operators is expressly required under other Sections of this Accounting Procedure and if the Agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, the Operator shall notify all Non-Operators of the Operator’s proposal and the agreement or approval of a majority in interest of the Non-Operators shall be controlling on all Non-Operators.

This Section I.6.A applies to specific situations of limited duration where a Party proposes to change the accounting for charges from that prescribed in this Accounting Procedure.  This provision does not apply to amendments to this Accounting Procedure, which are covered by Section I.6.B.

B.                                    AMENDMENTS

If the Agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, this Accounting Procedure can be amended by an affirmative vote of two (2) or more Parties, one of which is the Operator,

Exhibit C-10

having a combined working interest of at least seventy-five percent (75%), which approval shall be binding on all Parties; provided, however, approval of at least one (1) Non-Operator shall be required.

C.                                    AFFILIATES

For the purpose of administering the voting procedures of Sections I.6.A and I.6.B, if Parties to this Agreement are Affiliates of each other, then such Affiliates shall be combined and treated as a single Party having the combined working interest or Participating Interest of such Affiliates.

For the purposes of administering the voting procedures in Section I.6.A, if a Non-Operator is an Affiliate of the Operator, votes under Section I.6.A shall require the majority in interest of the Non-Operator(s) after excluding the interest of the Operator’s Affiliate.

II.            DIRECT CHARGES

The Operator shall charge the Joint Account with the following items:

1.                                      RENTALS AND ROYALTIES

Lease rentals and royalties paid by the Operator, on behalf of all Parties, for the Joint Operations.

2.                                      LABOR

A.                                    Salaries and wages, including incentive compensation programs as set forth in COPAS MFI-37 (“Chargeability of Incentive Compensation Programs”), for:

(1)                                 Operator’s field employees directly employed On-site in the conduct of Joint Operations,

(2)                                 Operator’s employees directly employed on Shore Base Facilities, or other facilities serving the Joint Property if such costs are not charged under Section II.6 (Equipment and Facilities Furnished by Operator) or are not a function covered under Section III (Overhead),

(3)                                 Operator s employees providing First Level Supervision,

(4)                                 Operator’s employees providing On-site Technical Services for the Joint Property if such charges are excluded from the overhead rates in Section III (Overhead),

Exhibit C-11

(5)                                 Operator’s employees providing Off-site Technical Services for the Joint Property if such charges are excluded from the overhead rates in Section III (Overhead).

Charges for the Operator’s employees identified in Section II.2.A may be made based on the employee’s actual salaries and wages, or in lieu thereof, a day rate representing the Operator’s average salaries and wages of the employee’s specific job category.

Charges for personnel chargeable under this Section II.2.A who are foreign nationals shall not exceed comparable compensation paid to an equivalent U. S. employee pursuant to this Section II.2, unless otherwise approved by the Parties pursuant to Section I.6.A (General Matters).

B.                                    Operator’s cost of holiday, vacation, sickness, and disability benefits, and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Section II.2.A, excluding severance payments or other termination allowances.  Such costs under this Section II.2.B may be charged on a “when and as-paid basis” or by “percentage assessment” on the amount of salaries and wages chargeable to the Joint Account under Section II.2.A.  If percentage assessment is used, the rate shall be based on the Operator’s cost experience.

C.                                    Expenditures or contributions made pursuant to assessments imposed by governmental authority that are applicable to costs chargeable to the Joint Account under Sections II.2.A and II.2.B.

D.                                    Personal Expenses of personnel whose salaries and wages are chargeable to the Joint Account under Section II.2.A when the expenses are incurred in connection with directly chargeable activities.

E.                                     Reasonable relocation costs incurred in transferring to the Joint Property personnel whose salaries and wages are chargeable to the Joint Account under Section II.2.A.  Notwithstanding the foregoing, relocation costs that result from reorganization or merger of a Party, or that are for the primary benefit of the Operator, shall not be chargeable to the Joint Account.  Extraordinary relocation costs, such as those incurred as a result of transfers from remote locations, such as Alaska or overseas, shall not be charged to the Joint Account unless approved by the Parties pursuant to Section I.6.A (General Matters).

F.                                      Training costs as specified in COPAS MFI-35 (“Charging of Training Costs to the Joint Account”) for personnel whose salaries and wages are chargeable under Section II.2.A.  This training charge shall include the wages, salaries, training

Exhibit C-12

course cost, and Personal Expenses incurred during the training session.  The training cost shall be charged or allocated to the property or properties directly benefiting from the training.  The cost of the training course shall not exceed prevailing commercial rates, where such rates are available.

G.                                    Operator’s current cost of established plans for employee benefits, as described in COPAS MFI-27 (“Employee Benefits Chargeable to Joint Operations and Subject to Percentage Limitation”), applicable to the Operator’s labor costs chargeable to the Joint Account under Sections II.2.A and II.2.B based on the Operator’s actual cost not to exceed the employee benefits limitation percentage most recently recommended by COPAS.

H.                                   Award payments to employees, in accordance with COPAS MF1-49 (“Awards to Employees and Contractors”) for personnel whose salaries and wages are chargeable under Section II.2.A.

3.                                      MATERIAL

Material purchased or furnished by the Operator for use on the Joint Property in the conduct of Joint Operations as provided under Section IV (Material Purchases, Transfers, and Dispositions).  Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use or is reasonably practical and consistent with efficient and economical operations.  The accumulation of surplus stocks shall be avoided.

4.                                      TRANSPORTATION

A.                                    Transportation of the Operator’s, Operator’s Affiliate’s, or contractor’s personnel necessary for Joint Operations.

B.                                    Transportation of Material between the Joint Property and another property, or from the Operator’s warehouse or other storage point to the Joint Property, shall be charged to the receiving property using one of the methods listed below.  Transportation of Material from the Joint Property to the Operator’s warehouse or other storage point shall be paid for by the Joint Property using one of the methods listed below:

(1)                                 If the actual trucking charge is less than or equal to the Excluded Amount the Operator may charge actual trucking cost or a theoretical charge from the Railway Receiving Point to the Joint Property.  The basis for the theoretical charge is the per hundred weight charge plus fuel surcharges

Exhibit C-13

from the Railway Receiving Point to the Joint Property.  The Operator shall consistently apply the selected alternative.

(2)                                 If the actual trucking charge is greater than the Excluded Amount, the Operator shall charge Equalized Freight.  Accessorial charges such as loading and unloading costs, split pick-up costs, detention, call out charges, and permit fees shall be charged directly to the Joint Property and shall not be included when calculating the Equalized Freight.

5.                                      SERVICES

The cost of contract services, equipment, and utilities used in the conduct of Joint Operations, except for contract services, equipment, and utilities covered by Section III (Overhead), or Section II.7 (Affiliates), or excluded under Section II.9 (Legal Expense).  Awards paid to contractors shall be chargeable pursuant to COPAS MFI-49 (“Awards to Employees and Contractors”).

The costs of third party Technical Services are chargeable to the extent excluded from the overhead rates under Section III (Overhead).

6.                                      EQUIPMENT AND FACILITIES FURNISHED BY OPERATOR

In the absence of a separately negotiated agreement, equipment and facilities furnished by the Operator will be charged as follows:

A.                                    The Operator shall charge the Joint Account for use of Operator-owned equipment and facilities, including but not limited to production facilities, Shore Base Facilities and Field Offices, at rates commensurate with the costs of ownership and operation.  The cost of Field Offices shall be chargeable to the extent the Field Offices provide direct service to personnel who are chargeable pursuant to Section II.2.A (Labor).  Such rates may include labor, maintenance, repairs, other operating expense, insurance, taxes, depreciation using straight line depreciation method, and interest on gross investment less accumulated depreciation not to exceed eight percent (8%) per annum; provided, however, depreciation shall not be charged when the equipment and facilities investment have been fully depreciated.  The rate may include an element of the estimated cost for abandonment, reclamation, and dismantlement.  Such rates shall not exceed the average commercial rates currently prevailing in the immediate area of the Joint Property.

B.                                    In lieu of charges in Section II.6.A above, the Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property, less

Exhibit C-14

twenty percent (20%).  If equipment and facilities are charged under this Section II.6.B, the Operator shall adequately document and support commercial rates and shall periodically review and update the rate and the supporting documentation.  For automotive equipment, the Operator may elect to use rates published by the Petroleum Motor Transport Association (PMTA) or such other organization recognized by COPAS as the official source of rates.

7.                                      AFFILIATES

A.                                    Subject to Section 5.13 of the ADA, charges for an Affiliate’s goods and/or services used in operations requiring an AFE or other authorization from the Non-Operators may be made without the approval of the Parties provided (i) the Affiliate is identified and the Affiliate goods and services are specifically detailed in the approved AFE or other authorization, and (ii) the total costs for such Affiliate’s goods and services billed to such individual project do not exceed $50,000.00.  If the total costs for an Affiliate’s goods and services charged to such individual project are not specifically detailed in the approved AFE or authorization or exceed such amount, charges for such Affiliate shall require approval of the Parties, pursuant to Section I.6.A (General Matters).

B.                                    Except as set forth in the ADA, for an Affiliate’s goods and/or services used in operations not requiring an AFE or other authorization from the Non-Operators, charges for such Affiliate’s goods and services shall require approval of the Parties, pursuant to Section I.6.A (General Matters), if the charges exceed $50,000.00 in a given calendar year.

C.                                    The cost of the Affiliate’s goods or services shall not exceed average commercial rates prevailing in the area of the Joint Property, unless the Operator obtains the Non-Operators’ approval of such rates.  The Operator shall adequately document and support commercial rates and shall periodically review and update the rate and the supporting documentation; provided, however, documentation of commercial rates shall not be required if the Operator obtains Non-Operator approval of its Affiliate’s rates or charges prior to billing Non-Operators for such Affiliate’s goods and services.  Notwithstanding the foregoing, direct charges for Affiliate-owned communication facilities or systems shall be made pursuant to Section II.12 (Communications).

(If the Parties fail to designate an amount in Sections II.7.A or II.7.B, in each instance the amount deemed adopted by the Parties as a result of such omission shall be the amount established as the Operator’s expenditure limitation in the Agreement.  If the Agreement does not contain an Operator’s expenditure

Exhibit C-15

limitation, the amount deemed adopted by the Parties as a result of such omission shall be zero dollars ($0.00).)

8.                                      DAMAGES AND LOSSES TO JOINT PROPERTY

All costs or expenses necessary for the repair or replacement of Joint Property resulting from damages or losses incurred, except to the extent such damages or losses result from a Party’s or Parties’ gross negligence or willful misconduct, in which case such Party or Parties shall be solely liable.

The Operator shall furnish the Non-Operator written notice of damages or losses incurred as soon as practicable after a report has been received by the Operator.

9.                                      LEGAL EXPENSE

Recording fees and costs of handling, settling, or otherwise discharging litigation, claims and liens incurred in or resulting from operations under the Agreement, or necessary to protect or recover the Joint Property.  Costs of the Operator’s or Affiliate’s legal staff or outside attorneys, including fees and expenses, are not chargeable unless approved by the Parties pursuant to Section I.6.A (General Matters) or otherwise provided for in the Agreement.

Notwithstanding the foregoing paragraph, costs for procuring abstracts, fees paid to outside attorneys for title examinations (including preliminary, supplemental, shut-in royalty opinions, division order title opinions), and curative work shall be chargeable to the extent permitted as a direct charge in the Agreement.

10.                               TAXES AND PERMITS

All taxes and permitting fees of every kind and nature, assessed or levied upon or in connection with the Joint Property, or the production therefrom, and which have been paid by the Operator for the benefit of the Parties, including penalties and interest, except to the extent the penalties and interest result from the Operator’s gross negligence or willful misconduct.

If ad valorem taxes paid by the Operator are based in whole or in part upon separate valuations of each Party’s working interest, then notwithstanding any contrary provisions, the charges to the Parties will be made in accordance with the tax value generated by each Party’s working interest.

Costs of tax consultants or advisors, the Operator’s employees, or Operator’s Affiliate employees in matters regarding ad valorem or other tax matters, are not permitted as

Exhibit C-16

direct charges unless approved by the Parties pursuant to Section I.6.A (General Matters).

Charges to the Joint Account resulting from sales/use tax audits, including extrapolated amounts and penalties and interest, are permitted, provided the Non-Operator shall be allowed to review the invoices and other underlying source documents which served as the basis for tax charges and to determine that the correct amount of taxes were charged to the Joint Account.  If the Non-Operator is not permitted to review such documentation, the sales/use tax amount shall not be directly charged unless the Operator can conclusively document the amount owed by the Joint Account.

11.                               INSURANCE

Net premiums paid for insurance required to be carried for Joint Operations for the protection of the Parties.  If Joint Operations are conducted at locations where the Operator acts as self-insurer in regard to its worker’s compensation and employer’s liability insurance obligation, the Operator shall charge the Joint Account manual rates for the risk assumed in its self-insurance program as regulated by the jurisdiction governing the Joint Property.

12.                               COMMUNICATIONS

Costs of acquiring, leasing, installing, operating, repairing, and maintaining communication facilities or systems, including satellite, radio and microwave facilities, between the Joint Property and the Operator’s office(s) directly responsible for field operations in accordance with the provisions of COPAS MFI-44 (“Field Computer and Communication Systems”).  If the communications facilities or systems serving the Joint Property are Operator-owned, charges to the Joint Account shall be made as provided in Section II.6 (Equipment and Facilities Furnished by Operator).  If the communication facilities or systems serving the Joint Property are owned by the Operator’s Affiliate, charges to the Joint Account shall not exceed average commercial rates prevailing in the area of the Joint Property.  The Operator shall adequately document and support commercial rates and shall periodically review and update the rate and the supporting documentation.

13.                               ECOLOGICAL, ENVIRONMENTAL, AND SAFETY

Costs incurred for Technical Services and drafting to comply with ecological, environmental and safety Laws or standards recommended by Occupational Safety and Health Administration (OSHA) or other regulatory authorities. All other labor and functions incurred for ecological, environmental and safety matters, including

Exhibit C-17

management, administration, and permitting, shall be covered by Sections II.2 (Labor), II.5 (Services), or Section III (Overhead), as applicable.

Costs to provide or have available pollution containment and removal equipment plus actual costs of control and cleanup and resulting responsibilities of oil and other spills as well as discharges from permitted outfalls as required by applicable Laws, or other pollution containment and removal equipment deemed appropriate by the Operator for prudent operations, are directly chargeable.

14.                               ABANDONMENT AND RECLAMATION

Costs incurred for abandonment and reclamation of the Joint Property, including costs required by lease agreements or by Laws.

15.                               OTHER EXPENDITURES

Any other expenditure not covered or dealt with in the foregoing provisions of this Section II (Direct Charges), or in Section III (Overhead) and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations.  Charges made under this Section II.15 shall require approval of the Parties, pursuant to Section I.6.A (General Matters).

III.                              OVERHEAD

As compensation for costs not specifically identified as chargeable to the Joint Account pursuant to Section II (Direct Charges), the Operator shall charge the Joint Account in accordance with this Section III.

Functions included in the overhead rates regardless of whether performed by the Operator, Operator’s Affiliates or third parties and regardless of location, shall include, but not be limited to, costs and expenses of.

•                                          warehousing, other than for warehouses that are jointly owned under this Agreement

•                                          design and drafting (except when allowed as a direct charge under Sections II.13, III.1.A(2), and III.2, Option B)

•                                          inventory costs not chargeable under Section V (Inventories of Controllable Material)

•                                          procurement

•                                          administration

Exhibit C-18

•                                          accounting and auditing

•                                          gas dispatching and gas chart integration

•                                          human resources

•                                          management

•                                          supervision not directly charged under Section II.2 (Labor)

•                                          legal services not directly chargeable under Section II.9 (Legal Expense)

•                                          taxation, other than those costs identified as directly chargeable under Section II.10 (Taxes and Permits)

•                                          preparation and maintaining of permits and certifications; preparing regulatory reports; appearances before or meetings with governmental agencies or other authorities having jurisdiction over the Joint Property, other than On-site inspections; reviewing

•                                          interpreting, or submitting comments on or lobbying with respect to Laws or proposed Laws.

Overhead charges shall include the salaries or wages plus applicable payroll burdens, benefits, and Personal Expenses of personnel performing overhead functions, as well as office and other related expenses of overhead functions.

1.                                      OVERHEAD—DRILLING AND PRODUCING OPERATIONS

As compensation for costs incurred but not chargeable under Section II (Direct Charges) and not covered by other provisions of this Section III, the Operator shall charge on either:

☒                                  (Alternative 1) Fixed Rate Basis, Section III.1.B.

☐                                    (Alternative 2) Percentage Basis, Section III.1.C.

A.                                    TECHNICAL SERVICES

(1)                                 Except as otherwise provided in Section II.13 (Ecological Environmental, and Safety) and Section III.2 (Overhead - Major Construction and Catastrophe), or by approval of the Parties pursuant to Section I.6.A (General Matters), the salaries, wages, related payroll burdens and benefits, and Personal Expenses for On-site Technical Services, including third party Technical Services performed under the Consulting Services

Exhibit C-19

Agreement, dated as of the date hereof, between Schlumberger Technology Corporation and Operator (the “Consulting Services Agreement”):

☒                                  (Alternative I - Direct) shall be charged direct to the Joint Account.

☐                                    (Alternative 2 - Overhead) shall be covered by the overhead rates.

(2)                                 Except as otherwise provided in Section II.13 (Ecological Environmental and Safety) and Section III.2 (Overhead - Major Construction and Catastrophe), or by approval of the Parties pursuant to Section I.6.A (General Matters), the salaries, wages, related payroll burdens and benefits, and Personal Expenses for Off-site Technical Services:

☒                                  (Alternative 1 - All Overhead) shall be covered by the overhead rates, except for third party Off-Site Technical Services (including those Off-Site Technical Services performed under the Consulting Services Agreement), which will be charged directly.

☐                                    (Alternative 2 - All Direct) shall be charged direct to the Joint Account.

☐                                    (Alternative 3 — Drilling Direct) shall be charged direct to the Joint Account, only to the extent such Technical Services are directly attributable to drilling, redrilling, deepening, or sidetracking operations, through completion, temporary abandonment, or abandonment if a dry hole.  Off-site Technical Services for all other operations, including workover, recompletion, abandonment of producing wells, and the construction or expansion of fixed assets not covered by Section III.2 (Overhead — Major Construction and Catastrophe) shall be covered by the overhead rates.

Notwithstanding anything to the contrary in this Section III, Technical Services provided by Operator’s Affiliates are subject to limitations set forth in Section II.7 (Affiliates).  Charges for Technical personnel performing non-technical work shall not be governed by this Section III.1.A, but instead governed by other provisions of this Accounting Procedure relating to the type of work being performed.

Exhibit C-20

B.                                    OVERHEAD—FIXED RATE BASIS

(1)                                 The Operator shall charge the Joint Account at the following rates per well per month:

Drilling Well Rate per month $10,000.00 (prorated for less than a full month).

Producing Well Rate per month $1,000.00.

(2)                                 Application of Overhead—Drilling Well Rate shall be as follows:

(a)                                 Charges for onshore drilling wells shall begin on the spud date and terminate on the date the drilling and/or completion equipment used on the well is released, whichever occurs later.  No charge shall be made during suspension of drilling and/or completion operations for fifteen (15) or more consecutive calendar days.

(b)                                 Charges for any well undergoing any type of workover, recompletion, and/or abandonment for a period of five (5) or more consecutive work-days shall be made at the Drilling Well Rate.  Such charges shall be applied for the period from date operations, with rig or other units used in operations, commence through date of rig or other unit release, except that no charges shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.

(3)                                 Application of Overhead—Producing Well Rate shall be as follows:

(a)                                 An active well that is produced, injected into for recovery or disposal, or used to obtain water supply to support operations for any portion of the month shall be considered as a one-well charge for the entire month.

(b)                                 Each active completion in a multi-completed well shall be considered as a one-well charge provided each completion is considered a separate well by the governing regulatory authority.

(c)                                  A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well, unless the Drilling Well Rate applies, as provided in Sections III.1.B(2)(a) or (b).  This one-well charge shall be made whether or not the well has produced.

Exhibit C-21

(d)                                 An active gas well shut in because of overproduction or failure of a purchaser, processor, or transporter to take production shall be considered as a one-well charge provided the gas well is directly connected to a permanent sales outlet for the first full month such well is shut in.  For subsequent successive months, the overhead charge shall be reduced by 25% of the allowable rate, until the charge is reduced to 25% of the allowable rate.  If the well is shut in on an annual basis for a period of four (4) or more months, then the rate shall be 25% of the allowable rate for each month shut in.

(e)                                  Any well not meeting the criteria set forth in Sections III.1.B(3)(a), (b), (c), or (d) shall not qualify for a producing overhead charge.

(4)                                 The well rates shall be adjusted on the first day of April each year following the effective date of the Agreement; provided, however, if this Accounting Procedure is attached to or otherwise governing the payout accounting under a farmout agreement, the rates shall be adjusted on the first day of April each year following the effective date of such farmout agreement.  The adjustment shall be computed by applying the adjustment factor most recently published by COPAS.  The adjusted rates shall be the initial or amended rates agreed to by the Parties increased or decreased by the adjustment factor described herein, for each year from the effective date of such rates, in accordance with COPAS MFI-47 (“Adjustment of Overhead Rates”).

C.                                    OVERHEAD—PERCENTAGE BASIS

[Intentionally omitted.]

2.                                      OVERHEAD—MAJOR CONSTRUCTION AND CATASTROPHE

To compensate the Operator for overhead costs incurred in connection with a Major Construction project or Catastrophe, the Operator shall either negotiate a rate prior to the beginning of the project, or shall charge the Joint Account for overhead based on the following rates for any Major Construction project in excess of the Operator’s expenditure limit under the Agreement, or for any Catastrophe regardless of the amount.  If the Agreement to which this Accounting Procedure is attached does not contain an expenditure limit, Major Construction Overhead shall be assessed for any single Major Construction project costing in excess of $100,000 gross.

Major Construction shall mean the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible as a fixed asset

Exhibit C-22

required for the development and operation of the Joint Property, or in the dismantlement, abandonment, removal, and restoration of platforms, production equipment, and other operating facilities.

Catastrophe is defined as a sudden calamitous event bringing damage, loss, or destruction to property or the environment, such as an oil spill, blowout, explosion, fire, storm, hurricane, or other disaster.  The overhead rate shall be applied to those costs necessary to restore the Joint Property to the equivalent condition that existed prior to the event.

A.                                    If the Operator absorbs the engineering, design and drafting costs related to the project:

(1)                                 5% of total costs if such costs are less than $100,000; plus

(2)                                 2% of total costs in excess of $100,000 but less than $1,000,000; plus

(3)                                 1% of total costs in excess of $1,000,000.

B.                                    If the Operator charges engineering, design and drafting costs related to the project directly to the Joint Account:

(1)                                 3% of total costs if such costs are less than $100,000; plus

(2)                                 2% of total costs in excess of $100,000 but less than $1,000,000; plus

(3)                                 1% of total costs in excess of $1,000,000.

Total cost shall mean the gross cost of any one project.  For the purpose of this paragraph, the component parts of a single Major Construction project shall not be treated separately, and the cost of drilling and workover wells and purchasing and installing pumping units and downhole artificial lift equipment shall be excluded.  For Catastrophes, the rates shall be applied to all costs associated with each single occurrence or event.

On each project, the Operator shall advise the Non-Operator(s) in advance which of the above options shall apply.

For the purposes of calculating Catastrophe Overhead, the cost of drilling relief wells, substitute wells, or conducting other well operations directly resulting from the catastrophic event shall be included.  Expenditures to which these rates apply shall not be reduced by salvage or insurance recoveries.  Expenditures that qualify for Major Construction or Catastrophe Overhead shall not qualify for overhead under any other overhead provisions.

Exhibit C-23

In the event of any conflict between the provisions of this Section III.2 and the provisions of Sections II.2 (Labor), II.5 (Services), or II.7 (Affiliates), the provisions of this Section III.2 shall govern.

(4)                                 AMENDMENT OF OVERHEAD RATES

The overhead rates provided for in this Section III may be amended from time to time if, in practice, the rates are found to be insufficient or excessive, in accordance with the provisions of Section I.6.B (Amendments).

IV.                               MATERIAL PURCHASES, TRANSFERS, AND DISPOSITIONS

The Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for direct purchases, transfers, and dispositions.  The Operator shall provide all Material for use in the conduct of Joint Operations; however, Material may be supplied by the Non-Operators, at the Operator’s option.  Material furnished by any Party shall be furnished without any express or implied warranties as to quality, fitness for use or any other matter.  Notwithstanding any provision of this Exhibit “C” to the contrary, Operator agrees that any transfer or disposition made pursuant to Subsection IV shall be based on the prevailing market price in the area of the joint property on the date of such transfer or disposition.

1.                                      DIRECT PURCHASES

Direct purchases shall be charged to the Joint Account at the price paid by the Operator after deduction of all discounts received.  The Operator shall make good faith efforts to take discounts offered by suppliers, but shall not be liable for failure to take discounts except to the extent such failure was the result of the Operator’s gross negligence or willful misconduct.  A direct purchase shall be deemed to occur when an agreement is made between an Operator and a third party for the acquisition of Material for a specific well site or location.  Material provided by the Operator under “vendor stocking programs,” where the initial use is for a Joint Property and title of the Material does not pass from the manufacturer, distributor, or agent until usage, is considered a direct purchase.  If Material is found to be defective or is returned to the manufacturer, distributor, or agent for any other reason, credit shall be passed to the Joint Account within sixty (60) days after the Operator has received adjustment from the manufacturer, distributor, or agent.

2.                                      TRANSFERS

A transfer is determined to occur when the Operator (i) furnishes Material from a storage facility or from another operated property, (ii) has assumed liability for the storage costs

Exhibit C-24

and changes in value, and (iii) has previously secured and held title to the transferred Material.  Similarly, the removal of Material from the Joint Property to a storage facility or to another operated property is also considered a transfer; provided, however, Material that is moved from the Joint Property to a storage location for safe-keeping pending disposition may remain charged to the Joint Account and is not considered a transfer.  Material shall be disposed of in accordance with Section IV.4 (Disposition of Surplus) and the Agreement to which this Accounting Procedure is attached.

A.                                    PRICING

The value of Material transferred to/from the Joint Property should generally reflect the market value on the date of physical transfer.  Regardless of the pricing method used, the Operator shall make available to the Non-Operators sufficient documentation to verify the Material valuation.  When higher than specification grade or size tubulars are used in the conduct of Joint Operations, the Operator shall charge the Joint Account at the equivalent price for well design specification tubulars, unless such higher specification grade or sized tubulars are approved by the Parties pursuant to Section I.6.A (General Matters).  Transfers of new Material will be priced using one of the following pricing methods; provided, however, the Operator shall use consistent pricing methods, and not alternate between methods for the purpose of choosing the method most favorable to the Operator for a specific transfer:

(1)                                 Using published prices in effect on date of movement as adjusted by the appropriate COPAS Historical Price Multiplier (HPM) or prices provided by the COPAS Computerized Equipment Pricing System (CEPS).

(a)                                 For oil country tubulars and line pipe, the published price shall be based upon eastern mill carload base prices (Houston, Texas, for special end) adjusted as of date of movement, plus transportation cost as defined in Section IV.2.B (Freight).

(b)                                 For other Material, the published price shall be the published list price in effect at date of movement, as listed by a Supply Store nearest the Joint Property where like Material is normally available, or point of manufacture plus transportation costs as defined in Section IV.2.B (Freight).

(2)                                 Based on a price quotation from a vendor that reflects a current realistic acquisition cost.

Exhibit C-25

(3)                                 Based on the amount paid by the Operator for like Material in the vicinity of the Joint Property within the previous twelve (12) months from the date of physical transfer.

(4)                                 As agreed to by the Participating Parties for Material being transferred to the Joint Property, and by the Parties owning the Material for Material being transferred from the Joint Property.

B.                                    FREIGHT

Transportation costs shall be added to the Material transfer price using the method prescribed by the COPAS Computerized Equipment Pricing System (CEPS).  If not using CEPS, transportation costs shall be calculated as follows:

(1)                                 Transportation costs for oil country tubulars and line pipe shall be calculated using the distance from eastern mill to the Railway Receiving Point based on the carload weight basis as recommended by the COPAS MFI-38 (“Material Pricing Manual”) and other COPAS MFIs in effect at the time of the transfer.

(2)                                 Transportation costs for special mill items shall be calculated from that mill’s shipping point to the Railway Receiving Point.  For transportation costs from other than eastern mills, the 30,000-pound interstate truck rate shall be used.  Transportation costs for macaroni tubing shall be calculated based on the interstate truck rate per weight of tubing transferred to the Railway Receiving Point.

(3)                                 Transportation costs for special end tubular goods shall be calculated using the interstate truck rate from Houston, Texas, to the Railway Receiving Point.

(4)                                 Transportation costs for Material other than that described in Sections IV.2.B(1) through (3), shall be calculated from the Supply Store or point of manufacture, whichever is appropriate, to the Railway Receiving Point.

Regardless of whether using CEPS or manually calculating transportation costs, transportation costs from the Railway Receiving Point to the Joint Property are in addition to the foregoing, and may be charged to the Joint Account based on actual costs incurred.  All transportation costs are subject to Equalized Freight as provided in Section II.4 (Transportation) of this Accounting Procedure.

Exhibit C-26

C.                                    TAXES

Sales and use taxes shall be added to the Material transfer price using either the method contained in the COPAS Computerized Equipment Pricing System (CEPS) or the applicable tax rate in effect for the Joint Property at the time and place of transfer.  In either case, the Joint Account shall be charged or credited at the rate that would have governed had the Material been a direct purchase.

D.                                    CONDITION

(1)                                 Condition “A” - New and unused Material in sound and serviceable condition shall be charged at one hundred percent (100%) of the price as determined in Sections IV.2.A (Pricing), IV.2.B (Freight), and IV.2.C (Taxes).  Material transferred from the Joint Property that was not placed in service shall be credited as charged without gain or loss; provided, however, any unused Material that was charged to the Joint Account through a direct purchase will be credited to the Joint Account at the original cost paid less restocking fees charged by the vendor.  New and unused Material transferred from the Joint Property may be credited at a price other than the price originally charged to the Joint Account provided such price is approved by the Parties owning such Material, pursuant to Section I.6.A (General Matters).  All refurbishing costs required or necessary to return the Material to original condition or to correct handling, transportation, or other damages will be borne by the divesting property.  The Joint Account is responsible for Material preparation, handling, and transportation costs for new and unused Material charged to the Joint Property either through a direct purchase or transfer.  Any preparation costs incurred, including any internal or external coating and wrapping, will be credited on new Material provided these services were not repeated for such Material for the receiving property.

(2)                                 Condition “B” - Used Material in sound and serviceable condition and suitable for reuse without reconditioning shall be priced by multiplying the price determined in Sections IV.2.A (Pricing), IV.2.B (Freight), and IV.2.C (Taxes) by seventy-five percent (75%).

Except as provided in Section IV.2.D(3), all reconditioning costs required to return the Material to Condition “B” or to correct handling, transportation or other damages will be borne by the divesting property.

If the Material was originally charged to the Joint Account as used Material and placed in service for the Joint Property, the Material will be credited at the price determined in Sections IV.2.A (Pricing), IV.2.B (Freight), and IV.2.C (Taxes) multiplied by sixty-five percent (65%).

Exhibit C-27

Unless otherwise agreed to by the Parties that paid for such Material, used Material transferred from the Joint Property that was not placed in service on the property shall be credited as charged without gain or loss.

(3)                                 Condition “C” Material that is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced by multiplying the price determined in Sections IV.2.A (Pricing), IV.2.B (Freight), and IV.2.C (Taxes) by fifty percent (50%).

The cost of reconditioning may be charged to the receiving property to the extent Condition “C” value, plus cost of reconditioning, does not exceed Condition “B” value.

(4)                                 Condition “D” - Material that (i) is no longer suitable for its original purpose but useable for some other purpose, (ii) is obsolete, or (iii) does not meet original specifications but still has value and can be used in other applications as a substitute for items with different specifications, is considered Condition “D” Material.  Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight.  Used casing, tubing, or drill pipe utilized as line pipe shall be priced at used drill pipe prices.  Casing, tubing, or drill pipe used as higher pressure service lines than standard line pipe, e. g., power oil lines, shall be priced under normal Pricing procedures for casing, tubing, or drill pipe.  Upset tubular goods shall be priced on a non-upset basis.  For other items, the price used should result in the Joint Account being charged or credited with the value of the service rendered or use of the Material, or as agreed to by the Parties pursuant to Section I.6.A (General Matters).

(5)                                 Condition “E”  Junk shall be priced at prevailing scrap value prices.

E.                                     OTHER PRICING PROVISIONS

(1)                                 Preparation Costs

Subject to Section II (Direct Charges) and Section III (Overhead) of this Accounting Procedure, costs incurred by the Operator in making Material serviceable including inspection, third party surveillance services, and other similar services will be charged to the Joint Account at prices which reflect the Operator’s actual costs of the services.  Documentation must be provided to the Non-Operators upon request to support the cost of service. New coating and/or wrapping shall be considered a component of the

Exhibit C-28

Materials and priced in accordance with Sections IV.1 (Direct Purchases) or IV.2.A (Pricing), as applicable.  No charges or credits shall be made for used coating or wrapping.  Charges and credits for inspections shall be made in accordance with COPAS MFI-38 (“Material Pricing Manual”).

(2)                                 Loading and Unloading Costs

Loading and unloading costs related to the movement of the Material to the Joint Property shall be charged in accordance with the methods specified in COPAS MFI-38 (“Material Pricing Manual”).

3.                                      DISPOSITION OF SURPLUS

Surplus Material is that Material, whether new or used, that is no longer required for Joint Operations.  The Operator may purchase, but shall be under no obligation to purchase, the interest of the Non-Operators in surplus Material.

Dispositions for the purpose of this procedure are considered to be the relinquishment of title of the Material from the Joint Property to either a third party, a Non-Operator, or to the Operator, to avoid the accumulation of surplus Material, the Operator should make good faith efforts to dispose of surplus within twelve (12) months through buy/sale agreements, trade, sale to a third party, division in kind, or other dispositions as agreed to by the Parties.

Disposal of surplus Materials shall be made in accordance with the terms of the Agreement to which this Accounting Procedure is attached.  If the Agreement contains no provisions governing disposal of surplus Material, the following terms shall apply:

•                                          The Operator may, through a sale to an unrelated third party or entity, dispose of surplus Material having a gross sale value that is less than or equal to the Operator’s expenditure limit as set forth in the Agreement to which this Accounting Procedure is attached without the prior approval of the Parties owning such Material.

•                                          If the gross sale value exceeds the Agreement expenditure limit, the disposal must be agreed to by the Parties owning such Material.

•                                          Operator may purchase surplus Condition “A” or “B” Material without approval of the Parties owning such Material, based on the pricing methods set forth in Section IV.2 (Transfers).

Exhibit C-29

•                                          Operator may purchase Condition “C” Material without prior approval of the Parties owning such Material if the value of the Materials, based on the pricing methods set forth in Section IV.2 (Transfers), is less than or equal to the Operator’s expenditure limitation set forth in the Agreement.  The Operator shall provide documentation supporting the classification of the Material as Condition C.

•                                          Operator may dispose of Condition “D” or “E” Material under procedures normally utilized by Operator without prior approval of the Parties owning such Material.

4.                                      SPECIAL PRICING PROVISIONS

A.                                    PREMIUM PRICING

Whenever Material is available only at inflated prices due to national emergencies, strikes, government imposed foreign trade restrictions, or other unusual causes over which the Operator has no control, for direct purchase the Operator may charge the Joint Account for the required Material at the Operator’s actual cost incurred in providing such Material, making it suitable for use, and moving it to the Joint Property.  Material transferred or disposed of during premium pricing situations shall be valued in accordance with Section IV.2 (Transfers) or Section IV.4 (Disposition of Surplus), as applicable.

B.                                    SHOP-MADE ITEMS

Items fabricated by the Operator’s employees, or by contract laborers under the direction of the Operator, shall be priced using the value of the Material used to construct the item plus the cost of labor to fabricate the item.  If the Material is from the Operator’s scrap or junk account, the Material shall be priced at either twenty-five percent (25%) of the current price as determined in Section IV.2.A (Pricing) or scrap value, whichever is higher.  In no event shall the amount charged exceed the value of the item commensurate with its use.

C.                                    MILL REJECTS

Mill rejects purchased as “limited service” casing or tubing shall be priced at eighty percent (80%) of K-55/J-55 price as determined in Section IV.2 (Transfers).  Line pipe converted to casing or tubing with casing or tubing couplings attached shall be priced as K-55/J-55 casing or tubing at the nearest size and weight.

Exhibit C-30

V.                                    INVENTORIES OF CONTROLLABLE MATERIAL.

The Operator shall maintain records of Controllable Material charged to the Joint Account, with sufficient detail to perform physical inventories.

Adjustments to the Joint Account by the Operator resulting from a physical inventory of Controllable Material shall be made within twelve (12) months following the taking of the inventory or receipt of Non-Operator inventory report.  Charges and credits for overages or shortages will be valued for the Joint Account in accordance with Section IV.2 (Transfers) and shall be based on the Condition “B” prices in effect on the date of physical inventory unless the inventorying Parties can provide sufficient evidence another Material condition applies.

1.                                      DIRECTED INVENTORIES

Physical inventories shall be performed by the Operator upon written request of a majority in working interests of the Non-Operators (hereinafter, “directed inventory”); provided, however, the Operator shall not be required to perform directed inventories more frequently than once every five (5) years.  Directed inventories shall be commenced within one hundred eighty (180) days after the Operator receives written notice that a majority in interest of the Non-Operators has requested the inventory.  All Parties shall be governed by the results of any directed inventory.

Expenses of directed inventories will be borne by the Joint Account; provided, however, costs associated with any post-report follow-up work in settling the inventory will be absorbed by the Party incurring such costs.  The Operator is expected to exercise judgment in keeping expenses within reasonable limits.  Any anticipated disproportionate or extraordinary costs should be discussed and agreed upon prior to commencement of the inventory.  Expenses of directed inventories may include the following:

A.                                    A per diem rate for each inventory person, representative of actual salaries, wages, and payroll burdens and benefits of the personnel performing the inventory or a rate agreed to by the Parties pursuant to Section I.6.A (General Matters).  The per diem rate shall also be applied to a reasonable number of days for pre-inventory work and report preparation.

B.                                    Actual transportation costs and Personal Expenses for the inventory team.

C.                                    Reasonable charges for report preparation and distribution to the Non-Operators.

Exhibit C-31

2.                                      NON-DIRECTED INVENTORIES

A.                                    OPERATOR INVENTORIES

Physical inventories that are not requested by the Non-Operators may be performed by the Operator, at the Operator’s discretion.  The expenses of conducting such Operator-initiated inventories shall not be charged to the Joint Account.

B.                                    NON OPERATOR INVENTORIES

Subject to the terms of the Agreement to which this Accounting Procedure is attached, the Non-Operators may conduct a physical inventory at reasonable times at their sole cost and risk after giving the Operator at least ninety (90) days prior written notice.  The Non-Operator inventory report shall be furnished to the Operator in writing within ninety (90) days of completing the inventory fieldwork.

C.                                    SPECIAL INVENTORIES

The expense of conducting inventories other than those described in Sections V.1 (Directed Inventories), V.2.A (Operator Inventories), or V.2.B (Non-Operator Inventories), shall be charged to the Party requesting such inventory; provided, however, inventories required due to a change of Operator shall be charged to the Joint Account in the same manner as described in Section V.1 (Directed Inventories).

Exhibit C-32

EXHIBIT “D”

INSURANCE

A.                                    Forest shall obtain and maintain the following insurance:

1.                                      Statutory Workman’s Compensation and Employer’s Liability including employer’s liability, voluntary compensation, borrowed servant endorsement, if applicable — to be provided in compliance with state laws but in any event with minimum limits of $1,000,000 per occurrence.

2.                                      Commercial General Liability Insurance providing for third party property damage and personal injury, contractual liability related to this Operating Agreement, property damage, premises, product liability and in rem actions, with minimum limits of $1,000,000 per occurrence.

3.                                      Comprehensive Automobile Liability Insurance for owned, non-owned and hired with combined single limits per occurrence of $1,000,000.

4.                                      Forest’s Extra Expense Control of Well Insurance including cleanup, containment, seepage, pollution, contamination, and redrilling expense with limits of $15,000,000 per occurrence.  (This coverage is maintained on each well from spud through completion).

5.                                      In the event the primary coverage in 2 and 3 is less than $10,000,000 each, Forest will maintain Excess Umbrella Insurance in an amount equal to the difference between the actual coverage and $10,000,000, and such Excess Umbrella insurance shall include coverage for environmental/pollution damage not related to or covered under Item 4 above.  However, in no event shall the primary coverage in 2 and 3 be less than $1,000,000 each.

6.                                      Schlumberger shall be designated as an additional insured in the insurance policies only to the extent of the liabilities arising under this Operating Agreement, in each case subject to the terms and conditions of such policies (except Workman’s Compensation).

Exhibit D-1

EXHIBIT “E”

GAS BALANCING AGREEMENT

I.                                        Definitions

A.                                    “Gas” includes casinghead gas from oil wells and natural gas from gas wells, including all constituent parts thereof except that liquid hydrocarbons (Crude Oil and Condensate) recovered by lease or unit equipment shall not be included, and shall be handled as provided in Section III. E. below.

B.                                    “Balanced” is that condition which occurs when a party hereto has taken the same percentage of the cumulative Gas production it is entitled to take pursuant to the terms of the Operating Agreement.

C.                                    “Overproduced” is the status of a party when the percentage of the cumulative volume of Gas taken by that party exceeds the party’s working interest.

D.                                    “Underproduced” is the status of a party when the percentage of the cumulative volume of Gas taken by that party is less than the party’s working interest.

E.                                     “Well” is defined as each well subject to the Operating Agreement that produces Gas or is allocated a share of Gas production. If a single well is completed in two or more reservoirs, such well shall be considered a separate well with respect to, but only with respect to, each reservoir from which the Gas production is not commingled in the wellbore.

F.                                      “Working Interest” is the percentage of Gas each party is entitled to take from each Well set forth in or determined in accordance with the provisions of the Joint Operating Agreement from which the Gas production is not commingled in the wellbore.

II.                                   Application of this Agreement

It is the intent of this agreement that each party shall have the opportunity to share in the actual cumulative production of Gas from the Contract Area in proportion to its working interest therein.

In the event that, at any time the Operating Agreement is in effect, any party does not, for any reason, take its full working interest share of Gas, the terms of this Gas Balancing Agreement shall become effective automatically.

The provisions of this exhibit shall be separately applicable to each separate Well (as defined in I.E. above) to the end that production from one Well may not be utilized for the purposes of balancing Underproduction from any other Well, unless Overproduced party(s) and Underproduced party(s) mutually agree otherwise.

III.                              Storing and Making Up Gas Underproduction

A.                                  Rights to Take and Market Gas — Each party hereto shall have the right to take in kind and separately dispose of its working interest share of Gas produced from the area covered by the Operating Agreement. During the period or periods that any party hereto is, for any reason, not taking its full share of Gas, the other parties shall have the right to take and dispose of one

Exhibit E-1

hundred percent (100%) of the allowable Gas production assigned to the Contract Area by the appropriate governmental entity having jurisdiction, and each of such parties taking Gas shall have the right to take for its own use or deliver to its purchaser its pro rata share of all such production; provided, however, in any month, no Overproduced party shall be entitled to take an amount of Gas in excess of 300% of its working interest share of the Gas which the Well is capable of producing. Each Underproduced party shall be credited with Gas in storage equal to its working interest share of the Gas produced but not taken by such Underproduced party, less its share of Gas used in lease operations, vented or lost.

B.                                  Making Up Underproduction — Parties desiring to make up cumulative Underproduction must give the Operator 30 days notice. Until their individual accounts are no longer in an Underproduced status, Underproduced parties desiring to make up cumulative Underproduction shall have the collective right to take 25% of the Overproduced parties’ collective share of current production, provided that an individual party’s right to take such additional amount shall be in the proportion that its working interest bears to the total working interest of all Underproduced parties desiring to make up. While such Underproduction is being made up, each Overproduced party shall reduce its respective share of production in the proportion that such party’s working interest bears to the total working interest of all Overproduced parties but in no event shall any Overproduced party be required to reduce its Gas takes to less than 75% of such Overproduced party’s working interest share of current production.

C.                                  Gas Balancing — Operator shall maintain a current account to the Gas balance between the parties hereto and shall furnish all parties monthly statements showing the total quantity of Gas sold from the well, net of gas used for lease operations, vented or lost, and each party’s current Gas balance. Each party taking Gas shall furnish or cause to be furnished to Operator a monthly statement of Gas taken.

D.                                  Royalty and Production Taxes — At all times while Gas is produced from the Contract Area, each party hereto shall make, or cause to be made, settlement with the respective royalty owners to whom each is accountable. Bach party hereto agrees to hold each other party harmless from any and all claims for royalty payments asserted by royalty owners to whom each party is accountable. Each party producing and/or delivering Gas to its purchaser shall pay any and all production taxes due on such Gas as taken.

E.                                   Crude and Condensate Production — The foregoing notwithstanding, all parties hereto shall share in and own the crude oil and condensate recovered at the surface in accordance with their respective interests as defined in the Operating Agreement.

IV.                               Cash Settlements

If prior to the time the account of the parties has been balanced any event causes a change in the percentage participation in production from the Well or the production of Gas from a Well permanently ceases, a complete balancing shall be accomplished by a money settlement between the parties. In making such settlements (either due to permanent cessation of production or a change in the percentage participation in production) the Underproduced parties shall be paid a sum of money by the Overproduced parties, without interest, equal to the value of the unrecouped cumulative balance of Overproduction, which shall be calculated as follows:

Exhibit E-2

A.                                     Volume — Within 90 days after a settlement is called for as provided above, the Operator shall furnish to the parties a statement showing the final net Overproduction and Underproduction and the month and year in which it accrued. The net cumulative Overproduction for which settlement is due shall be determined by applying make up Gas on a first-in first-out basis and accruing the monthly net Overproduction.

B.                                     Value

1.                                    Within 60 days after receipt of the final Operator statement, each Overproduced party shall furnish to the other parties a statement showing the value of its net Overproduction on a monthly basis. With regard to Overproduction that was sold, the settlement value shall be based upon the actual price(s) received for the Overproduced volumes of Gas at the time the net Overproduction occurred, less applicable taxes, transportation and applicable treating charges theretofore paid by the Overproduced party(s) provided that for regulated Gas sales, the price(s) actually received by an Overproduced party shall be considered as only that portion of the rates collected from time to time which are not subject to possible refund, as provided by the Federal Energy Regulatory Commission, or other governmental authority having jurisdiction, pursuant to final order or settlement applicable to such Gas, plus any additional amount which is not ultimately required by said regulatory agency to be refunded, such additional collection amount to be accounted for at such time as final determination is made with respect thereto.

2.                                    For Overproduction not sold but taken by an Overproduced party for its own use, the Gas value to be used in the foregoing calculations shall be the market value of the Gas at the time the Overproduction occurred.

C.                                     Collection and Distribution — Within 30 days after receipt of the Overproduced Gas values, the Operator shall perform a separate series of calculations for each Overproduced party by applying the monthly Gas values per MCF to the net unrecouped Overproduction for the month and provide the parties a statement showing the amount of money to be paid by each of the Overproduced parties and the estimated amount each Underproduced party is entitled to receive under the settlement provision. Within 30 days after receipt of the Operator’s statement, each Overproduced party shall pay Operator the amount due. Such payment shall relieve an Overproduced party of liability to any other party for the sums paid. Operator shall promptly distribute the funds it receives to the Underproduced parties in the proportion that each Underproduced party’s volume of Gas in storage (Underproduction) bears to the total of all Underproduced parties’ volumes of Gas in storage.

D.                                     Responsibility and Liability for Collection — Operator shall not be liable to any Underproduced Non-Operator for the failure of any Overproduced Non-Operator to pay any amounts owed pursuant to the terms hereof. In the event that any party fails to pay any sum due under the terms hereof after demand therefore by the Operator, the Operator may turn responsibility for the collection of such sum to the party or parties to whom it is owed, and Operator shall have no further responsibility in the event that such sums are not paid. Any party shall have the right, at any time, to demand that any payments due to such party for such party’s Underproduced volumes shall be paid directly to such party by the Overproduced party(s), rather than being paid through Operator. In the event that any Overproduced party pays to Operator any sums due to an Underproduced party at any time after sixty (60) days following the receipt of written

Exhibit E-3

notification of a demand that such Underproduced party receive such payment directly, such Overproduced party shall continue to be liable to such Underproduced party for any sums so paid, until such payment is actually received by such Underproduced party.

V.                                    Miscellaneous

A.                                     Expenses — Nothing herein shall change or affect the obligations of each party to bear and pay currently, its proportionate liabilities as provided in the Operating Agreement.

B.                                     Well Tests — Operator, at the request of any party, may produce the entire well stream, if necessary, for the deliverability test not to exceed seventy-two (72) hours duration required under such requesting party’s Gas sales contract and may overproduce in any other situation, provided that such Overproduction would be consistent with prudent operations.

C.                                     Term — This Balancing Agreement shall terminate as to each Well when Gas production from such Well permanently ceases and the parties’ Gas production accounts are balanced according to this Balancing Agreement.

Exhibit E-4

EXHIBIT “F”

NON-DISCRIMINATION AND CERTIFICATION OF
NON-SEGREGATED FACILITIES

1.                                      During the performance of the Joint Operating Agreement, the Operator agrees as follows:

A.                                    The Operator will not discriminate against any employee or applicant for employment because of race, color, religion, sex or national origin.  The Operator will take affirmative action to ensure that applicants are employed, and that employees are treated during employment without regard to their race, color, religion, sex or national origin.  Such action shall include, but not be limited to, the following: employment, upgrading, demotion or transfer, recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training including apprenticeship.  The Operator agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided by the contracting office setting forth the provisions of this non-discrimination clause.

B.                                    The Operator will, in all solicitations or advertisements for employees placed by or on behalf of the Operator, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex or national origin.

C.                                    The Operator will send to each labor union or representative or workers with which it has a collective bargaining agreement or other contract or understanding, a notice to be provided by the agency contracting office, advising the labor union or worker’s representatives of the Operator’s commitments under Section 202 of Executive Order No. 11246 of September 24, 1965, as amended, (hereinafter “Executive Order No. 11246”)  and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

D.                                    The Operator will comply with all provisions of Executive Order No. 11246 and by the rules, regulations and relevant orders of the Secretary of Labor.

E.                                     Operator will furnish all information and reports required by Executive Order No. 11246 and by the rules, regulations and orders of the Secretary of Labor, or pursuant thereto, and will permit access to his books, records and accounts by the contracting agency and the Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations and orders.

F.                                      The Operator will include the provisions of Paragraphs (A) through (F) in every subcontract or purchase order unless exempted by rules, regulations or orders of the Secretary of Labor issued pursuant to Section 204 of Executive Order No. 11246, so that such provisions will be binding upon each contractor or vendor.  The Operator will take such action with respect to any contract or purchase order as the contracting agency may direct as a means of enforcing such provisions, including sanctions for non-compliance; provided, however, that in the event the Operator becomes involved in or is threatened with litigation with a contractor or vendor as a result of such direction by the contracting agency, the Operator may request the United States to enter into such litigation to protect the interest of the United States.

Exhibit F-1

2.                                      Equal Employment Opportunity Reporting.

The Operator, unless exempt, agrees to file with the appropriate federal agency a complete and accurate report on Standard Form 100 (EEO-I) within thirty (30) days after the signing of the Joint Operating Agreement or the award of any purchase order, as the case may be (unless such a report has been filed in the last 12 months), and agrees to continue to file such reports annually, on or before March 31st. (41 CFR 60-1.7(a).

3.                                      Affirmative Action Compliance Program.

The Operator agrees to develop and maintain a current written affirmative action compliance program for each of its establishments in accordance with the regulations of the Secretary of Labor promulgated under Executive Order No. 11246, as amended (41 CFR 60-01.40).

4.                                      Veteran’s Employment.

In the event that the Joint Operating Agreement is intended, for the purpose of carrying with any department or agency of the United States, for the procurement of personal property and non-personal services (including construction) for the United States as provided by Section 2012 of Title 38 USC, as amended, the Operator agrees to give special emphasis to the employment of qualified disabled veterans and veterans of the Vietnam era and to list immediately with the appropriate local employment service office all of its suitable employment openings.

5.                                      Equal Opportunity in Employment Certification of Non-Segregated Facilities.

The Operator, by entering into the Joint Operating Agreement, certifies that it does not maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not permit its employees to perform their services at any location, under its control, where segregated facilities are maintained.  The Operator agrees that a breach of this certification is a violation of the Equal Opportunity clause set forth herein.  As used herein, the term “segregated facilities” means, but is not limited to, any waiting rooms, work areas, restrooms and washrooms, restaurants, and other eating areas, time clocks, locker rooms, and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees which are segregated by explicit directive or are in fact segregated on the basis of race, creed, color or national origin, because of habit, local custom, or otherwise.  The Operator further agrees that (except where it has obtained identical certifications from proposed contracts for specific time periods) it will obtain identical certifications from proposed contractors prior to the award of contracts exceeding $10,000.00 which are not exempt from the provisions of the Equal Opportunity clause, that it will retain such certifications in its files; and that it will forward the following notice to such proposed contractors (except where the proposed contractors have submitted identical certifications for specific time periods):

NOTICE TO PROSPECTIVE CONTRACTORS OF REQUIREMENT FOR CERTIFICATIONS OF FACILITIES: A Certification of Non-Segregated Facilities, as required by the May 9, 1967 Order (32 F.R. 7439, May 19, 1967) on Elimination of Segregated Facilities, by the Secretary of Labor, must be submitted prior to the award of a contract exceeding $10,000.00 which is not exempt from the provisions of the Equal Opportunity clause.  The certification may be submitted either for each contract or for all contracts during a period (i.e., quarterly, semi-annually, or annually).

Exhibit F-2

EXHIBIT “G”

TAX PARTNERSHIP

[As set forth in Section 18.3 of the ADA described in Article I of this Operating Agreement]

Exhibit G-1-1

EXHIBIT “H-1”

RECORDING SUPPLEMENT

MODEL FORM RECORDING SUPPLEMENT TO

OPERATING AGREEMENT AND FINANCING STATEMENT

THIS AGREEMENT, entered into by and between Forest Oil Corporation, hereinafter referred to as “Operator,” and the signatory party or parties other than Operator, hereinafter referred to individually as “Non-Operator,” and collectively as “Non-Operators.”

WHEREAS, the parties to this agreement are owners of Oil and Gas Leases and/or Oil and Gas Interests in the land identified in Exhibit “A” (said land, Leases and Interests being hereinafter called the “Contract Area”), and in any instance in which the Leases or Interests of a party are not of record, the record owner and the party hereto that owns the interest or rights therein are reflected on Exhibit “A”;

WHEREAS, the parties hereto have executed an Operating Agreement dated April 11, 2013  (herein the “Operating

Agreement”), covering the Contract Area for the purpose of exploring and developing such lands, Leases and Interests for Oil and Gas;

WHEREAS, the parties hereto are parties to that certain Acquisition and Development Agreement, dated as of the date hereof, by and between Forest Oil Corporation, STC Eagleville LLC, Schlumberger Technology Corporation, Smith International Inc. and M-I L.L.C. (herein the “ADA”); and

WHEREAS, the parties hereto have executed this agreement for the purpose of imparting notice to all persons of the rights and obligations of the parties under the Operating Agreement and for the further purpose of perfecting those rights capable of perfection.

NOW, THEREFORE, in consideration of the mutual rights and obligations of the parties hereto, it is agreed as follows:

1.        This agreement supplements the Operating Agreement, which Agreement in its entirety is incorporated herein by reference, and all terms used herein shall have the meaning ascribed to them in the Operating Agreement.

2.        The parties do hereby agree that:

A. The Oil and Gas Leases and/or Oil and Gas Interests of the parties comprising the Contract Area shall be subject to and burdened with the terms and provisions of this agreement and the Operating Agreement, and the parties do hereby commit such Leases and Interests to the performance thereof.

B. The exploration and development of the Contract Area for Oil and Gas shall be governed by the terms and provisions of the Operating Agreement, as supplemented by this agreement.

C. Except as may be otherwise provided for under the ADA, all costs and liabilities incurred in operations under this agreement and the Operating Agreement shall be borne and paid, and all equipment and materials acquired in operations on the Contract Area shall be owned, by the parties hereto, as provided in the Operating Agreement.

D. Regardless of the record title ownership to the Oil and Gas Leases and/or Oil and Gas Interests identified on Exhibit “A,” all production of Oil and Gas from the Contract Area shall be owned by the parties as provided in the Operating Agreement; provided nothing contained in this agreement shall be deemed an assignment or cross-assignment of interests covered hereby.

E. Each party shall pay or deliver, or cause to be paid or delivered, all burdens on its share of the production from the Contract Area as provided in the Operating Agreement.

F. An overriding royalty, production payment, net profits interest or other burden payable out of production hereafter created, assignments of production given as security for the payment of money and those overriding royalties, production payments and other burdens payable out of production heretofore created and defined as Subsequently Created Interests in the Operating Agreement shall be (i) borne solely by the party whose interest is burdened therewith, (ii) subject to suspension if a party is required to assign or relinquish to another party an interest which is subject to such burden, and

(iii) subject to the lien and security interest hereinafter provided if the party subject to such burden fails to pay its share of expenses chargeable hereunder and under the Operating Agreement, all upon the terms and provisions and in the times and manner provided by the Operating Agreement.

G. The Oil and Gas Leases and/or Oil and Gas Interests which are subject hereto may not be assigned or transferred except in accordance with those terms, provisions and restrictions in the Operating Agreement and the ADA regulating such transfers. This agreement and the Operating Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, devisees, legal representatives, and assigns, and the terms hereof shall be deemed to run with the leases or interests included within the lease Contract Area.

H. The parties shall have the right to acquire an interest in renewal, extension and replacement leases, leases proposed to be surrendered, wells proposed to be abandoned, and interests to be relinquished as a result of non- participation in subsequent operations, all in accordance with the terms and provisions of the Operating Agreement.

I. The rights and obligations of the parties and the adjustment of interests among them in the event of a failure or loss of title, each party’s right to propose operations, obligations with respect to participation in operations on the Contract Area and the consequences of a failure to participate in operations, the rights and obligations of the parties regarding the marketing of production, and the rights and remedies of the parties for failure to comply with financial obligations shall be as provided in the Operating Agreement.

J. Each party’s interest under this agreement and under the Operating Agreement shall be subject to relinquishment for its failure to participate in subsequent operations and each party’s share of production and costs shall be reallocated on the basis of such relinquishment, all upon the terms and provisions provided in the Operating Agreement and the ADA.

K. All other matters with respect to exploration and development of the Contract Area and the ownership and transfer of the Oil and Gas Leases and/or Oil and Gas Interest therein shall be governed by the terms and provisions of the Operating Agreement and the ADA.

3. The parties hereby grant reciprocal liens and security interests as follows:

A. Each party grants to the other parties hereto a lien upon any interest it now owns or hereafter acquires in Oil and

Exhibit H-1-1

Gas Leases and Oil and Gas Interests in the Contract Area, and a security interest and/or purchase money security interest in any interest it now owns or hereafter acquires in the personal property and fixtures on or used or obtained for use in connection therewith, to secure performance of all of its obligations under this agreement, the Operating Agreement and the ADA, including but not limited to payment of expense, interest and fees, the proper disbursement of all monies paid under this agreement, the Operating Agreement and the ADA, the assignment or relinquishment (including any restrictions thereof) of any interest in Oil and Gas Leases or related assets in accordance with this agreement, the Operating Agreement and the ADA (including Article XVII of the ADA), the proper performance of operations under this agreement, the Operating Agreement and the ADA, and all other debts, liabilities, obligations, damages, interest, fees and costs existing or arising between the parties to this agreement, the Operating Agreement and the ADA to the extent those items relate to this agreement, the Operating Agreement, to the Contract Area, to the oil or gas produced therefrom or to the ADA. Such lien and security interest granted by each party hereto shall include such party’s leasehold interests, working interests, operating rights, and royalty and overriding royalty interests in the Contract Area now owned or hereafter acquired and in lands pooled or unitized therewith or otherwise becoming subject to this agreement and the Operating Agreement, the Oil and Gas when extracted therefrom and equipment situated thereon or used or obtained for use in connection therewith (including, without limitation, all wells, tools, and tubular goods), and accounts (including, without limitation, accounts arising from the sale of production at the wellhead), contract rights, inventory and general intangibles relating thereto or arising therefrom, and all proceeds and products of the foregoing.

B. Each party represents and warrants to the other parties hereto that the lien and security interest granted by such party to the other parties shall be a first and prior lien, and each party hereby agrees to maintain the priority of said lien and security interest against all persons acquiring an interest in Oil and Gas Leases and Interests covered by this agreement and the Operating Agreement by, through or under such party. All parties acquiring an interest in Oil and Gas Leases and Oil and Gas Interests covered by this agreement and the Operating Agreement, whether by assignment, merger, mortgage, operation of law, or otherwise, shall be deemed to have taken subject to the lien and security interest granted by the Operating Agreement and this instrument as to all obligations attributable to such interest under this agreement and the Operating Agreement whether or not such obligations arise before or after such interest is acquired.

C. To the extent that the parties have a security interest under the Uniform Commercial Code of the state in which the Contract Area is situated, they shall be entitled to exercise the rights and remedies of a secured party under the Code.  The bringing of a suit and the obtaining of judgment by a party for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for the payment thereof. In addition, upon default by any party in the payment of its share of expenses, interest or fees, or upon the improper use of funds by the Operator, the other parties shall have the right, without prejudice to other rights or remedies, to collect from the purchaser the proceeds from the sale of such defaulting party’s share of Oil and Gas until the amount owed by such party, plus interest, has been received, and shall have the right to offset the amount owed against the proceeds from the sale of such defaulting party’s share of Oil and Gas. All purchasers of production may rely on a notification of default from the non-defaulting party or parties stating the amount due as a result of the default, and all parties waive any recourse available against purchasers for releasing production proceeds as provided in this paragraph.

D. If any party fails to pay its share of expenses within one hundred-twenty (120) days after rendition of a statement therefor by Operator the non-defaulting parties, including Operator, shall, upon request by Operator, pay the unpaid amount in the proportion that the interest of each such party bears to the interest of all such parties. The amount paid by each party so paying its share of the unpaid amount shall be secured by the liens and security rights described in this paragraph 3 and in the Operating Agreement, and each paying party may independently pursue any remedy available under the Operating Agreement or otherwise.

E. If any party does not perform all of its obligations under this agreement, the Operating Agreement or the ADA, and the failure to perform subjects such party to foreclosure or execution proceedings pursuant to the provisions of this agreement, the Operating Agreement or the ADA, to the extent allowed by governing law, the defaulting party waives any available right of redemption from and after the date of judgment, any required valuation or appraisement of the mortgaged or secured property prior to sale, any available right to stay execution or to require a marshalling of assets and any required bond in the event a receiver is appointed. In addition, to the extent permitted by applicable law, each party hereby grants to the other parties a power of sale as to any property that is subject to the lien and security rights granted hereunder or under the Operating Agreement, such power to be exercised in the manner provided by applicable law or otherwise in a commercially reasonable manner and upon reasonable notice.

F. The lien and security interest granted in this paragraph 3 supplements identical rights granted under the Operating Agreement.

G. To the extent permitted by applicable law, Non-Operators agree that Operator may invoke or utilize the mechanics’ or materialmen’s lien law of the state in which the Contract Area is situated in order to secure the payment to Operator of any sum due under this agreement and the Operating Agreement for services performed or materials supplied by Operator.

H. The above described security will be financed at the wellhead of the well or wells located on the Contract Area and this Recording Supplement may be filed in the land records in the County or Parish in which the Contract Area is located, and as a financing statement in all recording offices required under the Uniform Commercial Code or other applicable state statutes to perfect the above-described security interest, and any party hereto may file a continuation statement as necessary under the Uniform Commercial Code, or other state laws.

4. This agreement shall be effective as of the date of the Operating Agreement as above recited. Upon termination of this agreement and the Operating Agreement and the satisfaction of all obligations thereunder, Operator is authorized to file of record in all necessary recording offices a notice of termination, and each party hereto agrees to execute such a notice of termination as to Operator’s interest, upon the request of Operator, if Operator has complied with all of its financial obligations.

5. This agreement and the Operating Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, devisees, legal representatives, successors and assigns. No sale, encumbrance, transfer or other disposition shall be made by any party of any interest in the Leases or Interests subject hereto except as expressly

Exhibit H-1-2

permitted under the Operating Agreement and, if permitted, shall be made expressly subject to this agreement and the Operating Agreement and without prejudice to the rights of the other parties. If the transfer is permitted, the assignee of an ownership interest in any Oil and Gas Lease shall be deemed a party to this agreement and the Operating Agreement as to the interest assigned from and after the effective date of the transfer of ownership; provided, however, that the other parties shall not be required to recognize any such sale, encumbrance, transfer or other disposition for any purpose hereunder until thirty (30) days after they have received a copy of the instrument of transfer or other satisfactory evidence thereof in writing from the transferor or transferee. No assignment or other disposition of interest by a party shall relieve such party of obligations previously incurred by such party under this agreement or the Operating Agreement with respect to the interest transferred, including without limitation the obligation of a party to pay all costs attributable to an operation conducted under this agreement and the Operating Agreement in which such party has agreed to participate prior to making such assignment, and the lien and security interest granted by Article VII.B. of the Operating Agreement and hereby shall continue to burden the interest transferred to secure payment of any such obligations.

6. In the event of a conflict between the terms and provisions of this agreement and the terms and provisions of the Operating Agreement, then, as between the parties, the terms and provisions of the Operating Agreement shall control.

7. This agreement shall be binding upon each Non-Operator when this agreement or a counterpart thereof has been executed by such Non-Operator and Operator notwithstanding that this agreement is not then or thereafter executed by all of the parties to which it is tendered or which are listed on Exhibit “A” as owning an interest in the Contract Area or which own, in fact, an interest in the Contract Area. In the event that any provision herein is illegal or unenforceable, the remaining provisions shall not be affected, and shall be enforced as if the illegal or unenforceable provision did not appear herein.

IN WITNESS WHEREOF, this agreement shall be effective as of the 11th day of April, 2013,

ATTEST OR WITNESS:	OPERATOR

Forest Oil Corporation

By:
Type or Print Name
Title:
Date:
Address:

ATTEST OR WITNESS:	NON-OPERATORS

STC Eagleville LLC

By:
Type or Print Name
Title:
Date:
Address:

State of	)
) ss.
County of	)

This instrument was acknowledged before me on                                by                                                                                           as                                       of                                                                                           .

(Seal, if any)
Notary

My commission expires:

State of	)
) ss.
County of	)

This instrument was acknowledged before me on                        by                                                                                                    as                                                  of                                                           .

(Seal, if any)
Notary

My commission expires:

Exhibit H-1-3

EXHIBIT “H-2”

MEMORANDUM OF ADA

THIS MEMORANDUM OF ACQUISITION AND DEVELOPMENT AGREEMENT (this “Memorandum”), dated April 11, 2013 (the “Execution Date”), is by and between Forest Oil Corporation (“Forest”), a New York corporation, STC Eagleville LLC (“STC Eagleville”), a Texas limited liability company, Schlumberger Technology Corporation, a Texas corporation (“Schlumberger”), Smith International, Inc., a Delaware corporation (“Smith”), and M-I L.L.C., a Delaware limited liability company (“M-I”).  Forest, STC Eagleville, Schlumberger, Smith and M-I are sometimes referred to herein together as the “Parties”, and individually as a “Party”.

Section 1.              The Parties have entered into that certain Acquisition and Development Agreement dated as of the date hereof (the “ADA”), by which STC Eagleville has acquired an undivided 50% interest in certain oil and gas assets described on Appendix I attached hereto (the “Assets”) from Forest.

Section 2.              The ADA provides for the exploration, development and production of oil, gas and other hydrocarbons from the Assets, subject to all of the terms, conditions, rights and obligations set forth in the ADA, including, without limitation, (a) transfer restrictions with respect to certain proposed direct or indirect transfers of interests covered by Section 17.1 of the ADA, (b) an area of mutual interest described in Appendix II attached hereto, (c) a right of either STC Eagleville or Forest to tag along to certain direct or indirect transfers of interests covered by Section 17.2 of the ADA, and (d) the obligation of Forest to maintain and operate certain Assets, subject to the terms of the ADA.

Section 3.              The ADA is effective as of the Execution Date and, subject to the other provisions thereof, shall continue in full force and effect until the Program Termination Date.

Section 4.              The addresses of the Parties are as follows:

If to STC Eagleville:

STC Eagleville

c/o Schlumberger Production Management

1200 Enclave Parkway, Suite 100

Houston, Texas 77 077-1733

Attention:  Vice President

Telephone: (832) 424-4965

Facsimile No.: (832) 424-4011

If to Schlumberger or Smith:

Schlumberger Technology Corporation or Smith International, Inc.;

c/o 1325 South Dairy Ashford, Annex #310

Exhibit H-2-1

Houston, Texas 77077

Telephone: (281) 285-8464

Facsimile No: (281) 285-8544

Attention:  NAM Contracts Manager

With a Copy to:

STC Eagleville

c/o Schlumberger Production Management

1200 Enclave Parkway, Suite 100

Houston, Texas 77 077-1733

Attention:  Vice President

Telephone: (832) 424-4965

Facsimile No.: (832) 424-4011

If to M-I:

M-I L.L.C.

5950 North Course Drive

Houston, Texas 77072

Telephone: (832) 295-2774

Facsimile No: (832) 295-2501

Attention:  Contracts Administrator-Legal Department

With a Copy to:

STC Eagleville

c/o Schlumberger Production Management

1200 Enclave Parkway, Suite 100

Houston, Texas 77 077-1733

Attention:  Vice President

Telephone: (832) 424-4965

Facsimile No.: (832) 424-4011

If to Forest:

Forest Oil Corporation

707 17th Street, Suite 3600

Denver, Colorado 80202

Facsimile No.: (303) 812-1445

Attention: General Counsel

With a Copy to:

Forest Oil Corporation

500 Dallas Street, Suite 2700

Exhibit H-2-2

Houston, Texas 77005

Telephone: (713) 830-6800

Facsimile No.: (713) 830-6830

Attention: Senior Vice President, Southern Business Unit

Section 5.              It is the intention and agreement of the Parties that the provisions, covenants, rights, benefits, burdens and restrictions set forth in the ADA be covenants running with the land during the term of the ADA, and are not solely covenants personal to the Parties, and by accepting an Asset, each successor, assignee or transferee of such Asset accepts the same subject to the provisions, covenants, rights, benefits, burdens and restrictions set forth in the ADA and agrees for itself, and its successors and assigns and transferees to be bound by the covenants, rights, benefits, burdens and restrictions set forth in the ADA.

Section 6.              It is understood and agreed that the primary purpose of this instrument is to give notice to third parties of the ADA and the rights and obligations of the Parties thereunder.  All rights and obligations of the Parties under the ADA are governed by the terms, covenants, conditions, limitations and restrictions contained in the ADA.  Nothing contained in this Memorandum shall be deemed to modify, amend, alter, limit or otherwise change any of the provisions of the ADA itself or the rights or obligations of the Parties thereto.  In the event of any inconsistency or ambiguity between the terms of this Memorandum and the terms of the ADA, the terms of the ADA shall prevail.

Section 7.              This Memorandum may be executed in any number of counterparts, each of which shall be deemed an original, and both of which taken together shall constitute one agreement. In addition to filing this Memorandum, the Parties shall execute and file with the appropriate authorities, whether federal, state or local, all forms or instruments required by applicable law to effectuate the Memorandum, and such forms or instruments shall be deemed to contain all of the exceptions, reservations, rights, titles and privileges set forth herein as fully as though the same were set forth in each such instrument.

[SIGNATURES ON FOLLOWING PAGE]

Exhibit H-2-3

IN WITNESS WHEREOF, the authorized representatives of the Parties have executed this Memorandum on the Execution Date.

FOREST OIL CORPORATION

By:
Name:
Title:

STC EAGLEVILLE LLC

By:
Name:
Title:

SCHLUMBERGER TECHNOLOGY CORPORATION

By:
Name:
Title:

SMITH INTERNATIONAL, INC.

By:
Name:
Title:

M-I L.L.C.

By:
Name:
Title:

[Signature Page to Memorandum of Agreement]

FOREST

THE STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me this 11th day of April, 2013, by                                                                    , of Forest Oil Corporation, a New York corporation, on behalf of said corporation.

Notary Public, State of Texas

My commission expires:

[Forest Notary Page to Memorandum of Agreement]

STC EAGLEVILLE

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on this 11th day of April, 2013, by                               ,                                        of STC Eagleville LLC, a Texas limited liability company, on behalf of said limited liability company.

Notary Public, State of Texas

[STC Eagleville Notary Page to Memorandum of Agreement]

SCHLUMBERGER

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on this 11th day of April, 2013, by                               ,                                        of Schlumberger Technology Corporation, a Texas corporation, on behalf of said corporation.

Notary Public, State of Texas

SMITH

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on this 11th day of April, 2013, by                               ,                                        of Smith International, Inc., a Delaware corporation, on behalf of said corporation.

Notary Public, State of Texas

M-I

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on this 11th day of April, 2013, by                               ,                                        of M-I L.L.C., a Delaware limited liability company, on behalf of said limited liability company.

Notary Public, State of Texas

[Schlumberger Notary Page to Memorandum of Agreement]

APPENDIX I - A

ATTACHED TO AND MADE A PART OF THAT CERTAIN MEMORANDUM BY AND BETWEEN FOREST OIL CORPORATION, STC EAGLEVILLE LLC, SCHLUMBERGER TECHNOLOGY CORPORATION, SMITH INTERNATIONAL, INC., AND M-I L.L.C.

PROGRAM AREA

Appendix I-A-1

APPENDIX I - B

ATTACHED TO AND MADE A PART OF THAT CERTAIN MEMORANDUM BY AND BETWEEN FOREST OIL CORPORATION, STC EAGLEVILLE LLC, SCHLUMBERGER TECHNOLOGY CORPORATION, SMITH INTERNATIONAL, INC., AND M-I L.L.C.

LEASES

[See attached]

Appendix I-B-1

APPENDIX I - C

ATTACHED TO AND MADE A PART OF THAT CERTAIN MEMORANDUM BY AND BETWEEN FOREST OIL CORPORATION, STC EAGLEVILLE LLC, SCHLUMBERGER TECHNOLOGY CORPORATION, SMITH INTERNATIONAL, INC., AND M-I L.L.C.

WELLS

WELL NAME	SPUD DATE	API NO.	COUNTY	STATE	WORKING INTEREST (DECIMAL PERCENT)	NET INTEREST (DECIMAL PERCENT)

Colwell-Rawls 02 01H	11/28/2012	42-177-32769	Gonzales	Texas	1.0000000	0.7500000
Colwell-Cook 02 01H	12/2/2012	42-177-32776	Gonzales	Texas	1.0000000	0.7500000
Colwell-Rawls 01 01H	12/5/2012	42-177-32769	Gonzales	Texas	1.0000000	0.7500000
Colwell-Cook 01 01H	12/7/2012	42-177-32273	Gonzales	Texas	1.0000000	0.7500000
Tinsley-Cook 01 01H	1/28/2013	42-177-32816	Gonzales	Texas	1.0000000	0.7500000
Tinsley-Cook 02 01H	2/5/2013	42-177-32817	Gonzales	Texas	1.0000000	0.7500000
Manford Ranch-Chandler 1-1H	2/27/2013	42-177-32869	Gonzales	Texas	1.0000000	0.7500000
Manford Ranch-Chandler 2-1H	3/5/2013	42-177-32870	Gonzales	Texas	1.0000000	0.7500000
Manford Ranch-Henry 1-1H	2/23/2013	42-177-32874	Gonzales	Texas	1.0000000	0.7500000
Manford Ranch-Henry 2-1H	3/3/2013	42-177-32873	Gonzales	Texas	1.0000000	0.7500000
Bouldin-Manford 01H	3/24/2013	42-177-32838	Gonzales	Texas	1.0000000	0.7500000
						TOTAL

Appendix I-C-1

APPENDIX II

ATTACHED TO AND MADE A PART OF THAT CERTAIN MEMORANDUM BY AND BETWEEN FOREST OIL CORPORATION, STC EAGLEVILLE LLC, SCHLUMBERGER TECHNOLOGY CORPORATION, SMITH INTERNATIONAL, INC., AND M-I L.L.C.

AMI AREA

Notes:

SBU Leases denotes the leases detailed in Appendix I-B of this Memorandum.

AMI Outline denotes the outer boundary of the AMI. For the avoidance of doubt, any leasehold that is partially included in the above AMI Outline will, in its entirety, be included in the AMI.

Appendix II-1